UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MDU Resources Group, Inc.

(Name of Registrant as Specified In Its Charter)

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1200 West Century Avenue	Terry D. Hildestad
President and
Chief Executive Officer
Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000

March 11, 2011
To Our Stockholders:

Please join us for the 2011 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 26, 2011, at 11:00 a.m., Central Daylight Saving Time, at 909 Airport Road, Bismarck, North Dakota.

The formal matters are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We also will have a brief report on current matters of interest. Lunch will be served following the meeting.

We were pleased with the stockholder response for the 2010 Annual Meeting at which 88.30 percent of the common stock was represented in person or by proxy. We hope for an even greater representation at the 2011 meeting.

You may vote your shares by telephone, by the Internet, or by returning the enclosed proxy card. Representation of your shares at the meeting is very important. We urge you to submit your proxy promptly.

Brokers may not vote your shares on four of the five matters to be presented if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead, (1) call (701) 530-1000 to request an admission ticket(s), (2) bring a statement from their bank or broker showing proof of stock ownership as of February 25, 2011 to the annual meeting, and (3) present their admission ticket(s) and photo identification, such as a driver’s license. Directions to the meeting will be included with your admission ticket.

I hope you will find it possible to attend the meeting.

Sincerely yours,

Terry D. Hildestad

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

MDU RESOURCES GROUP, INC.
1200 West Century Avenue

Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on April 26, 2011

The 2011 Notice of Annual Meeting and Proxy Statement and 2010 Annual Report
to Stockholders are available at www.mdu.com/proxymaterials.

March 11, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota, on Tuesday, April 26, 2011, at 11:00 a.m., Central Daylight Saving Time, for the following purposes:

(1)	Election of ten directors nominated by the board of directors for one-year terms;

(2)	Approval of the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for purposes of Internal Revenue Code Section 162(m);

(3)	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent auditors for 2011;

(4)	Advisory vote to approve the compensation paid to the company’s named executive officers;

(5)	Advisory vote on frequency of vote to approve the compensation paid to the company’s named executive officers; and

(6)	Transaction of any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The board of directors has set the close of business on February 25, 2011 as the record date for the determination of common stockholders who will be entitled to notice of, and to vote at, the meeting.

All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. Registered stockholders will receive a request for admission ticket(s) with their proxy card that can be completed and returned to us postage-free. Stockholders whose shares are held in the name of a bank or broker will not receive a request for admission ticket(s). They should, instead, (1) call (701) 530-1000 to request an admission ticket(s), (2) bring a statement from their bank or broker showing proof of stock ownership as of February 25, 2011 to the annual meeting, and (3) present their admission ticket(s) and photo identification, such as a driver’s license. Directions to the meeting will be included with your admission ticket. We look forward to seeing you.

By order of the Board of Directors,

Paul K. Sandness Secretary

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Page

Notice of Annual Meeting of Stockholders

Proxy Statement	1

Voting Information	1

Item 1. Election of Directors	3

Director Nominees	3

Item 2. Approval of the Material Terms of the Performance Goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for Purposes of Internal Revenue Code Section 162(m)	9

Item 3. Ratification of Independent Auditors	17

Accounting and Auditing Matters	18

Item 4. Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	19

Item 5. Advisory Vote on Frequency of Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	19

Executive Compensation	21

Compensation Discussion and Analysis	21

Compensation Committee Report	34

Summary Compensation Table for 2010	35

Grants of Plan-Based Awards in 2010	37

Outstanding Equity Awards at Fiscal Year-End 2010	40

Option Exercises and Stock Vested during 2010	40

Pension Benefits for 2010	41

Nonqualified Deferred Compensation for 2010	44

Potential Payments upon Termination or Change of Control	45

Director Compensation for 2010	54

Information Concerning Executive Officers	57

Security Ownership	58

Related Person Transaction Disclosure	59

Corporate Governance	59

Section 16(a) Beneficial Ownership Reporting Compliance	65

Other Business	65

Shared Address Stockholders	66

2012 Annual Meeting of Stockholders	66

Exhibit A – MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan	A-1

Exhibit B – List of Companies that Participated in the Compensation Surveys and Companies Included in the Equilar Information	B-1

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT

The board of directors of MDU Resources Group, Inc. is furnishing this proxy statement beginning March 11, 2011 to solicit your proxy for use at our annual meeting of stockholders on April 26, 2011.

We will pay the cost of soliciting your proxy and reimburse brokers and others for forwarding proxy material to you. Georgeson Inc. additionally will solicit proxies for approximately $8,000 plus out-of-pocket expenses.

The Securities and Exchange Commission’s e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders as an alternative to mailing full sets of proxy materials except upon request. For 2011, we have elected to use the Securities and Exchange Commission’s full set delivery option, which means that while we are posting our proxy materials online, we are also mailing a full set of our proxy materials to our stockholders. We believe that mailing a full set of proxy materials will help ensure that a majority of outstanding shares of our common stock are present in person or represented by proxy at our meeting. We also hope to help maximize stockholder participation. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a full set of proxy materials in the mail for this year’s annual meeting. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

VOTING INFORMATION

Who may vote? You may vote if you owned shares of our common stock at the close of business on February 25, 2011. You may vote each share that you owned on that date on each matter presented at the meeting. As of February 25, 2011, we had 188,793,564 shares of common stock outstanding entitled to one vote per share.

What am I voting on? You are voting on:

•	election of ten directors nominated by the board of directors for one-year terms

•	approval of the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for purposes of Internal Revenue Code Section 162(m)

•	ratification of the appointment of Deloitte & Touche LLP as the company’s independent auditors for 2011

•	advisory vote to approve the compensation paid to the company’s named executive officers

•	advisory vote on frequency of vote to approve the compensation paid to the company’s named executive officers and

•	any other business that is properly brought before the meeting.

What vote is required to pass an item of business? A majority of our outstanding shares of common stock entitled to vote must be present in person or represented by proxy to hold the meeting.

If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on items 1, 2, 4, and 5 if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

MDU Resources Group, Inc. Proxy Statement	1

Proxy Statement

Item 1 – Election of Directors
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.

Our policy on majority voting for directors and our corporate governance guidelines require any nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.

Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.

Item 2 – Approval of the Material Terms of the Performance Goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for Purposes of Internal Revenue Code Section 162(m)
For purposes of Internal Revenue Code Section 162(m), approval requires a majority of votes cast to be in favor of approval. Abstentions will not count as votes cast for purposes of Internal Revenue Code approval. Approval for purposes of Delaware law requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the item. Under the Delaware voting standard, abstentions will count as votes “against” the item. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote for purposes of Internal Revenue Code approval or under the Delaware voting standard.

Item 3 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for 2011
Approval of Item 3 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes “against” the proposal.

Item 4 – Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers
Approval of Item 4 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the item. Abstentions will count as votes “against” the item. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

Item 5 – Advisory Vote on Frequency of Vote to Approve the Compensation Paid to the Company’s Named Executive Officers
Under Delaware law, the frequency of every year, every two years, or every three years that receives the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be the frequency for the advisory vote on executive compensation that has been recommended by our stockholders. Abstentions will count as votes against any frequency. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors, “for” items 2, 3, and 4 and for “1 year” in item 5.

How do I vote? There are three ways to vote by proxy:

•	by calling the toll free telephone number on the enclosed proxy card

•	by using the Internet as described on the enclosed proxy card or

•	by returning the enclosed proxy card in the envelope provided.

You may be able to vote by telephone or the Internet if your shares are held in the name of a bank or broker. Follow their instructions.

2	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Can I revoke my proxy? Yes. You can revoke your proxy by:

•	filing written revocation with the corporate secretary before the meeting

•	filing a proxy bearing a later date with the corporate secretary before the meeting or

•	revoking your proxy at the meeting and voting in person.

ITEM 1. ELECTION OF DIRECTORS

All nominees for director are nominated to serve one-year terms, until the annual meeting of stockholders in 2012 and until their respective successors are elected and qualified, or until their earlier resignation, removal from office, or death.

We have provided information below about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, business experience, and service on other boards of directors, including any other directorships held during the past five years. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he or she should serve as a director of MDU Resources Group, Inc. at the time we file our proxy statement, in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of ours.

Director Nominees

Thomas Everist	Director Since 1995
Age 61	Compensation Committee

Mr. Everist has served as president and chairman of The Everist Company, Sioux Falls, South Dakota, an aggregate, concrete, and asphalt production company, since April 15, 2002. He has been a managing member of South Maryland Creek Ranch, LLC, a land development company, since June 2006, and president of SMCR, Inc., an investment company, since June 2006. He was previously president and chairman of L.G. Everist, Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 15, 2002. He held a number of positions in the aggregate and construction industries prior to assuming his current position with The Everist Company. He is a director of Showplace Wood Products, Sioux Falls, South Dakota, a custom cabinets manufacturer, and has been a director of Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, flow controls, and engineered films since 1996, and its chairman of the board since April 1, 2009. Mr. Everist has been a director of Genetics Squared, Inc. (Everist Geonomics, Inc.), Ann Arbor, Michigan, which provides solutions for personalized medicines, since May 2002, and has been a director of Angiologix Inc., Mountain View, California, a medical diagnostic device company, since July 2010.

Mr. Everist attended Stanford University where he received a bachelor’s degree in mechanical engineering and a master’s degree in construction management. He is active in the Sioux Falls community and currently serves as a director on the Sanford Health Foundation, a non-profit charitable health services organization. From July 2001 to June 2006, he served on the South Dakota Investment Council, the state agency responsible for prudently investing state funds.

The board concluded that Mr. Everist should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of MDU Resources Group, Inc.’s earnings is derived from its construction services and aggregate mining businesses. Mr. Everist has considerable business experience in this area, with more than 37 years in the aggregate and construction materials industry. He has also demonstrated success in his business and leadership skills, serving as president and chairman of his companies for over 23 years. We value other public company board service. Mr. Everist has experience serving as a director and now chairman of another public company, which enhances his contributions to our board. His leadership skills and experience with his own companies and on other boards enable him to be an effective board member and compensation committee chairman. Mr. Everist is our longest serving board member, providing 16 years of board experience as well as extensive knowledge of our business.

MDU Resources Group, Inc. Proxy Statement	3

Proxy Statement

Karen B. Fagg	Director Since 2005
Age 57	Nominating and Governance Committee Compensation Committee

Ms. Fagg has served as vice president of DOWL LLC, d/b/a DOWL HKM, an engineering and design firm, since April 2008. Ms. Fagg was president from April 1, 1995 through March 2008, and chairman and majority owner from June 2000 through March 2008 of HKM Engineering, Inc., Billings, Montana, an engineering and physical science services firm. HKM Engineering, Inc. merged with DOWL LLC on April 1, 2008. Ms. Fagg was employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988 and from 1993 to April 1995. She served as vice president of operations and corporate development director. From 1989 through 1992, Ms. Fagg served a four-year term as director of the Montana Department of Natural Resources and Conservation, Helena, Montana, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; regulating oil and gas exploration and production; and administering several grant and loan programs.

Ms. Fagg has a bachelor’s degree in mathematics from Carroll College in Helena, Montana. She served on the board for St. Vincent’s Healthcare from October 2003 until October 2009, including a term as board chair and on the board of Deaconess Billings Clinic Health System from 1994 to 2002. She is a member of the Board of Trustees of Carroll College, chairman of the board of advisors of the Charles M. Bair Family Trust, and a member of the board of directors of the Billings Chamber of Commerce. She is also a member of the Montana State University Engineering Advisory Council, whose responsibilities include evaluating the mission and goals of the College of Engineering and assisting in the development and implementation of the college’s strategic plan. From 2002 through 2006, she served on the Montana Board of Investments, the state agency responsible for prudently investing state funds. From 2001 to 2005, she served on the board of Montana State University’s Advanced Technology Park. From 1998 to 2007, she served on the ZooMontana Board and as vice chair from 2005 to 2006.

The board concluded that Ms. Fagg should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Construction and engineering, energy, and the responsible development of natural resources are all important aspects of our business. Ms. Fagg has business experience in all these areas, including 16 years of construction and engineering experience at DOWL HKM and its predecessor, HKM Engineering, Inc., where she has served as vice president, president, and chairman. Ms. Fagg has also had 14 years of experience in energy research and development at MSE, Inc., where she served as vice president of operations and corporate development director, and four years focusing on stewardship of natural resources as director of the Montana Department of Natural Resources and Conservation. In addition to her industry experience, Ms. Fagg brings to our board 13 years of business leadership and management experience as president and chairman of her own company, as well as knowledge and experience acquired through her service on a number of Montana state and community boards.

Terry D. Hildestad	Director Since 2006
Age 61	President and Chief Executive Officer

Mr. Hildestad was elected president and chief executive officer and a director of the company effective August 17, 2006. He had served as president and chief operating officer from May 1, 2005 until August 17, 2006. Prior to that, he served as president and chief executive officer of our subsidiary, Knife River Corporation, from 1993 until May 1, 2005. He began his career with the company in 1974 at Knife River Corporation, where he served in several operating positions before becoming its president. He additionally serves as an executive officer and as chairman of the company’s principal subsidiaries and of the managing committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co.

Mr. Hildestad has a bachelor’s degree from Dickinson State University and has completed the Advanced Management Program at Harvard School of Business. Mr. Hildestad is a member of the U.S. Bancorp Western North Dakota Advisory Board of Directors.

The board concluded that Mr. Hildestad should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. As chief executive officer of MDU Resources Group, Inc., Mr. Hildestad is the only officer of the company to sit on our board, consistent with our past practice. With over 36 years of significant, hands-on experience at our company, Mr. Hildestad has a deep knowledge and understanding of MDU Resources Group, Inc., its operating companies and its lines of business. Mr. Hildestad has demonstrated his leadership abilities and his commitment to our company since he was elected president and chief executive officer and a director in 2006 and prior to that time through his long service as chief operating officer of the company and as president and chief executive officer at Knife River Corporation, our construction materials and contracting subsidiary. The board also believes that Mr. Hildestad’s leadership abilities, integrity, values, and good judgment make him well-suited to serve on our board, particularly in this challenging economic environment.

4	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

A. Bart Holaday	Director Since 2008
Age 68	Audit Committee Nominating and Governance Committee

Mr. Holaday headed the Private Markets Group of UBS Asset Management and its predecessor entities for 15 years prior to his retirement in 2001, during which time he managed more than $19 billion in investments. Prior to that he was vice president and principal of the InnoVen Venture Capital Group, a venture capital investment firm. He was founder and president of Tenax Oil and Gas Corporation, an onshore Gulf Coast exploration and production company, from 1980 through 1982. He has four years of senior management experience with Gulf Oil Corporation, a global energy and petrochemical company, and eight years of senior management experience with the federal government, including the Department of Defense, Department of the Interior, and the Federal Energy Administration. He is currently the president and owner of Dakota Renewable Energy Fund, LLC, which invests in small companies in North Dakota. He is a member of the investment advisory board of Commons Capital LLC, a venture capital firm; a member of the board of directors of Adams Street Partners, LLC, a private equity investment firm; Alerus Financial, a financial services company; Jamestown College; the United States Air Force Academy Endowment (chairman); the Falcon Foundation (director and former vice president), which provides scholarships to Air Force Academy applicants; the Center for Innovation Foundation at the University of North Dakota (chairman and trustee) and the University of North Dakota Foundation; and is chairman and CEO of the Dakota Foundation. He is a past member of the board of directors of the National Venture Capital Association, Walden University, and the U.S. Securities and Exchange Commission advisory committee on the regulation of capital markets.

Mr. Holaday has a bachelor’s degree in engineering sciences from the U.S. Air Force Academy. He was a Rhodes Scholar, earning a bachelor’s degree and a master’s degree in politics, philosophy, and economics from Oxford University. He also earned a law degree from George Washington Law School and is a Chartered Financial Analyst. In 2005, he was awarded an honorary Doctor of Letters from the University of North Dakota.

The board concluded that Mr. Holaday should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. MDU Resources Group, Inc. has significant operations in the natural gas and oil industry where Mr. Holaday has knowledge and experience. He founded and served as president of Tenax Oil and Gas Corporation. He has four years experience in senior management with Gulf Oil Corporation and 15 years of experience managing private equity investments, including investments in oil and gas, as the head of the Private Markets Group of UBS Asset Management and its predecessor organizations. This business experience demonstrates his leadership skills and success in the oil and gas industry. Mr. Holaday brings to the board his extensive finance and investment experience as well as his business development skills acquired through his work at UBS Asset Management, Tenax Oil and Gas Corporation, Gulf Oil Corporation, and several private equity investment firms. This will enhance the knowledge of the board and provide useful insights to management in connection not only with our natural gas and oil business, but with all of our businesses.

Dennis W. Johnson	Director Since 2001
Age 61	Audit Committee

Mr. Johnson is chairman, chief executive officer and president of TMI Corporation, and chairman and chief executive officer of TMI Systems Design Corporation, TMI Transport Corporation, and TMI Storage Systems Corporation, all of Dickinson, North Dakota, manufacturers of casework and architectural woodwork. He has been employed at TMI since 1974 serving as president or chief executive officer since 1982 and has been the majority stockholder since 1985. Mr. Johnson is serving his tenth year as president of the Dickinson City Commission. He previously was a director of the Federal Reserve Bank of Minneapolis. He is a past member and chairman of the Theodore Roosevelt Medora Foundation.

Mr. Johnson has a bachelor of science degree in electrical and electronics engineering, as well as a master of science degree in industrial engineering from North Dakota State University. He has served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chairperson), the Decorative Laminate Products Association, the North Dakota Technology Corporation, St. Joseph Hospital Life Care Foundation, St. John Evangelical Lutheran Church, Dickinson State University Foundation, the executive operations committee of the University of Mary Harold Schafer Leadership Center, the Dickinson United Way, and the business advisory council of the Steffes Corporation, a metal manufacturing and engineering firm. He also served on North Dakota Governor Sinner’s Education Action Commission, the North Dakota Job Service Advisory Council, the North Dakota State University President’s Advisory Council, North Dakota Governor Schafer’s Transition Team, and chaired North Dakota Governor Hoeven’s Transition Team.

MDU Resources Group, Inc. Proxy Statement	5

Proxy Statement

He has received numerous awards including the 1991 Regional Small Business Person of the Year Award and the Greater North Dakotan Award.

The board concluded that Mr. Johnson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Johnson has over 28 years of experience in business management, manufacturing, and finance, and has demonstrated his success in these areas, through his positions as chairman, president, and chief executive officer of TMI, as well as through his prior service as a director of the Federal Reserve Bank of Minneapolis. His finance experience and leadership skills enable him to make valuable contributions to our audit committee, which he has chaired for seven years. As a result of his service on a number of state and local organizations in North Dakota, Mr. Johnson has significant knowledge of local, state, and regional issues involving North Dakota, a state where we have significant operations and assets.

Thomas C. Knudson	Director Since 2008
Age 64	Compensation Committee

Mr. Knudson has been president of Tom Knudson Interests, LLC, since its formation on January 14, 2004. Tom Knudson Interests, LLC, provides consulting services in energy, sustainable development, and leadership. Mr. Knudson began employment with Conoco Oil Company (Conoco) in May 1975 and retired in 2004 from Conoco’s successor, ConocoPhillips, as senior vice president of human resources and government affairs and communications. Mr. Knudson served as a member of ConocoPhillips’ management committee. His diverse career at Conoco and ConocoPhillips included engineering, operations, business development, and commercial assignments. He was the founding chairman of the Business Council for Sustainable Development in both the United States and the United Kingdom. He has been a director of Bristow Group Inc. since June 2004 and its chairman of the board of directors since August 2006, and was a director of Natco Group Inc. from April 2005 to November 2009 and Williams Partners LP from November 2005 to September 2007. Bristow Group Inc. is a leading provider of helicopter services to the offshore oil industry. Natco Group Inc. is a leading manufacturer of oil and gas processing equipment. Williams Partners LP owns natural gas gathering, transportation, processing, and treating assets, and also has natural gas liquids fractionating and storage assets.

Mr. Knudson has a bachelor’s degree in aerospace engineering from the U.S. Naval Academy and a master’s degree in aerospace engineering from the U.S. Naval Postgraduate School. He served as a naval aviator, flying combat missions in Vietnam, and was a lieutenant commander in 1974 when he was honorably discharged. Mr. Knudson has served on the boards of a number of petroleum industry associations, Covenant House Texas, The Houston Museum of Natural Science, and Alpha USA/Houston. He has served as an adjunct professor at the Jones Graduate School of Management at Rice University.

The board concluded that Mr. Knudson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of our earnings is derived from natural gas and oil production and the transportation, storage, and gathering of natural gas. Mr. Knudson has extensive knowledge and experience in this industry as a result of his prior employment with Conoco and ConocoPhillips, as well as through his service on the boards of Natco Group Inc. and Williams Partners LP. Mr. Knudson has a broad background in engineering, operations, and business development, as well as service on the management committee at Conoco and ConocoPhillips, which bring additional experience and perspective to our board. His service as senior vice president of human resources at ConocoPhillips makes him an excellent fit for our compensation committee. Sustainable business development is also an important aspect of our business, and Mr. Knudson, as the founding chairman of the Business Council for Sustainable Development, brings to our board significant experience and knowledge in this area. Mr. Knudson also has significant knowledge of local, state, and regional issues involving Texas, a state where we have important operations and assets.

Richard H. Lewis	Director Since 2005
Age 61	Audit Committee Nominating and Governance Committee

Mr. Lewis has been the managing general partner of Brakemaka LLLP, a private investment partnership for managing family investments, and president of the Lewis Family Foundation since August 2004. Mr. Lewis serves as chairman of the board of Entre Pure Industries, Inc., a privately held company involved in the purified water and ice business. He serves as a director of Colorado State Bank and Trust and on the senior advisory board of TPH Partners, L.P., a private equity fund with an energy-only focus. Mr. Lewis founded Prima Energy Corporation, a natural gas and oil exploration and production company in 1980, and served as chairman and chief executive officer of the company until its sale in July 2004. During his

6	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

tenure, Prima Energy was named to Forbes Magazine’s 200 Best Small Companies in America list seven times and was ranked the No. 1 Colorado public company for the decade of the 1990s in terms of market return. Mr. Lewis represented natural gas producers on a panel that studied electric restructuring in Colorado and has testified before Congressional committees on industry matters. He worked in private practice as a certified public accountant for eight years prior to founding Prima Energy.

Mr. Lewis has a bachelor’s degree in finance and accounting from the University of Colorado. He served as a board member on the Colorado Oil and Gas Association from November 1999 to November 2009, including a term as its president. In 2000, Mr. Lewis was inducted into the Ernst & Young Entrepreneur of the Year Hall of Fame and in 2004 was inducted into the Rocky Mountain Oil and Gas Hall of Fame. Mr. Lewis serves as the chairman of the Development Board of Colorado Uplift, a non-profit organization whose mission is to build long-term, life-changing relationships with urban youth. He also serves on the Board of Trustees of Alliance for Choice in Education, which provides scholarships to inner city youth. He has also served on the Board of Trustees of the Metro Denver YMCA, the Advisory Council to the Leeds School of Business at the University of Colorado, and as a director for the Partnership for the West.

The board concluded that Mr. Lewis should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. MDU Resources Group, Inc. derives a significant portion of its earnings from natural gas and oil production, one of our business segments. Mr. Lewis has extensive business experience, recognized excellence, and demonstrated success in this industry through almost 25 years at his company, Prima Energy Corporation, and ten years on the board of the Colorado Oil and Gas Association. In addition to his industry experience, he brings investment experience to our board through his service on the senior advisory board of TPH Partners, L.P., an energy-only private equity fund. As a certified public accountant and a director of Colorado State Bank and Trust, Mr. Lewis also contributes significant finance and accounting knowledge to our board and audit committee. Mr. Lewis also brings to the board his knowledge of local, state, and regional issues involving Colorado and the Rocky Mountain region, where we have important operations.

Patricia L. Moss	Director Since 2003
Age 57	Compensation Committee

Ms. Moss has served as the president and chief executive officer of Cascade Bancorp, a financial holding company in Bend, Oregon, since 1998, and as a director since 1993. She has served as the chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, since 1993, serving also as president from 1993 to 2003. From 1987 to 1998, Ms. Moss served as chief operating officer, chief financial officer, and corporate secretary of Cascade Bancorp. She also serves as a director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses within Oregon.

Ms. Moss graduated magna cum laude with a bachelor of science degree in business administration from Linfield College in Oregon and did master’s studies at Portland State University. She received commercial banking school certification at the ABA Commercial Banking School at the University of Oklahoma. She served as a director of the Oregon Business Council, whose mission is to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the Cascades Campus Advisory Board of the Oregon State University; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial and hardwood products, and other specialty products; the Aquila Tax Free Trust of Oregon, a mutual fund created especially for the benefit of Oregon residents; Clear Choice Health Plans Inc., a multi-state insurance company; and as a director and chair of the St. Charles Medical Center.

In August 2009, the Federal Deposit Insurance Corporation and the Oregon Division of Finance and Corporate Securities entered into a consent agreement with Bank of the Cascades that requires the bank to develop and adopt a plan to maintain the capital necessary for it to be “well-capitalized,” to improve its lending policies and its allowance for loan losses, to increase its liquidity, to retain qualified management, and to increase the participation of its board of directors in the affairs of the bank. In October 2009, the bank’s parent, Cascade Bancorp, entered into a written agreement with the Federal Reserve Bank of San Francisco and the Oregon Division relating largely to improving the financial condition of Cascade Bancorp and the Bank of the Cascades. Cascade Bancorp completed a sale of common stock in January 2011 to private investors that raised sufficient capital to meet the agreement requirements.

The board concluded that Ms. Moss should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. A significant portion of MDU Resources Group, Inc.’s utility, construction services, and contracting operations are located in the Pacific Northwest. Ms. Moss has first-hand business experience and knowledge of the Pacific Northwest economy and local, state, and regional issues through her position as president, chief executive officer, and a director at Cascade Bancorp and her positions at Bank of the Cascades, where she has over 29 years of experience. Ms. Moss provides to our board her experience in finance and banking, as well as her experience in business development through her work at Cascade

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Bancorp and on the Oregon Investment Advisory Council and the Oregon Business Council. This business experience demonstrates her leadership abilities and success in the finance and banking industry. Ms. Moss is also certified as a Senior Professional in Human Resources, which makes her well-suited for our compensation committee. In deciding that Ms. Moss should be renominated as a director, the board was mindful of the consent agreement with Bank of the Cascades, but concluded that Ms. Moss brought the many skills and experiences discussed above to our board and had proved herself to be a dedicated and hard-working director.

Harry J. Pearce	Director Since 1997
Age 68	Chairman of the Board

Mr. Pearce was elected chairman of the board of the company on August 17, 2006. Prior to that, he served as lead director effective February 15, 2001 and was vice chairman of the board from November 16, 2000 until February 15, 2001. Mr. Pearce has been a director of Marriott International, Inc., a major hotel chain, since 1995. He was a director of Nortel Networks Corporation, a global telecommunications company, from January 11, 2005 to August 10, 2009, serving as chairman of the board from June 29, 2005. He retired on December 19, 2003, as chairman of Hughes Electronics Corporation, a General Motors Corporation subsidiary and provider of digital television entertainment, broadband satellite network, and global video and data broadcasting. He had served as chairman since June 1, 2001. Mr. Pearce was vice chairman and a director of General Motors Corporation, one of the world’s largest automakers, from January 1, 1996 to May 31, 2001, and was general counsel from 1987 to 1994. He served on the President’s Council on Sustainable Development and co-chaired the President’s Commission on the United States Postal Service. Prior to joining General Motors, he was a senior partner in the Pearce & Durick law firm in Bismarck, North Dakota. Mr. Pearce is a director of the United States Air Force Academy Endowment, and a member of the Advisory Board of the University of Michigan Cancer Center. He is a Fellow of the American College of Trial Lawyers and a member of the International Society of Barristers. He also serves on the Board of Trustees of Northwestern University. He has served as a chairman or director on the boards of numerous nonprofit organizations, including as chairman of the board of Visitors of the U.S. Air Force Academy, chairman of the National Defense University Foundation, and chairman of the Marrow Foundation. He currently serves as a director of the National Bone Marrow Transplant Link and New York Marrow Foundation. Mr. Pearce received a bachelor’s degree in engineering sciences from the U.S. Air Force Academy and his law degree from Northwestern University’s School of Law.

The board concluded that Mr. Pearce should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. MDU Resources Group, Inc. values public company leadership and the experience directors gain through such leadership. Mr. Pearce is recognized nationally, as well as in the State of North Dakota, as a business leader and for his business acumen. He has multinational business management experience and proven leadership skills through his position as vice chairman at General Motors Corporation, as well as through his extensive service on the boards of large public companies, including Marriott International Inc.; Hughes Electronics Corporation, where he was chairman; and Nortel Networks Corporation, where he also was chairman. He also brings to our board his long experience as a practicing attorney. In addition, Mr. Pearce is focused on corporate governance issues and is the founding chair of the Chairmen’s Forum, an organization comprised of non-executive chairmen of publicly-traded companies. Participants in the Chairmen’s Forum discuss ways to enhance the accountability of corporations to owners and promote a deeper understanding of independent board leadership and effective practices of board chairmanship. The board also believes that Mr. Pearce’s values and commitment to excellence make him well-suited to serve as chairman of our board.

John K. Wilson	Director Since 2003
Age 56	Audit Committee

Mr. Wilson was president of Durham Resources, LLC, a privately held financial management company, in Omaha, Nebraska, from 1994 to December 31, 2008. He previously was president of Great Plains Energy Corp., a public utility holding company and an affiliate of Durham Resources, LLC, from 1994 to July 1, 2000. He was vice president of Great Plains Natural Gas Co., an affiliate company of Durham Resources, LLC, until July 1, 2000. The company bought Great Plains Energy Corp. and Great Plains Natural Gas Co. on July 1, 2000. Mr. Wilson also served as president of the Durham Foundation and was a director of Bridges Investment Fund, a mutual fund, and the Greater Omaha Chamber of Commerce. He is presently a director of HDR, Inc., an international architecture and engineering firm, Tetrad Corporation, a privately held investment company, both based in Omaha, and serves on the advisory board of Duncan Aviation, an aircraft service provider, headquartered in Lincoln, Nebraska. He currently serves as deputy executive director of the Robert B. Daugherty Charitable Foundation, Omaha, Nebraska, and formerly served on the advisory board of US Bank NA Omaha.

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Mr. Wilson is a certified public accountant. He received his bachelor’s degree in business administration, cum laude, from the University of Nebraska – Omaha. During his career, he was an audit manager at Peat, Marwick, Mitchell (now known as KPMG), controller for Great Plains Natural Gas Co., and chief financial officer and treasurer for all Durham Resources entities.

The board concluded that Mr. Wilson should serve as a director of MDU Resources Group, Inc., in light of our business and structure, at the time we file our proxy statement for the following reasons. Mr. Wilson has an extensive background in finance and accounting, as well as extensive experience with mergers and acquisitions, through his education and work experience at a major accounting firm and his later positions as controller and vice president of Great Plains Natural Gas Co.; president of Great Plains Energy Corp.; and president, chief financial officer, and treasurer for Durham Resources, LLC and all Durham Resources entities. The electric and natural gas utility business was our core business when our company was founded in 1924. That business now operates through four utilities: Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company. Mr. Wilson is our only non-employee director with direct experience in this area through his prior positions at Great Plains Natural Gas Co. and Great Plains Energy Corp. In addition, Mr. Wilson’s extensive finance and accounting experience make him well-suited for our audit committee.

The board of directors recommends a vote “for” each nominee.

A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.

Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.

Our policy on majority voting for directors and our corporate governance guidelines require any nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:

•	receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders and

•	acceptance of such resignation by the board of directors.

Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.

Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

ITEM 2. APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MDU RESOURCES GROUP, INC. LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

The board of directors recommends that stockholders approve the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan to preserve our ability to deduct compensation associated with future performance-based incentive awards to be made under the plan.

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our “covered employees.” A covered employee means a person specified in Section 162(m), which generally includes our chief executive officer and each of our other three most highly-compensated executive officers other than our chief financial officer.

There is, however, an exception to this limit for certain performance-based compensation, and awards made pursuant to the plan may constitute performance-based compensation not subject to the deductibility limitation of Internal Revenue Code Section 162(m). In order to continue to qualify for this exception, the stockholders must re-approve, every five years, the material terms of the performance goals of

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the plan under which compensation will be paid. Stockholders last approved these goals in 2006, and, therefore, the board is submitting the plan’s performance goals for re-approval at the 2011 annual meeting of stockholders. The board of directors has also amended the plan on November 11, 2010 and February 17, 2011, subject to approval of this item by stockholders at the annual meeting, to include the following new performance goals: safety, sustainability, capital efficiency, enterprise value, company value, asset value growth, net asset value, shareholders’ equity, dividends, oil and/or gas production (growth, value and costs) and oil and/or gas reserves (including proved, probable and possible reserves and growth, value and costs) and finding or development costs. Your vote for this item will constitute approval of the new performance goals and approval of the material terms of the performance goals for purposes of Internal Revenue Code Section 162(m).

The material terms of the performance goals are (i) eligibility and participation, (ii) the business criteria on which the performance goals are based, and (iii) maximum awards under the plan, which we describe further below.

Eligibility and Participation
 All officers and key employees of the company and our subsidiaries, including employees who are members of the board, as determined by the compensation committee, are eligible to participate in the plan. The approximate number of employees who are currently eligible to participate in the plan is 49.

Performance Goals
 The compensation committee establishes the performance goals, which will be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, capital efficiency, earnings before interest, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, shareholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios, market performance, oil and/or gas production (growth, value and costs) and oil and/or gas reserves (including proved, probable and possible reserves and growth, value and costs) and finding or development costs. Performance goals may be measured solely on a corporate, subsidiary, or business unit basis, or a combination of the foregoing. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Maximum Awards under the Plan
 Awards under the plan may be made in the form of stock, stock options, stock appreciation rights, performance units, performance shares, dividend equivalents, restricted stock, and other awards permitted under article 10 of the plan. Except as provided in the plan’s anti-dilution adjustment provisions, the per share exercise price of stock options and the grant price of stock appreciation rights granted under the plan will not be less than the fair market value of our common stock on the date of grant.

Subject to adjustment pursuant to the anti-dilution provisions in the plan, (i) the total number of shares with respect to which stock options or stock appreciation rights may be granted in any calendar year to any covered employee under Section 162(m) shall not exceed 2,250,000 shares, (ii) the total number of shares of restricted stock intended to qualify as performance-based compensation that may be granted in any calendar year to any covered employee shall not exceed 2,250,000 shares, (iii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 2,250,000 performance shares or performance units, as the case may be, (iv) the total number of shares that are intended to qualify as performance-based compensation granted pursuant to article 10 of the plan in any calendar year to any covered employee shall not exceed 2,250,000 shares, (v) the total cash award that is intended to qualify as performance-based compensation that may be paid pursuant to article 10 of the plan in any calendar year to any covered employee shall not exceed $6,000,000, and (vi) the aggregate number of dividend equivalents that are intended to qualify as performance-based compensation that a covered employee may receive in any calendar year shall not exceed $6,000,000.

The other material features of the plan are described below, and the complete text of the plan is attached to this proxy statement as Exhibit “A.”

Purpose of the Plan
 The purpose of the plan is to promote the success and enhance the value of the company by linking the personal interests of officers and key employees to those of our stockholders and customers. The plan is further intended to provide flexibility in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operations largely depends.

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Effective Date and Duration
The plan was approved by the board of directors on February 7, 1997, and became effective upon approval by stockholders at the annual meeting on April 22, 1997. The plan will remain in effect, subject to the right of the board of directors to terminate the plan at any time, until all shares subject to the plan have been issued.

Amendment and Termination
The board may, at any time and from time to time, alter, amend, suspend, or terminate the plan in whole or in part, provided that no amendment will be made without stockholder approval if the amendment would (i) increase the total number of shares that may be issued under the plan, (ii) materially modify the requirements for participation in the plan, or (iii) materially increase the benefits accruing to participants under the plan. The board also is authorized to amend the plan and stock options granted under the plan to maintain qualification as incentive stock options within the meaning of Internal Revenue Code Section 422, if applicable.

Administration of the Plan
The plan is administered by the compensation committee or by any other committee appointed by the board of directors. Subject to the terms of the plan, the committee has full power under the plan to determine persons to receive awards, the type of awards, and their terms. The committee may amend outstanding awards subject to restrictions stated in the plan. The committee may not amend an outstanding stock option for the sole purpose of reducing the stock option’s exercise price.

Shares Subject to the Plan
When it originally became effective in 1997, the plan authorized the issuance of up to 1,200,000 shares of MDU Resources Group, Inc. common stock. In 2001, the stockholders approved an amendment to increase the number of shares that could be issued under the plan by 4,000,000 shares. On February 17, 2005, the Board of Directors amended the plan to reduce the number of shares that could be issued by 2,000,000 shares. As of February 17, 2011, after giving effect to stock splits and awards pursuant to the plan, 5,686,140 shares remain available for issuance under the plan, excluding 764,835 outstanding target level performance share awards granted in 2009, 2010, and 2011.

Shares underlying lapsed or forfeited restricted stock awards are not treated as having been issued under the plan. Shares withheld from a restricted stock award to satisfy tax withholding obligations are counted as shares issued under the plan. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash, or otherwise settled without the delivery of shares are not treated as having been issued under the plan. Shares that are withheld to satisfy the exercise price of a stock option or tax withholding obligations related to a stock option, stock appreciation right, or other award under which the shares withheld have not yet been issued are not treated as having been issued under the plan.

Shares issued under the plan may be authorized but unissued shares of common stock, treasury stock, or shares purchased on the open market. The last reported sale price of a share of our common stock on the New York Stock Exchange on February 17, 2011 was $21.42.

In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the committee will cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the plan, (ii) in the individual limitations set forth in the plan, and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the stock option exercise price, base value, or other price of shares subject to outstanding awards, any performance goals relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii), and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of shares subject to any award will always be rounded down to a whole number when adjustments are made pursuant to these provisions of the plan. Adjustments made by the committee pursuant to these provisions are final, binding, and conclusive.

Types of Awards under the Plan
Following is a general description of the types of awards that the compensation committee may make under the plan. The compensation committee will determine the terms and conditions of awards on a grant-by-grant basis, subject to limitations contained in the plan.

Stock Options. The committee may grant incentive stock options and nonqualified stock options. Except as provided in the plan’s anti-dilution adjustment provisions, the exercise price for each such award shall be not less than the average of the high and low sale prices of our common stock on the date of grant. Stock options shall expire at such times and shall have such other terms and conditions as the committee may determine at the time of grant, provided, however, that no incentive stock option shall be exercisable later than the tenth anniversary of its date of grant. Dividend equivalents may also be granted.

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Proxy Statement

The stock option exercise price is payable in cash, in shares of our common stock having a fair market value equal to the exercise price, by share withholding, cashless exercise or any combination of the foregoing.

Stock Appreciation Rights. The committee may grant stock appreciation rights with such terms and conditions as the committee may determine. Stock appreciation rights may be in the form of freestanding stock appreciation rights or tandem stock appreciation rights. Except as provided in the plan’s anti-dilution adjustment provisions, the base value of a freestanding stock appreciation right shall be equal to the average of the high and low sale prices of a share of our common stock on the date of grant. The base value of a tandem stock appreciation right shall be equal to the stock option exercise price of the related stock option.

Freestanding stock appreciation rights may be exercised upon such terms and conditions as are imposed by the committee and as set forth in the stock appreciation right award agreement. A tandem stock appreciation right may be exercised only with respect to the shares of our common stock for which its related stock option is exercisable.

Upon exercise of a stock appreciation right, a participant will receive the product of the excess of the fair market value of a share of our common stock on the date of exercise over the base value multiplied by the number of shares with respect to which the stock appreciation right is exercised, subject to satisfaction of applicable tax withholding. Payment due to the participant upon exercise may be made in cash, in shares of our common stock having a fair market value equal to such cash amount, or in a combination of cash and shares, as determined by the Committee.

Restricted Stock. Restricted stock may be granted in such amounts and subject to such terms and conditions as determined by the committee, including time-based or performance-based vesting restrictions. The committee may establish performance goals, as described above, for restricted stock.

Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the committee’s right to determine otherwise at the time of grant, will receive regular cash dividends. All other distributions paid with respect to the restricted stock will be credited subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Performance Units and Performance Shares. Performance units and performance shares may be granted in the amounts and subject to such terms and conditions as determined by the committee. The committee will set performance goals, which, depending on the extent to which they are met during the performance periods established by the committee, will determine the number and/or value of performance units/shares that will be paid out to participants. Dividend equivalents may also be granted.

Participants will receive payment of the value of performance units/shares earned after the end of the performance period. Payment of performance units/shares will be made in cash and/or shares of common stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the committee determines. Shares may be granted subject to any restrictions deemed appropriate by the committee.

Other Awards. The committee may make other awards which may include, without limitation, the grant of shares of common stock based upon attainment of performance goals established by the committee as described above, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, and the payment of shares in lieu of cash under our other incentive or bonus programs.

Minimum Vesting Requirements
 Under the plan, the minimum vesting period for full value awards, which are awards other than stock options and stock appreciation rights, that have no performance-based vesting characteristics is three years. Vesting may occur ratably each month, quarter, or anniversary of the grant date. The minimum vesting period for full value awards with performance-based vesting characteristics is one year. The committee does not have discretion to accelerate vesting of full value awards except in the event of a change in control of the company or similar transaction, or the death, disability, or termination of employment of a participant. The committee may grant a “de minimis” number of full value awards that have a shorter vesting period. For this purpose, “de minimis” means 331,279 shares, which was five percent of the total number of shares reserved for issuance under the plan.

Termination of Employment
Each award agreement will set forth the participant’s rights with respect to each award following termination of employment.

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Proxy Statement

Transferability
Except as otherwise determined by the committee and set forth in the award agreement and subject to the provisions of the plan, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights shall be exercisable only by the participant or the participant’s legal representative during his or her lifetime.

Change in Control
Upon a change in control, as defined below,

•	any and all stock options and stock appreciation rights granted under the plan will become immediately exercisable

•

any restriction periods and restrictions imposed on restricted stock or awards granted pursuant to article 10 of the plan, if not performance-based, will be deemed to have expired, and such restricted stock or awards will become immediately vested in full and

•

the target payout opportunity attainable under all outstanding awards of performance units, performance shares, and other awards granted pursuant to article 10 of the plan, if performance-based, will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control and will be paid out promptly in shares or cash pursuant to the terms of the award agreement, or in the absence of such designation, as the committee shall determine.

The plan defines “change in control” as the earliest to occur of:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock

•	a change in a majority of our board of directors since April 22, 1997 without the approval of a majority of the board members as of April 22, 1997, or whose election was approved by such board members

•

consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors or

•	stockholder approval of our liquidation or dissolution.

Accounting Restatements
The plan provides that if our audited financial statements are restated, the committee may, in accordance with our Guidelines for Repayment of Incentives Due to Accounting Restatements, take such actions as it deems appropriate in its sole discretion with respect to outstanding awards if the terms of such awards are directly impacted by the restatement. To the extent payment of vested, earned, or exercised awards was made within the three-year period prior to the restatement, the committee may, without limitation on its ability to take other action,

•	secure repayment of awards

•	grant additional awards

•	rescind vesting of outstanding awards and

•	cause the forfeiture of outstanding awards.

The committee may take different actions with respect to different awards and different participants, but is not obligated to take any action.

Section 409A
To the extent applicable, it is intended that the plan and any awards made under the plan comply with the requirements of Internal Revenue Code Section 409A. Any provision that would cause the plan or any award to fail to satisfy Section 409A will have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Award Information
It is not possible at this time to determine awards that will be made in the future pursuant to the plan.

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Proxy Statement

Stock Option Awards under MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan
The following table lists all stock options granted to the individuals and groups indicated below since the adoption of the plan in 1997, whether exercised, lapsed, or forfeited and sets forth the title and number of securities underlying stock option awards, the exercise prices, and expiration dates.

Name and Position	Title of Security	Number of Securities Underlying Options Granted	Exercise Price per Share ($)	Expiration Date
Terry D. Hildestad President and CEO	Common	74,520	$13.2178	2/15/11
Vernon A. Raile Executive Vice President, Treasurer and CFO	Common	46,800	$13.2178	2/15/11
Doran N. Schwartz Vice President and CFO	—	—	—	—
John G. Harp President and CEO, MDU Construction Services Group, Inc.	Common	36,000	$13.2178	4/30/01
Steven L. Bietz President and CEO, WBI Holdings, Inc.	Common	16,875	$13.2178	2/15/11
David L. Goodin President and CEO, Combined Utility Group	Common	75,937	$13.2178	2/15/11
All current executive officers	Common	65,205	$13.2178	2/15/11
as a group	Common	7,762	$16.1956	2/15/11
All current directors, who are not executive officers, as a group	—	—	—	—
Each nominee for election as a director
Thomas Everist	—	—	—	—
Karen B. Fagg	—	—	—	—
Terry D. Hildestad*	—	—	—	—
A. Bart Holaday	—	—	—	—
Dennis W. Johnson	—	—	—	—
Thomas C. Knudson	—	—	—	—
Richard H. Lewis	—	—	—	—
Patricia L. Moss	—	—	—	—
Harry J. Pearce	—	—	—	—
John K. Wilson	—	—	—	—
Each associate of such persons	—	—	—	—
Each other person who received 5% of such stock options	—	—	—	—
All employees, including all	Common	369,604	$13.2178	2/15/11
current officers who	Common	34,918	$16.1956	2/15/11
are not executive officers,	Common	15,030	$12.2778	2/15/11
as a group	Common	48,035	$13.0889	2/15/11
	Common	19,506	$11.5289	2/15/11
* Mr. Hildestad’s stock options are shown above

Federal Income Tax Consequences
The following description is a summary of material U.S. federal income tax consequences relating to stock options granted under the plan, based on applicable U.S. federal income tax laws. The description may be affected by future legislation, Internal Revenue Service rulings and regulations, or court decisions. The portions of the following description relating to our reporting and withholding obligations and ability to take a federal income tax deduction are based on the assumption that the optionholder provided services to MDU Resources Group, Inc.

The following description does not address all of the potential tax consequences of the optionholder’s participation in the plan, such as potential state or local taxes that may apply. The optionholder is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the optionholder in connection with the optionholder’s participation in the plan, including any taxes and penalties that may arise under Section 409A of the Internal Revenue Code, and neither we nor any of our affiliates have any obligation to indemnify or otherwise hold the optionholder or any beneficiary harmless from any or all of such taxes or penalties.

14	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Consequences to the Optionholder
Award. There are no federal income tax consequences to the optionholder solely by reason of the award of incentive stock options or nonqualified stock options under the plan.

Exercise. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the incentive stock option no later than three months following the termination of the optionholder’s employment with the company, or one year following a termination due to disability, and that the optionholder holds the shares acquired upon exercise of the stock option for the requisite period described below. However, such exercise may give rise to alternative minimum tax liability as discussed below.

Upon the exercise of a nonqualified stock option, the optionholder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock at the time of exercise over the total stock option exercise price. The ordinary income recognized in connection with the exercise of a nonqualified stock option will be subject to income and employment tax withholding.

The optionholder’s tax basis in the shares acquired upon exercise of a stock option will be the option exercise price plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, the optionholder recognized upon exercise of the stock option.

Disposition of Shares Acquired upon Exercise of Incentive Stock Options. The shares of common stock received pursuant to the exercise of an incentive stock option are subject to holding period rules that affect the federal income tax consequences of selling these shares. To satisfy the holding period rules applicable to shares acquired upon the exercise of an incentive stock option, unless an exception applies, you must not dispose of such shares within two years after the stock option is granted or within one year after exercise of the stock option.

•

Qualifying Disposition. If an optionholder’s disposition of shares of our common stock acquired upon exercise of an incentive stock option satisfies the holding period rules, at the time of disposition the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s basis in the shares. The optionholder’s basis in the shares will generally equal the stock option exercise price.

•

Disqualifying Disposition. If the optionholder’s disposition of shares of our common stock acquired upon the exercise of an incentive stock option does not satisfy the holding period rules, at the time of disposition the optionholder will recognize ordinary income equal to the lesser of (i) the excess of the shares’ fair market value on the date of exercise over the total stock option exercise price or (ii) the optionholder’s actual gain, i.e., the excess, if any, of the amount realized on the disposition over the total stock option exercise. If the total amount realized in the disposition of the shares exceeds the fair market value of the shares on the date of exercise, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition, i.e., if the total amount realized is less than the total stock option exercise price, the loss will be a capital loss.

Other Disposition. If an optionholder disposes of shares acquired upon exercise of a nonqualified stock option in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis, as discussed above, in the shares sold and the total amount realized upon disposition. Any such capital gain or loss, and any capital gain or loss recognized on a disqualifying disposition of shares acquired upon exercise of incentive stock options as discussed above, will be short-term or long-term depending on whether the optionholder held the shares of our common stock for more than one year from the date of exercise.

Alternative Minimum Tax. The spread between the fair market value of shares of our common stock at the time of exercise of an incentive stock option and the total option exercise price is included in alternative minimum taxable income and thus may trigger alternative minimum tax.

Consequences to the Company
There are no federal income tax consequences to the company upon award of incentive stock options or nonqualified stock options or the exercise of an incentive stock option, unless the exercise results in a disqualifying disposition.

We will be entitled to a federal income tax deduction in the amount of the ordinary income recognized by the optionholder upon exercise of a nonqualified stock option. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

MDU Resources Group, Inc. Proxy Statement	15

Proxy Statement

We will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a nonqualified stock option or by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option. We will be required to withhold income and employment taxes and pay our share of employment taxes with respect to ordinary income the optionholder recognized upon the exercise of nonqualified stock options.

Equity Compensation Plan Information
The following table includes information as of December 31, 2010, with respect to our equity compensation plans:

				(c)
	(a)			Number of securities
	Number of securities		(b)	remaining available for
	to be issued upon		Weighted average	future issuance under
	exercise of		exercise price of	equity compensation plans
	outstanding options,		outstanding options,	(excluding securities
Plan Category	warrants and rights		warrants and rights	reflected in column (a))
Equity compensation plans approved by stockholders (1)	882,142	(2)	$20.09	6,365,397	(3)(4)
Equity compensation plans not approved by stockholders (5)	228,527		13.22	2,375,474	(6)
Total	1,110,669		$18.68	8,740,871

(1)	Consists of the Non-Employee Director Long-Term Incentive Compensation Plan, the Long-Term Performance-Based Incentive Plan, and the Non-Employee Director Stock Compensation Plan.
(2)	Includes 669,685 performance shares.
(3)

In addition to being available for future issuance upon exercise of stock options, 357,757 shares under the Non-Employee Director Long-Term Incentive Compensation Plan may instead be issued in connection with stock appreciation rights, restricted stock, performance units, performance shares, or other equity-based awards, and 5,686,140 shares under the Long-Term Performance-Based Incentive Plan may instead be issued in connection with stock appreciation rights, restricted stock, performance units, performance shares, or other equity-based awards.

(4)

This amount also includes 321,500 shares available for issuance under the Non-Employee Director Stock Compensation Plan. Under this plan, in addition to a cash retainer, nonemployee directors are awarded 4,050 shares annually. A non-employee director may acquire additional shares under the plan in lieu of receiving the cash portion of the director’s retainer or fees.

(5)	Consists of the 1998 Option Award Program and the Group Genius Innovation Plan.
(6)

In addition to being available for future issuance upon exercise of stock options, 219,050 shares under the Group Genius Innovation Plan may instead be issued in connection with stock appreciation rights, restricted stock, restricted stock units, performance units, performance stock, or other equity-based awards.

The following equity compensation plans have not been approved by our stockholders.

The 1998 Option Award Program
The 1998 Option Award Program is a broad-based plan adopted by the board of directors, effective February 12, 1998. The plan permits the grant of nonqualified stock options to employees of the company and our subsidiaries. The maximum number of shares that may be issued under the plan is 3,795,330. Shares granted may be authorized but unissued shares, treasury shares, or shares purchased on the open market. Option exercise prices are equal to the market value of our shares on the date of the option grant. Optionees receive dividend equivalents on their options, with any credited dividends paid in cash to the optionee if the stock option vests, or forfeited if the stock option is forfeited. Vested stock options remain exercisable for one year following termination of employment due to death or disability and for three months following termination of employment for any other reason.

Unvested stock options are forfeited upon termination of employment. Subject to the terms and conditions of the plan, the plan’s administrative committee determines the number of shares subject to options granted to each participant and the other terms and conditions pertaining to such options, including vesting provisions. All options become immediately exercisable in the event of a change in control of the company.

In 2001, 450 options (adjusted for the three-for-two stock splits in October 2003 and July 2006) were granted to each of approximately 5,900 employees. No officers received grants. These stock options vested on February 13, 2004. As of December 31, 2010, options covering 228,527 shares of common stock were outstanding under the plan and 2,156,424 shares remained available for future grant. Options covering 1,410,379 shares had been exercised.

16	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The Group Genius Innovation Plan
The Group Genius Innovation Plan was adopted by the board of directors, effective May 17, 2001, to encourage employees to share ideas for new business directions for the company and to reward them when the idea becomes profitable. Employees of the company and our subsidiaries who are selected by the plan’s administrative committee are eligible to participate in the plan. Officers and directors are not eligible to participate. The plan permits the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance stock, and other awards. The maximum number of shares that may be issued under the plan is 223,150. Shares granted under the plan may be authorized but unissued shares, treasury shares, or shares purchased on the open market. Restricted stockholders have voting rights and, unless determined otherwise by the plan’s administrative committee, receive dividends paid on the restricted stock. Dividend equivalents payable in cash may be granted with respect to options and performance shares. The plan’s administrative committee determines the number of shares or units subject to awards, and the other terms and conditions of the awards, including vesting provisions and the effect of employment termination. Upon a change in control of the company, all options and stock appreciation rights become immediately vested and exercisable, all restricted stock becomes immediately vested, all restricted stock units become immediately vested and are paid out in cash, and target payout opportunities under all performance units, performance stock, and other awards are deemed to be fully earned, with awards denominated in stock paid out in shares and awards denominated in units paid out in cash. As of December 31, 2010, 4,100 shares of stock had been granted to 73 employees.

The board of directors believes that it is in the best interests of the company and our stockholders to receive the full income tax deduction for performance-based compensation paid under the plan. The board is therefore asking the stockholders to approve, for purposes of Section 162(m), the material terms of the performance goals as set forth above. The plan will remain in effect if the stockholders do not approve the material terms of the performance goals, and failure to obtain stockholder approval will not affect the rights of participants under the plan or under any outstanding award agreements.

The board of directors recommends a vote “for” this proposal.

For purposes of Internal Revenue Code Section 162(m), approval requires a majority of the votes cast to be in favor of approval. Abstentions will not count as votes cast for purposes of Internal Revenue Code approval. Approval for purposes of Delaware law requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the item. Under the Delaware voting standard, abstentions will count as votes “against” the item. Broker non-votes will not count as voting power present and, therefore, are not counted in the vote for purposes of Internal Revenue Code approval or under the Delaware voting standard.

ITEM 3. RATIFICATION OF INDEPENDENT AUDITORS

The audit committee at its February 2011 meeting appointed Deloitte & Touche LLP as our independent auditors for fiscal year 2011. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent auditors since fiscal year 2002.

Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2011, the audit committee will consider your vote in determining its appointment of our independent auditors for the next fiscal year. The audit committee, in appointing our independent auditors, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “for” the ratification of
Deloitte & Touche LLP as our independent auditors for 2011.

Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2011 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.

MDU Resources Group, Inc. Proxy Statement	17

Proxy Statement

In connection with the audit of our financial statements for 2011, the parties have drafted an agreement for audit committee approval that contains provisions for alternative dispute resolution. The agreement provides that disputes arising out of our engagement of Deloitte & Touche LLP are resolved through mediation or arbitration, commonly referred to as alternative dispute resolution procedures. The alternative dispute resolution provision does not have a waiver of rights to pursue punitive damages or other forms of relief not based on actual damages. The alternative dispute resolution provisions do not apply to claims by third parties, such as our stockholders or creditors.

ACCOUNTING AND AUDITING MATTERS

Fees
The following table summarizes the aggregate fees that our independent auditors, Deloitte & Touche LLP, billed or are expected to bill us for professional services rendered for 2010 and 2009:

	2010	2009*
Audit Fees(a)	$2,230,200	$2,366,154
Audit-Related Fees(b)	26,400	52,292
Tax Fees(c)	9,800	17,600
All Other Fees(d)	15,493	130,016
Total Fees(e)	$2,281,893	$2,566,062

Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	1.12%	6.10%

*	The 2009 amounts were adjusted from amounts shown in the 2010 proxy statement to reflect actual amounts.
(a)

Audit fees for 2009 and 2010 consisted of services rendered for the audit of our annual financial statements, reviews of quarterly financial statements, statutory and regulatory audits, compliance with loan covenants, reviews of financial statements for MDU Construction Services Group, Inc. and subsidiaries, agreed upon procedures associated with the annual submission of financial assurance to the North Dakota Department of Health, comfort letters to underwriters (2009 only), and work related to the filing of Form S-8 with the Securities and Exchange Commission (2009 only).

(b)	Audit-related fees for 2010 and 2009 are associated with the audit of the Intermountain Gas Company’s benefit plans and accounting research assistance.
(c)	Tax fees for 2010 include services associated with Section 199 tax credits. Tax fees for 2009 include support services associated with the Cascade Natural Gas Corporation IRS audit.
(d)

All other fees for 2010 consist of training provided by Deloitte & Touche LLP on the topic of utility taxes. All other fees for 2009 are for services provided by Deloitte FAS, LLP in connection with the review of accounting practices and procedures at one of the company’s operating locations.

(e)	Total fees reported above include out-of-pocket expenses related to the services provided of $260,000 for 2010 and $240,062 for 2009.

Pre-Approval Policy
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2010 in accordance with the pre-approval policy and procedures the audit committee adopted at its August 12, 2003 meeting. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission.

The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, Dennis W. Johnson, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services that he approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.

In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP will provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or as an exhibit thereto or may be delivered in a separate written statement.

18	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

ITEM 4. ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with recently-adopted Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), we are asking our stockholders to approve, in a separate advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. As discussed in the compensation discussion and analysis, our compensation committee and board of directors believe that our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our stockholders. Our compensation committee and board of directors also believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis if they attain specified goals.

Our overall compensation program and philosophy is built on a foundation of these guiding principles:

•	we pay for performance

•	we determine performance based on financial criteria that are important to stockholder value – earnings per share, return on invested capital, and total stockholder return relative to our peers

•	we review competitive compensation data for each named executive officer position and incorporate internal equity in the final determination of target compensation levels and

•	through our PEER4 Analysis, we compare our pay-for-performance results with the pay-for-performance results of our peers.

We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this proxy statement, including the compensation discussion and analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2010. Accordingly, the following resolution is submitted for stockholder vote at the 2011 annual meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As this is an advisory vote, the results will not be binding on the company, the board of directors, or the compensation committee and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and our board of directors, although our board and compensation committee will consider the outcome of this vote when making future compensation decisions. We will provide our stockholders with the opportunity to vote on our named executive officer compensation at our annual meetings at least once every three calendar years.

The board of directors recommends a vote “for” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.

Approval of the compensation paid to our named executive officers requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

ITEM 5. ADVISORY VOTE ON FREQUENCY OF VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with recently-adopted Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(b), we are asking our stockholders to indicate whether future advisory votes to approve the compensation paid to our named executive officers should be held every year, every two years, or every three years.

Our board of directors has determined that our stockholders should have the opportunity to vote on the compensation of our named executive officers every year. The board of directors believes that giving our stockholders the right to cast an advisory vote every year on the compensation of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders. Annual advisory votes provide the highest level of accountability and direct communication with our stockholders.

MDU Resources Group, Inc. Proxy Statement	19

Proxy Statement

By voting on this Item 5, stockholders are not approving or disapproving the board of directors’ recommendation, but rather are indicating whether they prefer an advisory vote on named executive officer compensation be held every year, every two years, or every three years. Stockholders may also abstain from voting.

As this is an advisory vote, the results will not be binding on the board of directors or the company, and the board of directors may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officer compensation at our annual meetings at least once every six calendar years.

Under rules adopted by the Securities and Exchange Commission, if a majority of the votes cast approves a particular frequency and we adopt a policy that is consistent with that frequency, we may exclude from our proxy statements in the future any stockholder proposals providing for an advisory vote or seeking future advisory votes on the compensation paid to our named executive officers or relating to the frequency of such votes, including those drafted as requests to amend our governing documents. A majority of the votes cast means that the number of votes cast for one frequency must exceed the aggregate number of votes cast for the other two frequencies. Abstentions and broker non-votes do not count as votes cast.

The board of directors recommends that an advisory vote
on compensation paid to our named executive officers be held every year.

Under Delaware law, the frequency of every year, every two years, or every three years that receives the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be the frequency for the advisory vote on executive compensation that has been recommended by our stockholders. Abstentions will count as votes against any frequency. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

20	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Introduction
In this compensation discussion and analysis, we discuss our compensation objectives, our decisions, and the reasons for our decisions relating to 2010 compensation for our named executive officers.

For 2010, our named executive officers were Terry D. Hildestad, Vernon A. Raile, Doran N. Schwartz, John G. Harp, Steven L. Bietz, and David L. Goodin. Mr. Goodin, president and chief executive officer of Montana-Dakota Utilities, Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company, which we refer to as the combined utility group, is a named executive officer for the first time. Mr. Raile retired as executive vice president, treasurer and chief financial officer on February 16, 2010, and Mr. Schwartz was promoted to vice president and chief financial officer effective February 17, 2010.

Overview of 2010 Compensation
The compensation committee and the board of directors believe our 2010 compensation program for our named executive officers directly links their compensation to our financial performance and aligns their interests with those of our stockholders. Our compensation committee and the board of directors also believe that our 2010 compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentives are designed to reward our named executive officers on both an annual and long-term basis if they attain specified goals.

Our overall compensation program and philosophy is built on a foundation of these guiding principles:

•	we pay for performance, with 55.9% to 71.4% of our named executive officers’ 2010 total target direct compensation in the form of incentives

•	we determine performance based on financial criteria that are important to stockholder value – earnings per share, return on invested capital, and total stockholder return relative to our peers

•	we review competitive compensation data for each named executive officer and incorporate internal equity in the final determination of target compensation levels and

•	through our PEER4 Analysis, we compare our pay-for-performance results with the pay-for-performance results of our peers over five-year periods.

The compensation committee regularly reviews our compensation policies and practices to ensure our compensation program is structured to pay for performance.

The compensation committee took the following actions with respect to 2010 compensation for our named executive officers:

•	froze 2010 base salaries at their 2009 levels, except for one promotion and one modest merit-based increase

•	did not increase the percentages of base salary used to establish target incentive awards, except for one promotion

•	linked more closely our corporate executives’ 2010 annual incentive awards to the achievement of our business units’ performance goals

•

capped payment with respect to the return on invested capital portion of the 2010 annual incentive awards at three out of four of our business units at 100 percent of the target incentive award, unless return on invested capital equaled or exceeded the business unit’s weighted average cost of capital

•	provided for reductions in any performance shares earned pursuant to awards granted in 2010 or thereafter, if our total stockholder return for the performance period is negative, and

•	granted no SISP increases.

MDU Resources Group, Inc. Proxy Statement	21

Proxy Statement

The compensation committee also:

•	terminated the change of control employment agreement between the company and Terry D. Hildestad, our president and chief executive officer, effective June 15, 2010, upon Mr. Hildestad’s request

•	notified each of our other executive officers with change of control employment agreements that their agreements would not be extended beyond their current expiration dates

•	imposed mandatory stock holding requirements for a portion of shares earned pursuant to long-term incentive awards granted in 2011 or thereafter and

•

amended our stock ownership policy to clarify that our executive officers are required, rather than expected, to acquire and hold company stock equal to or greater in value than a multiple of their base salaries.

We believe that our 2010 compensation program has been effective at motivating and rewarding our named executive officers in the achievement of positive results. Our earnings per share of $1.27 for 2010 demonstrates the value of our diversified business strategy. Despite lower natural gas prices and a challenging economic environment, we maintained a strong balance sheet and generated significant cash flows from operations, as well as from successful property sales.

Objectives of our Compensation Program
We structure our compensation program to help retain and reward the executive officers who we believe are critical to our long-term success. We have a written executive compensation policy for our Section 16 officers, including all our named executive officers. Our policy has the following stated objectives:

•	recruit, motivate, reward, and retain the high performing executive talent required to create superior long-term total stockholder return in comparison to our peer group

•	reward executives for short-term performance, as well as the growth in enterprise value over the long-term

•	provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate

•	ensure effective utilization and development of talent by working in concert with other management processes – for example, performance appraisal, succession planning, and management development and

•	help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking.

We pay/grant:

•

base salaries in order to provide executive officers with sufficient, regularly-paid income and attract, recruit, and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities

•	annual incentives in order to be competitive from a total remuneration standpoint and ensure focus on annual financial and operating results and

•	long-term incentives in order to be competitive from a total remuneration standpoint and ensure focus on stockholder return.

If earned, incentive compensation, which consists of annual cash incentive awards and three-year performance share awards under our Long-Term Performance-Based Incentive Plan, makes up the greatest portion of our named executive officers’ total compensation. The compensation committee believes incentive compensation that comprised approximately 55.9% to 71.4% of total target compensation for the named executive officers for 2010 is appropriate because:

•	our named executive officers are in positions to drive, and therefore bear high levels of responsibility for, our corporate performance

•	incentive compensation is more variable than base salary and dependent upon our performance

•	variable compensation helps ensure focus on the goals that are aligned with our overall strategy and

•

the interests of our named executive officers will be aligned with those of our stockholders by making a majority of the named executive officers’ target compensation contingent upon results that are beneficial to stockholders.

22	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The following table shows the allocation of total target compensation for 2010 among the individual components of base salary, annual incentive, and long-term incentive:

	% of Total
	Target	% of Total Target Compensation
	Compensation	Allocated to Incentives
	Allocated to			Annual +
Name	Base Salary (%)	Annual (%)	Long-Term (%)	Long-Term (%)
Terry D. Hildestad	28.6	28.6	42.8	71.4
Vernon A. Raile(1)	—	—	—	—
Doran N. Schwartz	44.1	21.8	34.1	55.9
John G. Harp	39.2	25.5	35.3	60.8
Steven L. Bietz	39.2	25.5	35.3	60.8
David L. Goodin	39.2	25.5	35.3	60.8

(1)	Mr. Raile retired February 16, 2010 and received no incentive awards for 2010.

In order to reward long-term growth, as well as short-term results, the compensation committee establishes incentive targets that emphasize long-term compensation as much as or more than short-term compensation for our named executive officers. The annual incentive targets for 2010 range from 45% to 100% of base salary and the long-term incentive targets range from 50% to 150% of base salary, depending on the named executive officer’s salary grade. Generally, our approach is to allocate a higher percentage of total target compensation to the long-term incentive than to the short-term incentive for our higher level executives, since they are in a better position to influence our long-term performance.

Additionally, the long-term incentive, if earned, is paid in company common stock. These awards, combined with our stock ownership policy, promote ownership of our stock by the named executive officers. The compensation committee believes that, as stockholders, the named executive officers will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term.

Role of Management
Our executive compensation policy provides for an assessment of the competitive pay levels for base salary and incentive compensation for each Section 16 officer position to be conducted at least every two years by an independent consulting firm. In 2008, the compensation committee retained Towers Watson (formerly Towers Perrin), a nationally recognized consulting firm, to perform this assessment and to assist the compensation committee in establishing competitive compensation targets for our Section 16 officers for 2009.

In May 2009, the compensation committee decided not to retain a compensation consultant for assistance with 2010 compensation. Instead, the compensation committee directed the vice president-human resources and the human resources department to prepare the competitive assessment on Section 16 officer positions for 2010. The assessment included identifying any material changes to the positions analyzed, updating competitive compensation information, gathering and analyzing relevant general and industry-specific survey data, and updating the base salary structure. The human resources department assessed competitive pay levels for base salary, total annual cash, which is base salary plus annual incentives, and total direct compensation, which is the sum of total annual cash and the expected value of long-term incentives. It compared our positions to like positions contained in general industry compensation surveys, industry-specific compensation surveys and, for our chief executive officer and chief financial officer, those positions in our performance graph peer group. Except for the Watson Wyatt Top Management Compensation Survey, the human resources department used the same surveys to construct the 2010 competitive assessment that were used to construct the 2009 competitive assessment. For the Watson Wyatt Top Management Compensation Survey, the human resources department used the 2008/2009 publication which contained more recent data than the 2007/2008 publication that was used to construct the 2009 competitive assessment. The human resources department also aged the data from the date of the surveys by 4% annualized to estimate 2010 competitive targets. To augment the analysis, Equilar was used to provide information on what public companies disclosed for comparable positions in their SEC filings. The compensation surveys and databases used by the human resources department were:

MDU Resources Group, Inc. Proxy Statement	23

Proxy Statement

				Number of
	Number of	Median		Publicly-		Median
	Companies	Number of		Traded		Revenue
	Participating	Employees		Companies		(000s)
Survey*	(#)	(#)		(#)(1)		($)
Towers Perrin’s 2008 General Industry Executive Compensation Database	973	20,000		582		5,804,000
Towers Perrin’s 2008 Energy Industry Executive Compensation Database	103	3,315		67		3,284,000
Effective Compensation, Inc.’s 2008 Oil & Gas Compensation Survey	119	140		69		247,000
Mercer’s 2008 Total Compensation Survey for the Energy Sector	262	Not reported		188		1,057,254
Watson Wyatt’s 2008/2009 Top Management Compensation Survey	2,206	–	(2)	–	(2)	–	(2)

(1)

For the Towers Perrin 2008 General Industry Executive Compensation Data, the number listed in the table is the number of companies reporting market capitalization. For the Towers Perrin 2008 Energy Industry Executive Compensation Database, the number listed in the table is the number of companies reporting three-year stockholder return.

(2)

The 2,206 organizations participating in Watson Wyatt’s 2008/2009 Top Management Compensation Survey included 297 organizations with 2,000 to 4,999 employees; 157 organizations with 5,000 to 9,999 employees; 152 organizations with 10,000 to 19,999 employees; and 173 organizations with 20,000 or more employees. Watson Wyatt did not provide a revenue breakdown or the number of publicly-traded companies participating in its survey.

*

The information in the table is based solely upon information provided by the publishers of the surveys and is not deemed filed or a part of this compensation discussion and analysis for certification purposes. For a list of companies that participated in the compensation surveys and databases and companies included in the Equilar information, see Exhibit B.

Our revenues for 2008, 2009, and 2010 were approximately $5.0 billion, $4.2 billion, and $3.9 billion, respectively.

In addition to the above compensation surveys, for the chief executive officer and chief financial officer comparisons, the human resources department used information for these positions at the following companies, which comprised our performance graph peer group in July of 2009:

•	Alliant Energy Corporation	•	OGE Energy Corp.
•	Berry Petroleum Company	•	ONEOK, Inc.
•	Black Hills Corporation	•	Quanta Services, Inc.
•	Comstock Resources, Inc.	•	Questar Corporation
•	Dycom Industries, Inc.	•	SCANA Corporation
•	EMCOR Group, Inc.	•	Southwest Gas Corporation
•	Encore Acquisition Company	•	St. Mary Land & Exploration Company
•	EQT Corporation (formerly Equitable Resources, Inc.)	•	Swift Energy Company
•	Granite Construction Inc.	•	U.S. Concrete, Inc.
•	Martin Marietta Materials, Inc.	•	Vectren Corporation
•	National Fuel Gas Co.	•	Vulcan Materials Company
•	Northwest Natural Gas Company	•	Whiting Petroleum Corporation
•	NSTAR

The chief executive officer played an important role in recommending 2010 compensation to the committee for the other named executive officers. The chief executive officer assessed the performance of the named executive officers and reviewed the relative value of the named executive officers’ positions and their salary grade classifications. He then reviewed the competitive assessment prepared by the human resources department and worked with the human resources department to prepare 2010 compensation recommendations for the compensation committee, other than for himself. The chief executive officer attended compensation committee meetings; however, he was not present during discussions regarding his compensation.

Decisions for 2010
The compensation committee, in conjunction with the board of directors, determined all compensation for each named executive officer for 2010 and set overall and individual compensation targets for the three components of compensation – base salary, annual incentive, and long-term incentive. The compensation committee made recommendations to the board of directors regarding compensation of all Section 16 officers, and the board of directors then approved the recommendations.

The compensation committee reviewed the competitive assessment and established 2010 salary grades at its August 2009 meeting. At the November 2009 meeting, it established individual base salaries, target annual incentive award levels, and target long-term incentive award levels for 2010. At the February and March 2010 meetings of the compensation committee and the board of directors, annual and long-term incentive awards were determined, along with the payouts based on performance from the recently completed performance period for prior annual and long-term awards. The compensation committee determined Mr. Schwartz’s compensation in connection with his promotion at the March 2010 meeting. The February and March 2010 meetings occurred after the release of earnings for the prior year.

24	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Salary Grades for 2010
The compensation committee determines the named executive officers’ base salaries and annual and long-term incentive targets by reference to salary grades. Each salary grade has a minimum, midpoint, and maximum annual salary level with the midpoint targeted at approximately the 50th percentile of the competitive assessment data for positions in the salary grade. The compensation committee may adjust the salary grades away from the 50th percentile in order to balance the external market data with internal equity. The salary grades also have annual and long-term incentive target levels, which are expressed as a percentage of the individual’s actual base salary. We generally place named executive officers into a salary grade based on historical classification of their positions; however, the compensation committee, at its August meeting, reviews each classification and may place a position into a different salary grade if it determines that the targeted competitive compensation for the position changes significantly or the executive’s responsibilities and/or performance warrants a different salary grade. The committee also considers, upon recommendation from the chief executive officer, a position’s relative value.

Our named executive officers’ salary grade classifications are listed below along with the 2010 base salary ranges associated with each classification:

			2010 Base Salary (000s)
			Minimum	Midpoint	Maximum
Position	Grade	Name	($)	($)	($)
President and CEO	K	Terry D. Hildestad	620	775	930
Executive Vice President, Treasurer and CFO	J	Vernon A. Raile	312	390	468
Vice President and CFO	I	Doran N. Schwartz	260	325	390
President and CEO, MDU Construction Services Group, Inc.	J	John G. Harp	312	390	468
President and CEO, combined utility group	J	David L. Goodin	312	390	468
President and CEO, WBI Holdings, Inc.	J	Steven L. Bietz	312	390	468

The executive vice president, treasurer and chief financial officer and the president and chief executive officers of MDU Construction Services Group, Inc., the combined utility group, and WBI Holdings, Inc. were assigned to salary grade “J” and were unchanged for 2010. The committee believes that from an internal equity standpoint, these positions should carry the same salary grade. When Mr. Raile, who served as our executive vice president, treasurer and chief financial officer, retired in February 2010, Mr. Schwartz was elected vice president and chief financial officer, with another officer being elected treasurer. Mr. Schwartz’s position was assigned salary grade “I,” rather than salary grade “J” because of the creation of a separate treasurer position. After reviewing the competitive analysis, the compensation committee made no changes in the base salary ranges associated with each named executive officer’s salary grade classification. The compensation committee did not reconsider the relative value of the named executive officers’ positions, except in the case of Mr. Schwartz, because of its decision to freeze base salaries and incentive target percentages.

The compensation committee determines where, within each salary grade, an individual’s base salary should be. The compensation committee believes that having a range of possible salaries within each salary grade gives the committee the flexibility to assign different salaries to individual executives within a salary grade to reflect one or more of the following:

•	executive’s performance on financial goals and on non-financial goals, including the results of the performance assessment program

•	executive’s experience, tenure, and future potential

•	position’s relative value compared to other positions within the company

•	relationship of the salary to the competitive salary market value

•	internal equity with other executives and

•	economic environment of the corporation or executive’s business unit.

Our performance assessment program rates performance of our executive officers, except for our chief executive officer, in the following areas, which help determine actual salaries within the range of salaries associated with the executive’s salary grade:

•	visionary leadership	•	leadership
•	strategic thinking	•	mentoring
•	leading with integrity	•	relationship building
•	managing customer focus	•	conflict resolution
•	financial responsibility	•	organizational savvy
•	achievement focus	•	safety
•	judgment	•	Great Place to Work®
•	planning and organization

MDU Resources Group, Inc. Proxy Statement	25

Proxy Statement

An executive’s overall performance in our performance assessment program is rated on a scale of one to five, with five as the highest rating denoting distinguished performance. An overall performance above 3.75 is considered commendable performance.

The chief executive officer assessed each named executive officer’s performance under the performance assessment program, and the compensation committee, as well as the full board of directors, assessed the chief executive officer’s performance.

The board of directors rates our chief executive officer’s performance in the following areas:

•	leadership	•	succession planning
•	integrity and values	•	human resources
•	strategic planning	•	external relations
•	financial results	•	board relations
•	communications

Our chief executive officer’s performance was rated on a scale of one to five, with five as the highest rating denoting performance well above expectations.

Base Salaries of the Named Executive Officers for 2010
In recognition of the challenging economic environment and our efforts to control costs, the compensation committee determined at its August 2009 meeting that there would be no base salary increases for 2010, except when an officer was promoted or where the performance of an officer, whose salary was at the low end of his or her salary grade, warranted an increase. As a result, 2010 base salaries for the named executive officers were frozen at their 2009 levels, except for Mr. Schwartz and Mr. Goodin.

Doran N. Schwartz
Mr. Schwartz was elected vice president and chief financial officer effective February 17, 2010. Mr. Schwartz’s base salary was set at $260,000, the minimum for salary grade “I,” effective with his election. This represented a 29.1% increase over his 2009 salary of $201,400. The committee set his 2010 salary at this level to recognize the increased levels of responsibility he assumed in his new position.

David L. Goodin
Mr. Goodin has served as president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., and Cascade Natural Gas Corporation since June 6, 2008, and as president and chief executive officer of Intermountain Gas Company since October 1, 2008. Upon recommendation of the chief executive officer, for 2010, his base salary was set at $322,000, representing an increase of 3.2% over his 2009 base salary of $312,100. The committee selected a 3.2% increase for Mr. Goodin to recognize the successful integration of the Cascade Natural Gas Corporation and Intermountain Gas Company acquisitions and because a 3.2% increase was consistent with salary increases across the combined utility group employees. Mr. Goodin’s salary increase made his salary equal to 83% of the midpoint of the salary grade for his position.

The following table shows each named executive officer’s base salary for 2009 and 2010 and the percentage change:

	Base Salary	Base Salary
	for 2009	for 2010
	(000s)	(000s)	% Change
Name	($)	($)	(%)
Terry D. Hildestad	750.0	750.0	0.0
Vernon A. Raile	450.0	450.0	0.0
Doran N. Schwartz(1)	201.4	260.0	29.1
John G. Harp	450.0	450.0	0.0
Steven L. Bietz	350.0	350.0	0.0
David L. Goodin	312.0	322.0	3.2

(1)	Elected vice president and chief financial officer effective February 17, 2010. Salary shown is not prorated.

2010 Annual Incentives

What the Performance Measures Are and Why We Chose Them
The compensation committee develops and reviews financial and other corporate performance measures to help ensure that compensation to the executives reflects the success of their respective business unit and/or the corporation, as well as the value provided to our stockholders. For Messrs. Harp, Goodin, and Bietz, the performance measures for annual incentive awards are their respective business unit’s annual return on invested capital results compared to target and their respective business unit’s allocated earnings per share results compared to target.

26	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

For the named executive officers working at MDU Resources Group, Inc., who were Messrs. Hildestad and Schwartz, prior to 2010, the compensation committee used corporate-wide return on invested capital and earnings per share, both compared to a target, as performance measures. However, effective for 2010, the compensation committee discontinued this approach and based 2010 annual incentives for MDU Resources Group, Inc. executives on the weighted average of the incentive payments made to the four business unit president and chief executive officers. The sum of these individual products determined the payment percentage of the MDU Resources Group, Inc. officers. The compensation committee’s rationale for this approach was to provide greater alignment between the MDU Resources Group, Inc. executives and the business unit executives’ annual incentive payments and performance. The new methodology requires that all business unit executives receive a maximum annual incentive payment before the MDU Resources Group, Inc. executives receive a maximum annual incentive payment.

The compensation committee believes earnings per share and return on invested capital are very good measurements in assessing a business unit’s performance from a financial standpoint. Earnings per share is a generally accepted accounting principle measurement and is a key driver of stockholder return over the long-term. Return on invested capital measures how efficiently and effectively management deploys its capital. Sustained returns on invested capital in excess of a business unit’s cost of capital create value for our stockholders.

Allocated earnings per share for a business unit is calculated by dividing that business unit’s earnings by the business unit’s portion of the total company weighted average shares outstanding. Return on invested capital for a business unit is calculated by dividing the business unit’s earnings, without regard to after tax interest expense and preferred stock dividends, by the business unit’s average capitalization for the calendar year.

The compensation committee determines the weighting of the performance measures each year based upon recommendations from the chief executive officer. The compensation committee weighted the 2010 performance measures for return on invested capital compared to targeted results and allocated earnings per share compared to targeted results each at 50%. The compensation committee believes both measures are equally important in driving stockholder value in the short term and long term.

We establish our incentive plan performance targets in connection with our annual financial planning process, where we assess the economic environment, competitive outlook, industry trends, and company specific conditions to set projections of results. The compensation committee evaluates the projected results and uses this evaluation to establish the incentive plan performance targets based upon recommendation of the chief executive officer. The compensation committee also considers annual improvement in the return on invested capital measure in establishing targets to help ensure that return on invested capital will equal or exceed the weighted average cost of capital over time. The weighted average cost of capital is a composite cost of the individual sources of funds including equity and debt used to finance a company’s assets. It is calculated by averaging the cost of debt plus the cost of equity by the proportion each represents in our capital structure. For 2010, the compensation committee chose to use the return on invested capital target approved by the board in the 2010 business plan. Furthermore, except for the combined utility group, the compensation committee imposed an additional requirement for the 2010 return on invested capital portion of the annual incentives. Results above the 2010 return on invested capital target would not generate additional annual incentive compensation for business unit executives, unless 2010 return on invested capital results met or exceeded a business unit’s weighted average cost of capital. In that case, the business unit president and chief executive officer would earn 200% of the annual incentive target attributable to the return on invested capital portion of the annual incentive.

What the Named Executive Officers’ Incentive Targets Are and Why We Chose Them

Targets
The compensation committee established the named executive officers’ annual incentive targets as a percentage of each officer’s actual 2010 base salary. Mr. Raile did not receive a 2010 annual incentive award due to his retirement.

Mr. Hildestad’s target annual incentive was 100% of his base salary. Messrs. Harp, Goodin, and Bietz’s target annual incentives were 65% of their base salaries. These incentive targets were derived in part from the competitive assessment and in part by the compensation committee’s desire, based on internal equity, to have a uniform annual incentive target for the business unit president and chief executive officer positions. Mr. Schwartz’s annual incentive target was increased from 45% to 50% of base salary effective with his promotion. His new salary grade “I” has a target annual incentive of 50% of base salary. The target percentage for the other named executive officers remained unchanged from 2008 and 2009 levels.

MDU Resources Group, Inc. Proxy Statement	27

Proxy Statement

Terry L. Hildestad and Doran N. Schwartz
As discussed above, Messrs. Hildestad and Schwartz were awarded 2010 incentives based on the weighted average of the payments made to the four business unit president and chief executive officers, with each payment weighted by the business unit’s average invested capital for 2010. The award opportunities and results for the four business units are discussed below.

As a result of the awards earned by the presidents and chief executive officers of the four business units, weighted for each business unit’s average invested capital, Messrs. Hildestad and Schwartz earned 101.7% of their target awards, resulting in a payment of $762,750 for Mr. Hildestad and $127,053 for Mr. Schwartz.

John G. Harp
The 2010 award opportunity available to Mr. Harp ranged from no payment if the results were below the 85% level to a 200% payout if:

•	the 2010 allocated earnings per share for MDU Construction Services Group, Inc. were at or above the 115% level and

•	the 2010 return on invested capital was at least equal to MDU Construction Services Group, Inc.’s 2010 weighted average cost of capital.

We set Mr. Harp’s 2010 earnings per share and return on invested capital target levels below his 2009 target levels and below the 2009 actual levels to reflect significant continued weakness in the overall construction market. MDU Construction Services Group, Inc.’s 2010 earnings per share and return on invested capital exceeded their respective 2010 targets, but Mr. Harp’s payment with respect to the return on invested capital component was limited to the target amount of $146,250 because MDU Construction Services Group, Inc.’s return on invested capital was less than its weighted average cost of capital, resulting in an overall payment of $438,750.

Steven L. Bietz
The 2010 award opportunity available to Mr. Bietz ranged from no payment if the results were below the 85% level to a 200% payout if:

•	the 2010 allocated earnings per share for WBI Holdings, Inc. were at or above the 115% level

•	the 2010 return on invested capital was at least equal to WBI Holdings, Inc.’s 2010 weighted average cost of capital and

•	the five safety goals were met.

We set Mr. Bietz’s 2010 earnings per share and return on invested capital target levels above his 2009 target levels due largely to higher anticipated oil prices. The 2010 return on invested capital target was also higher than the 2009 actual results due to reduced invested capital for 2010. However, the 2010 allocated earnings per share target was lower than 2009 actual results due to higher anticipated lease operating expenses and higher depreciation, depletion, and amortization expenses. WBI Holdings, Inc.’s 2010 earnings per share and return on invested capital exceeded their respective 2010 targets. However, payment with respect to the return on invested capital component was limited to the target amount of $113,750 because WBI Holdings, Inc.’s 2010 return on invested capital was less than its weighted average cost of capital.

Mr. Bietz also had five individual goals relating to WBI Holdings, Inc.’s safety results with each goal that was not met reducing his annual incentive award by 1%. The five individual goals were:

•	each established local safety committee will conduct 8 meetings per year, preferably 2 per quarter

•	each established local safety committee must conduct 4 site assessments per year, preferably 1 per quarter

•	report vehicle accidents and personal injuries by the end of the next business day

•	achieve the targeted vehicle accident incident rate of 2.5 or less and

•	achieve the targeted personal injury incident rate of 2.0 or less.

Two of the five 2010 safety goals were not met. The 2010 actual vehicle accident incident rate was 2.69 and the 2010 actual personal injury incident rate was 3.11. This reduced his annual incentive payment by $5,005 or 2.0%. As a result, Mr. Bietz received $245,245 as a 2010 incentive payment.

David L. Goodin
The 2010 award opportunity available to Mr. Goodin ranged from no payment if the allocated earnings per share and return on invested capital results were below the 85% level to a 200% payout if results were at or above the 115% level.

28	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

We set Mr. Goodin’s 2010 targets for allocated earnings per share and return on invested capital targets higher than his 2009 targets and higher than 2009 actual results to reflect higher projected 2010 earnings. For 2010, the combined utility group’s 2010 earnings per share and return on invested capital exceeded their respective 2010 targets. As a result, Mr. Goodin received $320,438 as a 2010 incentive payment.

Knife River Corporation
For Knife River Corporation, the 2010 award opportunity for its president and chief executive officer ranged from no payment if the results were below the 85% level to a 200% payout if:

•	the 2010 allocated earnings per share for Knife River Corporation were at or above the 115% level and

•	the 2010 return on invested capital was at least equal to Knife River Corporation’s 2010 weighted average cost of capital.

For the president and chief executive officer of Knife River Corporation, we set the 2010 allocated earnings per share and return on invested capital target levels below the 2009 target levels and below the 2009 actual results. The 2010 target levels reflect a continued downturn in construction activity and a continued shift towards public sector projects, which generally carry lower profit margins. Knife River Corporation’s 2010 results for allocated earnings per share and return on invested capital were 81.48% and 85.22% of their respective targets. These results equated to a payment of 13% of the president and chief executive officer of Knife River Corporation’s 2010 incentive target.

The following table shows the changes in our performance targets and achievements for both 2009 and 2010:

	2009 Incentive Plan Performance Targets		2009 Incentive Plan Results		2010 Incentive Plan Performance Targets		2010 Incentive Plan Results
Name	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)
Terry D. Hildestad	1.09	5.7	1.30	6.6	See table below		See table below
Doran N. Schwartz	—	—	—	—	See table below		See table below
John G. Harp(1)	3.17	10.2	3.21	10.4	2.22	6.7	3.46	9.0
Steven L. Bietz(2)	1.69	5.6	2.22	7.1	2.02	8.4	2.08	8.6
David L. Goodin(3)	—	—	—	—	1.07	6.1	1.17	6.5
Knife River Corporation
President & CEO(4)	0.52	4.3	0.68	5.3	0.54	4.6	0.44	3.9

(1)	Based on allocated earnings per share and return on invested capital for MDU Construction Services Group, Inc.

(2)	Based on allocated earnings per share and return on invested capital for WBI Holdings, Inc.

(3)	Based on allocated earnings per share and return on invested capital for the combined utility group.

(4)	Based on allocated earnings per share and return on invested capital for Knife River Corporation.

The table below lists each named executive officer’s 2010 base salary, annual incentive target percentage, incentive plan performance targets, incentive plan results, and the annual incentive earned.

	2010 Base Salary (000s) ($)	2010 Annual Incentive Target (%)	2010 Incentive Plan Performance Targets		2010 Incentive Plan Results		2010 Annual Incentive Earned (% of Target)		2010 Annual Incentive Earned (000s) ($)
Name			EPS ($)	ROIC (%)	EPS ($)	ROIC (%)	EPS ($)	ROIC (%)
Terry D. Hildestad	750.0	100	See table below		See table below		See table below		762.75
Doran N. Schwartz(1)	25.9	45	See table below		See table below		See table below		127.05
	226.5	50
John G. Harp(2)	450.0	65	2.22	6.7	3.46	9.0	200.0	100.0	438.75
Steven L. Bietz(3)	350.0	65	2.02	8.4	2.08	8.6	120.0	100.0	245.25
David L. Goodin(4)	322.0	65	1.07	6.1	1.17	6.5	162.3	143.7	320.44

(1)	Reflects the impact of Mr. Schwartz’s promotion.

(2)	Based on allocated earnings per share and return on invested capital for MDU Construction Services Group, Inc.

(3)

Based on allocated earnings per share and return on invested capital for WBI Holdings, Inc. Also in 2010, WBI Holdings, Inc. met three of five safety goals; therefore, Mr. Bietz’s 2010 annual incentive earned reflects a reduction of 2% or $5,005.

(4)	Based on allocated earnings per share and return on invested capital for the combined utility group.

MDU Resources Group, Inc. Proxy Statement	29

Proxy Statement

Messrs. Hildestad’s and Schwartz’s 2010 annual incentives were paid at 101.7% of target based on the following:

President and Chief Executive Officer of:	Column A 2010 Payment as a Percentage of Annual Incentive Target	Column B Percentage of Average Invested Capital	Column A x Column B
MDU Construction Services Group, Inc.	150.0%	5.6%	8.4%
Combined Utility Group	153.1%	35.0%	53.6%
WBI Holdings, Inc.	107.8%	33.8%	36.4%
Knife River Corporation	13.0%	25.6%	3.3%
Total			101.7%

Deferral of Annual Incentive Compensation
We provide executives the opportunity to defer receipt of earned annual incentives. If an executive chooses to defer his or her annual incentive, we will credit the deferral with interest at a rate determined by the compensation committee. For 2010, the committee chose to use the average of (i) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12 and (ii) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “BBB” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12. The compensation committee’s reasons for using this approach recognized:

•	incentive deferrals are a low-cost source of capital for the company, and

•	incentive deferrals are unsecured obligations and, therefore, carry a higher risk to the executives.

2010 Long-Term Incentives

Awards Granted in 2010 under the Long-Term Performance-Based Incentive Plan
We use the Long-Term Performance-Based Incentive Plan, which is an omnibus plan and has been approved by our stockholders, for long-term incentive compensation. We discontinued the use of stock options in 2003 and now use performance shares as the only form of long-term incentive compensation.

The compensation committee used the performance graph peer group as the comparator group to determine relative stockholder return and potential payments under the Long-Term Performance-Based Incentive Plan for its 2010-2012 performance share award cycle. The companies comprising our performance graph peer group at the time of grant were the same companies listed above under the heading “Role of Management.”

The performance measure is our total stockholder return over a three-year measurement period as compared to the total stockholder returns of the companies in our performance graph peer group over the same three-year period. For the awards granted in 2010, the compensation committee revised the award agreement to 1) reduce payment amounts by at least 50% if our stockholder return over the three-year measurement period is negative, and 2) increase the payment amount for relative total stockholder return results above the 50th percentile, assuming our total stockholder return is positive. This is set forth in the Long-Term Incentive Payout Percentages chart below.

The compensation committee selected the relative stockholder return performance measure because it believes executive pay under a long-term, capital accumulation program such as this should mirror our long-term performance in stockholder return as compared to other public companies in our industries. Payments are made in company stock; dividend equivalents are paid in cash.

Total stockholder return is the percentage change in the value of an investment in the common stock of a company, from the closing price on the last trading day in the calendar year preceding the beginning of the performance period, through the last trading day in the final year of the performance period. It is assumed that dividends are reinvested in additional shares of common stock at the frequency paid.

As with the annual incentive target, we determined the long-term incentive target for a given position by reference to the salary grade. We derived these incentive targets in part from the competitive assessment and in part by the compensation committee’s judgment on the impact each position has on our total stockholder return. The compensation committee also believed consistency across positions in the same salary grades and keeping the chief executive officer’s long-term incentive target below a level indicated by the competitive assessment were important from an internal equity standpoint. The 2010 long-term incentive targets for each named executive were unchanged from 2009 except for Mr. Schwartz, whose long-term incentive target increased from 50% of base salary to 75% of base salary upon his appointment to vice president and chief financial officer. The 75% long-term incentive target for Mr. Schwartz corresponds to the long-term incentive target for salary grade “I.”

30	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

On March 5, 2010, the board of directors, upon recommendation of the compensation committee, made performance share grants to the named executive officers, except for Mr. Raile. The compensation committee determined the target number of performance shares granted to each named executive officer by multiplying the named executive officer’s 2010 base salary by his or her long-term incentive target and then dividing this product by the average of the closing prices of our stock from January 4, 2010 through January 22, 2010, as shown in the following table:

Name	2010 Base Salary to Determine Target ($)		2010 Long-Term Incentive Target at Time of Grant (%)		2010 Long-Term Incentive Target at Time of Grant ($)	Average Closing Price of Our Stock From January 4 Through January 22 ($)	Resulting Number of Performance Shares Granted on March 5 (#)
Terry D. Hildestad	750,000		150		1,125,000	23.58	47,709
Vernon A. Raile	—		—		—	—	—
Doran N. Schwartz	260,000	(1)	75	(1)	195,000	23.58	8,269
John G. Harp	450,000		90		405,000	23.58	17,175
Steven L. Bietz	350,000		90		315,000	23.58	13,358
David L. Goodin	322,000		90		289,800	23.58	12,290

(1)	Base Salary and Long-Term Incentive Target percentage reflect February 17, 2010 promotion.

Assuming our three-year (2010 – 2012) total stockholder return is not negative, from 0% to 200% of the target grant will be paid out in February 2013 depending on our total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage will be a function of our rank against our performance graph peer group as follows:

Long-Term Incentive Payout Percentages

The Company’s Percentile Rank	Payout Percentage of March 5, 2010 Grant
90th or higher	200%
70th	150%
50th	100%
40th	10%
Less than 40th	0%

Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2013 at the same time as the performance awards are paid.

Awards Paid on February 11, 2010 under the Long-Term Performance-Based Incentive Plan

Performance Shares
We granted performance shares to our named executive officers under the Long-Term Performance-Based Incentive Plan on February 15, 2007 for the 2007 through 2009 performance period. Our total stockholder return for the 2007 through 2009 performance period was (0.87)%, which corresponded to a percentile rank of 50% against our performance graph peer group. The percentile rank of 50% corresponded to a payout percentage of 100%, meaning 100% of the target shares originally granted plus dividend equivalents were paid to the named executive officers. The table below lists the shares granted on February 15, 2007, the shares paid on February 11, 2010, based on the payout percentage and the dividend equivalents earned.

Name	Shares Granted on February 15, 2007 (#)	Payout Percentage (%)	Shares Paid on February 11, 2010 (#)	Dividend Equivalents ($)
Terry D. Hildestad	33,091	100	33,091	58,985
Vernon A. Raile	12,564	100	12,564	22,395
Doran N. Schwartz	3,463	100	3,463	6,173
John G. Harp	10,181	100	10,181	18,148
Steven L. Bietz	10,354	100	10,354	18,456
David L. Goodin	4,279	100	4,279	7,627

MDU Resources Group, Inc. Proxy Statement	31

Proxy Statement

Accelerated Restricted Stock
We granted shares of restricted stock to some of our named executive officers in 2001, which would automatically vest on February 15, 2010. Vesting of some or all of the shares could accelerate if total stockholder return equaled or exceeded the 50th percentile of the performance graph peer group during three-year performance cycles: 2001-2003, 2004-2006 and 2007-2009. Some shares accelerated vesting with respect to the 2001-2003 and 2004-2006 performance cycles but not for the 2007-2009 performance cycle. The remaining shares vested automatically on February 15, 2010. The named executive officers’ shares that vested on February 15, 2010 are: Mr. Hildestad – 3,712 shares; Mr. Raile – 1,114 shares; Mr. Bietz – 558 shares; and Mr. Goodin – 1,485 shares.

PEER4 Analysis: Comparison of Pay for Performance Ratios
Each year we compare our named executive officers’ pay for performance ratios to the pay for performance ratios of the named executive officers in the performance graph peer group. This analysis compares the relationship between our compensation levels and our average annual total stockholder return to the peer group over a five-year period. All data used in the analysis, including the valuation of long-term incentives and calculation of stockholder return, were compiled by Equilar, Inc., an independent service provider, which is based on each company’s annual filings for its data collection.

This analysis consisted of dividing what we paid our named executive officers for the years 2005 through 2009 by our average annual total stockholder return for the same five-year period to yield our pay ratio. Our pay ratio was then compared to the pay ratio of the companies in the performance graph peer group, which was calculated by dividing total direct compensation for all the proxy group executives by the sum of each company’s average annual total stockholder return for the same five-year period. The results are shown in the following chart:

5 Year Total Direct Compensation to 5 Year Total Stockholder Return*

	MDU Resources Group, Inc. ($)	Performance Graph Peer Group ($)
Dollars of Total Direct Compensation (1) per Point of Total Stockholder Return	6,117,468	8,077,747

(1)

Total direct compensation is the sum of annual base salaries, annual incentives, the value of long-term incentives at grant (as valued by Equilar, Inc.) and all other compensation as reported in the proxy statements. For 2006, 2007, 2008, and 2009, total direct compensation also includes the values reported in the change in pension values and nonqualified deferred compensation earnings column in the summary compensation table.

*	The chart is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

The results of the analysis showed that we paid our named executive officers less than what the performance graph peer group companies paid their named executive officers for comparable levels of stockholder return over the five-year period. Specifically, as indicated in the chart, the data shows that we paid our named executive officers approximately $2,000,000 less per point of stockholder return than our performance graph peer group. We have been conducting our PEER4 Analysis since 2004.

Post-Termination Compensation and Benefits
 Pension Plans
Effective in 2006, we no longer offer defined benefit pension plans to new non-bargaining unit employees. The defined benefit plans available to employees hired before 2006 were amended to cease benefit accruals as of December 31, 2009. The frozen benefit provided through our qualified defined benefit pension plans is determined by years of service and base salary. Effective 2010, for those employees who were participants in defined benefit pension plans and for executives and other non-bargaining unit employees hired after 2006, the company offers increased company contributions to our 401(k) plan. These retirement contributions are based on the participant’s age as of December 31, 2009. The retirement contribution is 11.5% for each of the named executive officers, except Mr. Schwartz who is eligible for 10.5%. To the extent the contributions into the 401(k) plan exceed the Internal Revenue Code Section 415 limit, a cash payment was made to the named executive officers. The maximum amount distributed in the form of cash was $5,475.

Supplemental Income Security Plan

Benefits Offered
We offer certain key managers and executives, including all of our named executive officers, benefits under our nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. The SISP has a ten-year vesting schedule and was amended to add an additional vesting requirement for benefit level increases occurring on or after January 1, 2010. The SISP provides participants with additional retirement income and death benefits.

32	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

We believe the SISP is critical in retaining the talent necessary to drive long-term stockholder value. In addition, we believe that the ten-year vesting provision of the SISP, augmented by an additional three years of vesting for benefit level increases occurring on or after January 1, 2010, helps promote retention of key executive officers.

Benefit Levels
The chief executive officer recommends benefit level increases to the compensation committee for participants except himself. The chief executive officer considers, among other things, the participant’s salary in relation to the salary ranges that correspond with the SISP benefit levels, the participant’s performance, the performance of the applicable business unit or the company, and the cost associated with the benefit level increase.

The chief executive officer did not recommend a 2010 SISP benefit level increase for any of the named executive officers, and the committee chose not to grant a 2010 SISP benefit level increase to the chief executive officer. The primary reasons for no benefit level increases were cost containment and the absence of salary increases. The following table reflects our named executive officers’ SISP levels as of December 31, 2010:

	December 31, 2010 Annual SISP Benefits
Name	Survivor ($)	Retirements ($)
Terry D. Hildestad	1,025,040	512,520
Doran N. Schwartz	175,200	87,600
John G. Harp	548,400	274,200
Steven L. Bietz	386,640	193,320
David L. Goodin	291,480	145,740

Clawback
 In November 2005, we implemented a guideline for repayment of incentives due to accounting restatements, commonly referred to as a clawback policy, whereby the compensation committee may seek repayment of annual and long-term incentives paid to executives if accounting restatements occur within three years after the payment of incentives under the annual and long-term plans. Under our clawback policy, the compensation committee may require executives to forfeit awards and may rescind vesting, or the acceleration of vesting, of an award.

Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in Section 162(m). Generally, long-term incentive compensation and annual incentive awards for our chief executive officer and those executive officers whose overall compensation is likely to exceed $1 million are structured to be deductible for purposes of Section 162(m) of the Internal Revenue Code, but we may pay compensation to an executive officer that is not deductible. All annual or long-term incentive compensation paid to our named executive officers for 2010 satisfied the requirements for deductibility.

Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation if the deferral does not comply with Section 409A. We have amended our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

Section 4999 of the Internal Revenue Code imposes an excise tax on payments to executives and others of amounts that are considered to be related to a change of control if they exceed levels specified in Section 280G of the Internal Revenue Code. The potential impact of the Section 4999 excise tax is addressed with the modified tax payment provisions in the change of control employment agreements, which are described later in the proxy statement under the heading “Potential Payments upon Termination or Change of Control.” We do not consider the potential impact of Section 4999 or 280G when designing our compensation programs.

The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and annual incentive compensation as expenses in the amount paid, or to be paid, to the named executive officers. For our equity awards, accounting rules also require that we record an expense in our financial statements. We calculate the accounting expense of equity awards to employees in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock-based compensation.

MDU Resources Group, Inc. Proxy Statement	33

Proxy Statement

Stock Ownership Requirements
We instituted stock ownership guidelines on May 5, 1993, which we revised in November 2010 to provide that executives who participate in our Long-Term Performance-Based Incentive Plan are required, rather than expected, to own our common stock within five years equal to a multiple of their base salaries. Stock owned through our 401(k) plan and stock owned by a spouse are considered in ownership calculations. Unvested performance shares and other unvested equity awards are not considered in ownership calculations. The level of stock ownership compared to the requirements is determined based on the closing sale price of the stock on the last trading day of the year and base salary at December 31 of each year. Each February, the compensation committee receives a report on the status of stock holdings by executives. The Committee may, in its sole discretion, grant an extension of time to meet the ownership requirements or take such other action as it deems appropriate to enable the executive to achieve compliance with the policy. The table shows the named executive officers’ holdings as of December 31, 2010:

Name	Assigned Guideline Multiple of Base Salary	Actual Holdings as a Multiple of Base Salary	Number of Years at Guideline Multiple (#)
Terry D. Hildestad	4X	5.79	5.67
Doran N. Schwartz	3X	1.15	0.87	(1)
John G. Harp	3X	3.83	6.25
Steven L. Bietz	3X	3.90	8.33
David L. Goodin	3X	1.98	2.83	(2)

(1)	Participant must meet ownership requirement by January 1, 2015.

(2)	Participant must meet ownership requirement by January 1, 2014.

Policy Regarding Hedging Stock Ownership
Our executive compensation policy prohibits Section 16 officers from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Reg. S-K, Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.

Thomas Everist, Chairman
Karen B. Fagg
Thomas C. Knudson
Patricia L. Moss

34	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Summary Compensation Table for 2010

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(2)	All Other Compensation ($) (i)		Total ($) (j)
Terry D. Hildestad	2010	750,000	—	830,137	—	762,750	480,532	37,499	(3)	2,860,918
President and CEO	2009	750,000	—	1,117,861	—	1,500,000	825,319	9,824		4,203,004
	2008	700,000	—	1,200,485	—	310,800	898,941	9,476		3,119,702

Vernon A. Raile(4)	2010	57,945	—	—	—	—	86,663	14,465	(3)	159,073
Executive Vice President,	2009	450,000	—	402,417	—	585,000	695,177	8,124		2,140,718
Treasurer and CFO	2008	400,000	—	411,575	—	115,440	498,210	7,176		1,432,401

Doran N. Schwartz	2010	252,454	—	143,881	—	127,053	71,302	33,549	(3)	628,239
Vice President and CFO	2009	—	—	—	—	—	—	—		—
	2008	—	—	—	—	—	—	—		—

John G. Harp	2010	450,000	—	298,845	—	438,750	307,935 (7)	48,545	(3)	1,544,075
President and CEO of	2009	450,000	—	402,417	—	392,500 (5)	761,670 (7)	23,272	(8)	2,029,859
MDU Construction	2008	400,000	—	411,575	—	720,000 (6)	338,774 (7)	23,230	(8)	1,893,579
Services Group, Inc.

Steven L. Bietz	2010	350,000	—	232,429	—	245,245	302,863	36,218	(3)	1,166,755
President and CEO of	2009	350,000	—	312,987	—	450,450	475,985	8,084		1,597,506
WBI Holdings, Inc.	2008	—	—	—	—	—	—	—		—

David L. Goodin	2010	322,000	—	213,846	—	320,438	240,494	39,127	(3)	1,135,905
President and CEO of	2009	—	—	—	—	—	—	—		—
Combined Utility Group	2008	—	—	—	—	—	—	—		—

(1)

Amounts in this column represent the aggregate grant date fair value of the performance share awards calculated in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock-based compensation. This column was prepared assuming none of the awards will be forfeited. The amounts were calculated using a Monte Carlo simulation, as described in Note 13 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)

Amounts shown represent the change in the actuarial present value for years ended December 31, 2008, 2009, and 2010 for the named executive officers’ accumulated benefits under the pension plan, excess SISP, and SISP and, for Mr. Harp, the additional retirement benefit, collectively referred to as the “accumulated pension change,” plus above market earnings on deferred annual incentives, if any. The amounts shown are based on accumulated pension change and above market earnings as of December 31, 2008, 2009, and 2010, as follows:

	Accumulated Pension Change			Above Market Earnings
Name	12/31/2008 ($)	12/31/2009 ($)	12/31/2010 ($)	12/31/2008 ($)	12/31/2009 ($)	12/31/2010 ($)
Terry D. Hildestad	883,351	806,554	462,186	15,590	18,765	18,346
Vernon A. Raile	469,755	661,243	54,221	28,455	33,934	32,442
Doran N. Schwartz	—	—	71,302	—	—	—
John G. Harp	331,558	743,334	294,023	—	—	—
Additional Retirement (7)	7,216	18,336	13,912	—	—	—
Steven L. Bietz	—	475,985	302,863	—	—	—
David L. Goodin	—	—	240,494	—	—	—

MDU Resources Group, Inc. Proxy Statement	35

Proxy Statement

(3)

	401(k) ($)(a)	Payment to Employee ($)(b)	Life Insurance Premium ($)	Matching Charitable Contribution ($)	Office and Automobile Allowance ($)	Additional LTD Premium ($)	Total ($)
Terry D. Hildestad	32,500	3,025	174	1,800	—	—	37,499
Vernon A. Raile	14,436	—	29	—	—	—	14,465
Doran N. Schwartz	32,500	575	174	300	—	—	33,549
John G. Harp	32,500	3,025	174	—	12,100	746	48,545
Steven L. Bietz	35,444	—	174	600	—	—	36,218
David L. Goodin	32,500	5,475	852	300	—	—	39,127

(a)

Represents company contributions to 401(k) plan, which include matching contributions, contributions made in lieu of pension plan accruals after pension plans were frozen at December 31, 2009 and, in the case of Mr. Goodin, a profit-sharing contribution.

(b)	Represents additional payment when company contributions to 401(k) plan in lieu of pension plan accruals were limited by Internal Revenue Code Section 415.

(4)	Retired effective February 16, 2010.
(5)	Includes one-time incentive payment of $100,000 in addition to his annual incentive compensation.
(6)	Includes one-time incentive payment of $200,000 in addition to his annual incentive compensation.
(7)

In addition to the change in the actuarial present value of Mr. Harp’s accumulated benefit under the pension plan, excess SISP, and SISP, this amount also includes the following amounts attributable to Mr. Harp’s additional retirement benefit:

	2008	2009	2010
Change in present value of additional years of service for pension plan	$3,570	$13,077	$12,240
Change in present value of additional years of service for excess SISP	3,646	5,259	1,672
Change in present value of additional years of service for SISP	—	—	—

Mr. Harp’s additional retirement benefit is described in the narrative that follows the Pension Benefits for 2010 table. The additional retirement benefit provides Mr. Harp with additional retirement benefits equal to the additional benefit he would earn under the pension plan, excess SISP, and the SISP if he had three additional years of service. The pension and excess SISP were frozen as of December 31, 2009. The amounts in the table above reflect the change in present value of this additional benefit in 2008, 2009, and 2010. The additional retirement benefit was determined by calculating the actuarial present values of the accumulated benefits under the pension plan, excess SISP, and SISP, with and without the three additional years of service, using the same assumptions used to determine the amounts disclosed in the Pension Benefits for 2010 table. Because Mr. Harp would be fully vested in his SISP benefit if he retired at age 65, the assumed retirement age of these calculations, the additional years of service provided by the additional retirement agreement would not increase that benefit. If Mr. Harp retires before becoming 100% vested in his SISP benefit, his SISP benefit would be less than the amount shown in the Pension Benefits for 2010 table, but the payments he would receive under the additional retirement benefit arrangement would increase, as would the amounts reflected in the table above and in the Summary Compensation Table.

(8)

Includes company contributions to Mr. Harp’s 401(k) of a company match and retirement contribution, a matching contribution to a charity, payment of a life insurance premium, an additional premium for Mr. Harp’s long-term disability insurance, and Mr. Harp’s office and automobile allowance.

36	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Grants of Plan-Based Awards in 2010

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Terry D. Hildestad	3/5/10(1)	187,500	750,000	1,500,000	—	—	—	—	—	—	—
	3/5/10(2)	—	—	—	4,771	47,709	95,418	—	—	—	830,137
Vernon A. Raile	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
Doran N. Schwartz	3/5/10(3)	31,233	124,930	249,860	—	—	—	—	—	—	—
	3/5/10(2)	—	—	—	827	8,269	16,538	—	—	—	143,881
John G. Harp	3/5/10(1)	73,125	292,500	585,000	—	—	—	—	—	—	—
	3/5/10(2)	—	—	—	1,718	17,175	34,350	—	—	—	298,845
Steven L. Bietz	3/5/10(1)	56,875	227,500	455,000	—	—	—	—	—	—	—
	3/5/10(2)	—	—	—	1,336	13,358	26,716	—	—	—	232,429
David L. Goodin	3/5/10(1)	52,325	209,300	418,600	—	—	—	—	—	—	—
	3/5/10(2)	—	—	—	1,229	12,290	24,580	—	—	—	213,846

(1)	Annual incentive for 2010 granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.
(2)	Performance shares for the 2010-2012 performance period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.
(3)	Annual incentive for 2010 granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.

Narrative Discussion Relating to the Summary Compensation Table
and Grants of Plan-Based Awards Table

Incentive Awards

Annual Incentive
On March 5, 2010, the compensation committee recommended the 2010 annual incentive award opportunities for our named executive officers, and the board approved these opportunities at its meeting on March 5, 2010. These award opportunities are reflected in the Grants of Plan-Based Awards table at grant on March 5, 2010 in columns (c), (d), and (e) and in the Summary Compensation Table as earned with respect to 2010 in column (g).

Executive officers may receive a payment of annual cash incentive awards based upon achievement of annual performance measures with a threshold, target, and maximum level. A target incentive award is established based on a percent of the executive’s base salary. Actual payment may range from zero to 200% of the target based upon achievement of goals.

In order to be eligible to receive a payment of an annual incentive award under the Long-Term Performance-Based Incentive Plan, Messrs. Hildestad, Harp, Bietz, and Goodin must have remained employed by the company through December 31, 2010, unless the compensation committee determines otherwise. The committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made, and whether to adjust awards downward based upon individual performance. Unless the compensation committee determines otherwise, performance measure targets shall be adjusted to take into account unusual or nonrecurring events affecting the company, subsidiary, division, or business unit, or any of their financial statements, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the annual incentive award intended to be provided. Such adjustments are made in a manner that will not cause the award to fail to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

With respect to annual incentive awards granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan, which includes Mr. Schwartz, participants who retire at age 65 during the year remain eligible to receive an award. Subject to the compensation committee’s discretion, executives who terminate employment for other reasons are not eligible for an award. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether any final payment will be made. Once performance goals are approved by the committee for executive incentive compensation plan awards, the committee generally does not modify the goals. However, if major unforeseen changes in economic and environmental

MDU Resources Group, Inc. Proxy Statement	37

Proxy Statement

conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance goals, the committee, in consultation with the chief executive officer, may modify the performance goals. Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

Messrs. Harp’s, Bietz’s, and Goodin’s performance goals for 2010 are budgeted earnings per share achieved and budgeted return on invested capital achieved, each weighted 50%. The goals are measured at the business unit level, as allocated, for Mr. Harp, Mr. Bietz, and Mr. Goodin. In addition to these performance goals, Mr. Bietz also has five individual performance goals relating to WBI Holdings, Inc.’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.

For Messrs. Harp and Bietz, achievement of budgeted earnings per share and return on invested capital would result in payment of 100% of the target amount. Their 2010 award opportunities ranged from no payment if the allocated earnings per share and return on invested capital were below the 85% level to a 200% payout for achievement of 115% of budgeted earnings per share and a return on invested capital equal to or greater than the business unit’s weighted average cost of capital would result in payment of 200% of the target amount.

The 2010 award opportunity available to Mr. Goodin ranged from no payment if the allocated earnings per share and return on invested capital results were below the 85% level to a 200% payout if results were at or above the 115% level.

Annual incentive award payments for Messrs. Hildestad and Schwartz were determined based on the annual incentive award payments made to the president and chief executive officers of the four business units – MDU Construction Services Group, Inc., combined utility group, WBI Holdings, Inc., and Knife River Corporation – and were calculated as follows: each business unit president and chief executive officer’s annual incentive award payment, expressed as a percentage of his annual target award, was multiplied by that business unit’s percentage share of average invested capital for 2010. These four products were added together, and the sum was multiplied by the Messrs. Hildestad’s and Schwartz’s 2010 target incentive. Messrs. Hildestad’s and Schwartz’s 2010 annual incentives were paid at 101.7% of target based on the following:

President and Chief Executive Officer of:	Column A 2010 Payment as a Percentage of Annual Incentive Target	Column B Percentage of Average Invested Capital	Column A x Column B
MDU Construction Services Group, Inc.	150.0%	5.6%	8.4%
Combined Utility Group	153.1%	35.0%	53.6%
WBI Holdings, Inc.	107.8%	33.8%	36.4%
Knife River Corporation	13.0%	25.6%	3.3%
Total			101.7%

The award opportunities available to Messrs. Harp and Bietz were:

2010 return on invested capital results as a % of 2010 target	Corresponding payment of annual incentive target based on return on invested capital	2010 earnings per share results as a % of 2010 target	Corresponding payment of annual incentive target based on earnings per share
Less than 85%	0%	Less than 85%	0%
85%	25%	85%	25%
90%	50%	90%	50%
95%	75%	95%	75%
100%	100%	100%	100%
103%	100%	103%	120%
106%	100%	106%	140%
109%	100%	109%	160%
112%	100%	112%	180%
Up to weighted		115%	200%
average cost of capital	100%
Weighted average
cost of capital or higher	200%

38	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The award opportunity available to Mr. Goodin was:

2010 return on invested capital results as a % of 2010 target	Corresponding payment of annual incentive target based on return on invested capital	2010 earnings per share results as a % of 2010 target	Corresponding payment of annual incentive target based on earnings per share
Less than 85%	0%	Less than 85%	0%
85%	25%	85%	25%
90%	50%	90%	50%
95%	75%	95%	75%
100%	100%	100%	100%
103%	120%	103%	120%
106%	140%	106%	140%
109%	160%	109%	160%
112%	180%	112%	180%
115%	200%	115%	200%

For discussion of the specific incentive plan performance targets and results, please see the Compensation Discussion and Analysis.

Long-Term Incentive
On March 5, 2010, the compensation committee recommended long-term incentive grants to the named executive officers in the form of performance shares, and the board approved these grants at its meeting on March 5, 2010. These grants are reflected in columns (f), (g), (h), and (i) of the Grants of Plan-Based Awards table and in column (e) of the Summary Compensation Table.

If the company’s 2010-2012 total shareholder return is positive, from 0% to 200% of the target grant will be paid out in February 2013, depending on our 2010-2012 total stockholder return compared to the total three-year stockholder returns of companies in our performance graph peer group. The payout percentage is determined as follows:

The Company’s Percentile Rank	Payout Percentage of March 5, 2010 Grant
90th or higher	200%
70th	150%
50th	100%
40th	10%
Less than 40th	0%

Payouts for percentile ranks falling between the intervals will be interpolated. We also will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid in 2013 at the same time as the performance awards are paid.

If the company’s 2010–2012 total shareholder return is negative, the committee will reduce the shares otherwise earned by at least 50%.

Company Contributions to 401(k) Plan and Cash Payments to Named Executive Officers
In 2010, the company made additional contributions to the 401(k) plan and cash payments to the named executive officers to make up for pension benefits that did not accrue under the plans as a result of amendments that froze the pension plans effective December 31, 2009. The cash payments were made because the Internal Revenue Code limited the amount of additional contributions that could be made under the 401(k) plan.

Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary to total compensation. We paid no bonuses to our named executive officers in 2010.

Name	Salary ($)	Total Compensation ($)	Salary as % of Total Compensation
Terry D. Hildestad	750,000	2,860,918	26.2
Vernon A. Raile	57,945	159,073	36.4
Doran N. Schwartz	252,454	628,239	40.2
John G. Harp	450,000	1,544,075	29.1
Steven L. Bietz	350,000	1,166,755	30.0
David L. Goodin	322,000	1,135,905	28.3

MDU Resources Group, Inc. Proxy Statement	39

Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
Terry D. Hildestad	—	—	—	—	—	—	—	14,162	287,064
Vernon A. Raile	—	—	—	—	—	—	—	2,108	42,729
Doran N. Schwartz	—	—	—	—	—	—	—	1,672	33,891
John G. Harp	—	—	—	—	—	—	—	5,032	101,999
Steven L. Bietz	—	—	—	—	—	—	—	3,920	79,458
David L. Goodin	—	—	—	—	—	—	—	3,215	65,168

(1)	Below is a breakdown by year of the plan awards:

Named Executive Officer	Award	Shares	End of Performance Period
Terry D. Hildestad	2008	3,909	12/31/10
	2009	5,482	12/31/11
	2010	4,771	12/31/12
Vernon A. Raile	2008	1,340	12/31/10
	2009	768	12/31/11
	2010	—	—
Doran N. Schwartz	2008	354	12/31/10
	2009	491	12/31/11
	2010	827	12/31/12
John G. Harp	2008	1,340	12/31/10
	2009	1,974	12/31/11
	2010	1,718	12/31/12
Steven L. Bietz	2008	1,049	12/31/10
	2009	1,535	12/31/11
	2010	1,336	12/31/12
David L. Goodin	2008	618	12/31/10
	2009	1,368	12/31/11
	2010	1,229	12/31/12

Shares for the 2008 award are shown at the threshold level (10%) based on results for the 2008-2010 performance cycle below threshold. Shares for the 2009 award are shown at the threshold level (10%) based on results for the first two years of the 2009-2011 performance cycle below threshold. Shares for the 2010 award are shown at the threshold level (10%) based on results for the first year of the 2010-2012 performance cycle below threshold.

(2)	Value based on the number of performance shares reflected in column (i) multiplied by $20.27, the year-end closing price for 2010.

Option Exercises and Stock Vested during 2010

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)(1)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)(1,2)	Value Realized on Vesting ($) (e)(3)
Terry D. Hildestad	—	—	36,803	793,972
Vernon A. Raile	—	—	13,678	295,606
Doran N. Schwartz	—	—	3,463	75,398
John G. Harp	—	—	10,181	221,666
Steven L. Bietz	—	—	10,912	236,480
David L. Goodin	10,000	74,901	5,764	122,567

(1)	Adjusted for the 3-for-2 stock split effective July 26, 2006.
(2)	Reflects performance shares for the 2007-2009 performance period that vested on February 11, 2010 and restricted stock granted in 2001 that vested automatically on February 15, 2010.
(3)

Reflects the value of performance shares based on our closing stock price of $19.99 on February 11, 2010, and the dividend equivalents that were paid on the vested shares; as well as the value of restricted shares based on our closing stock price of $19.80 on February 12, 2010 as February 15, 2010 was a holiday.

40	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Pension Benefits for 2010

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Terry D. Hildestad	MDU Pension Plan	35	1,471,844	—
	SISP I(1)(3)	10	1,674,919	—
	SISP II(2)(3)	10	2,765,541	—
	SISP Excess(4)	35	706,848	—
Vernon A. Raile	MDU Pension Plan	30	1,088,131	74,301
	SISP I(1)(3)	10	891,431	73,000
	SISP II(2)(3)	10	1,898,870	157,016
Doran N. Schwartz	MDU Pension Plan	4	54,721	—
	SISP II(2)(3)	3	279,585	—
John G. Harp	MDU Pension Plan	5	202,141	—
	SISP II(2)(3)	5	2,045,166	—
	SISP Excess(4)	5	36,989	—
	Harp Additional Retirement Benefit	3	134,049	—
Steven L. Bietz	WBI Pension Plan	28	799,534	—
	SISP I(1)(3)	10	544,926	—
	SISP II(2)(3)	10	523,700	—
	SISP Excess(4)	28	81,672	—
David L. Goodin	MDU Pension Plan	26	624,022	—
	SISP I(1)(3)	10	142,762	—
	SISP II(2)(3)	10	550,778	—
	SISP Excess(4)	26	24,546	—

(1)	Grandfathered under Section 409A.
(2)	Not grandfathered under Section 409A.
(3)

Years of credited service only affects vesting under SISP I and SISP II. The number of years of credited service in the table reflects the years of vesting service completed in SISP I and SISP II as of December 31, 2010, rather than years of service with the company, which we disclosed in prior proxy statements. Ten years of vesting service is required of the named executive officers as of December 31, 2010, to obtain the full benefit under these plans. The present value of accumulated benefits was calculated by assuming the named executive officer would have ten years of vesting service on the assumed benefit commencement date; therefore, no reduction was made to reflect actual vesting levels.

(4)

The number of years of credited service under the SISP excess reflects the years of credited benefit service in the appropriate pension plan as of December 31, 2009 when the pension plans were frozen, rather than reflecting the years of participation in the SISP excess which we disclosed in prior proxy statements. This is due to the fact that the SISP excess provides a benefit in excess of benefits payable under the pension plans.

The amounts shown for the pension plan and SISP excess represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2010, calculated using a 5.12%, 5.20%, and 5.34% discount rate for the SISP excess, MDU pension plan, and WBI pension plan, respectively, the RP-2000 Combined Healthy Mortality Table Projected to 2010 for post-retirement mortality, and no recognition of future salary increases or pre-retirement mortality. The assumed retirement ages for these benefits was age 60 for Messrs. Schwartz, Harp, Bietz, and Goodin. This is the earliest age at which the executives could begin receiving unreduced benefits. Retirement on December 31, 2010, was assumed for Mr. Hildestad, who was age 61 on that date. Mr. Raile’s benefits reflect his actual retirement commencement date of February 16, 2010. The amounts shown for the SISP I and SISP II were determined using a 5.12% discount rate and assume benefits commenced at age 65. The assumptions used to calculate Mr. Harp’s additional retirement benefit are described below.

Pension Plans

Messrs. Hildestad, Raile, Schwartz, Harp, and Goodin participate in the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees, which we refer to as the MDU pension plan. Mr. Bietz participates in the Williston Basin Interstate Pipeline Company Pension Plan, which we refer to as the WBI pension plan. Pension benefits under the pension plans are based on the participant’s average annual salary over the 60 consecutive month period in which the participant received the highest annual salary during the participant’s final 10 years of service. For this purpose, only a participant’s salary is considered; incentives and other forms of compensation are not included. Benefits are determined by multiplying (1) the participant’s years of credited service by (2) the sum of (a) the average annual salary up to the social security integration level times 1.1% and (b) the average annual salary over the social security integration level times 1.45%. The maximum years of service recognized when determining benefits under the pension plans is 35. Pension plan benefits are not reduced for social security benefits.

MDU Resources Group, Inc. Proxy Statement	41

Proxy Statement

Each of the pension plans was amended to cease benefit accruals as of December 31, 2009, meaning the normal retirement benefit will not change. The years of credited service reflect the years as of December 31, 2009 and have not changed.

To receive unreduced retirement benefits under the pension plans, participants must either remain employed until age 60 or elect to defer commencement of benefits until age 60. Mr. Hildestad was eligible for unreduced retirement benefits under the MDU pension plan on December 31, 2010. Participants whose employment terminates between the ages of 55 and 60, with 5 years of service under the pension plans are eligible for early retirement benefits. Early retirement benefits are determined by reducing the normal retirement benefit by 0.25% per month for each month before age 60 in the pension plans. If a participant’s employment terminates before age 55, the same reduction applies for each month the termination occurs before age 62, with the reduction capped at 21%. Mr. Harp is currently eligible for early retirement benefits.

Benefits for single participants under the pension plans are paid as straight life annuities and benefits for married participants are paid as actuarially reduced annuities with a survivor benefit for spouses, unless participants choose otherwise. Participants hired before January 1, 2004, who terminate employment before age 55 may elect to receive their benefits in a lump sum. Messrs. Bietz and Goodin would have been eligible for a lump sum if they had retired on December 31, 2010.

The Internal Revenue Code limits the amounts that may be paid under the pension plans and the amount of compensation that may be recognized when determining benefits. In 2009 when the pension plans were frozen, the maximum annual benefit payable under the pension plans was $195,000 and the maximum amount of compensation that could be recognized when determining benefits was $245,000.

Supplemental Income Security Plan

We also offer key managers and executives, including all of our named executive officers, benefits under our nonqualified retirement plan, which we refer to as the Supplemental Income Security Plan or SISP. Benefits under the SISP consist of:

•	a supplemental retirement benefit intended to augment the retirement income provided under the pension plans — we refer to this benefit as the regular SISP benefit

•	an excess retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under the pension plans — we refer to this benefit as the SISP excess benefit, and

•	death benefits — we refer to these benefits as the SISP death benefit.

Effective January 1, 2010, we amended the SISP to:

•

reduce by 20% the regular SISP and death benefit levels in the benefit schedule used to determine regular SISP and death benefits for new participants and participants whose benefit levels increase on or after January 1, 2010

•	impose an additional vesting period applicable to any increased regular SISP benefit and SISP death benefit occurring on or after January 1, 2010

•	eliminate the SISP excess benefit for new participants and current participants who were not already eligible for the SISP excess benefit, and

•	freeze SISP excess benefit accruals.

SISP benefits are forfeited if the participant’s employment is terminated for cause.

Regular SISP Benefits and Death Benefits

Regular SISP benefits and death benefits are determined by reference to one of two schedules attached to the SISP - the original schedule or the amended schedule. Our compensation committee, after receiving recommendations from our chief executive officer, determines the level at which participants are placed in the schedules. A participant’s placement is generally, but not always, determined by reference to the participant’s annual base salary. Benefit levels in the amended schedule, which became effective on January 1, 2010, are 20% lower than the benefit levels in the original schedule. The amended schedule applies to new participants and participants who receive a benefit level increase on or after January 1, 2010.

Participants can elect to receive (1) the regular SISP benefit only, (2) the SISP death benefit only, or (3) a combination of both. Regardless of the participant’s election, if the participant dies before the regular SISP benefit would commence, only the SISP death benefit is provided. If the participant elects to receive both a regular SISP benefit and a SISP death benefit, each of the benefits is reduced proportionately.

42	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The regular SISP benefits reflected in the table above are based on the assumption that the participant elects to receive only the regular SISP benefit. The present values of the SISP death benefits that would be provided if the named executive officers had died on December 31, 2010, prior to the commencement of regular SISP benefits, are reflected in the table that appears in the section entitled “Potential Payments upon Termination or Change of Control.”

Regular SISP benefits that were vested as of December 31, 2004 and were thereby grandfathered under Section 409A of the Internal Revenue Code remain subject to SISP provisions then in effect, which we refer to as SISP I benefits. Regular SISP benefits that are subject to Section 409A of the Internal Revenue Code, which we refer to as SISP II benefits, are governed by amended provisions intended to comply with Section 409A. Participants generally have more discretion with respect to the distributions of their SISP I benefits.

The time and manner in which the regular SISP benefits are paid depend on a variety of factors, including the time and form of benefit elected by the participant and whether the benefits are SISP I or SISP II benefits. Unless the participant elects otherwise, the SISP I benefits are paid over 180 months, with benefits commencing when the participant attains age 65 or, if later, when the participant retires. The SISP II benefits commence when the participant attains age 65 or, if later, when the participant retires, subject to a six-month delay if the participant is subject to the provisions of Section 409A of the Internal Revenue Code that require delayed commencement of these types of retirement benefits. The SISP II benefits are paid over 180 months or, if commencement of payments is delayed for six months, 173 months. If the commencement of benefits is delayed for six months, the first payment includes the payments that would have been paid during the six-month period plus interest equal to one-half of the annual prime interest rate on the participant’s last date of employment. If the participant dies after the regular SISP benefits have begun but before receipt of all of the regular SISP benefits, the remaining payments are made to the participant’s designated beneficiary.

Rather than receiving their regular SISP I benefits in equal monthly installments over 15 years commencing at age 65, participants can elect a different form and time of commencement of their SISP I benefits. Participants can elect to defer commencement of the regular SISP I benefits. If this is elected, the participant retains the right to receive a monthly SISP death benefit if death occurs prior to the commencement of the regular SISP I benefit.

Participants also can elect to receive their SISP I benefits in one of three actuarially equivalent forms — a life annuity, 100% joint and survivor annuity, or a joint and two-thirds joint and survivor annuity, provided that the cost of providing these actuarial equivalent forms of benefits does not exceed the cost of providing the normal form of benefit. Neither the election to receive an actuarial equivalent benefit nor the administrator’s right to pay the regular SISP benefit in the form of an actuarially equivalent lump sum are available with respect to SISP II benefits.

To promote retention, the regular SISP benefits are subject to the following ten-year vesting schedule:

•	0% vesting for less than 3 years of participation

•	20% vesting for 3 years of participation

•	40% vesting for 4 years of participation, and

•	an additional 10% vesting for each additional year of participation up to 100% vesting for 10 years of participation.

There is an additional vesting requirement on benefit level increases for the regular SISP benefit granted on or after January 1, 2010. The requirement applies only to the increased benefit level. The increased benefit vests after the later of three additional years of participation in the SISP or the end of the regular vesting schedule described above. The additional three-year vesting requirement for benefit level increases is pro-rated for participants who are officers, attain age 65, and, pursuant to the company’s bylaws, are required to retire prior to the end of the additional vesting period as follows:

•	33% of the increase vests for participants required to retire at least one year but less than two years after the increase is granted, and

•	66% of the increase vests for participants required to retire at least two years but less than three years after the increase is granted.

The benefit level increases of participants who attain age 65 and are required to retire pursuant to the company’s bylaws will be further reduced to the extent the participants are not fully vested in their regular SISP benefit under the 10-year vesting schedule described above. The additional vesting period associated with a benefit level increase may be waived by the compensation committee.

SISP death benefits become fully vested if the participant dies while actively employed. Otherwise, the SISP death benefits are subject to the same vesting schedules as the regular SISP benefits.

The SISP also provides that if a participant becomes totally disabled, the participant will continue to receive credit for up to two additional years under the SISP as long as the participant is totally disabled during such time. Since the named executive officers other than

MDU Resources Group, Inc. Proxy Statement	43

Proxy Statement

Messrs. Harp and Schwartz are fully vested in their SISP benefits, this would not result in any incremental benefit for the named executive officers other than Messrs. Harp and Schwartz. The present value of these two additional years of service for Messrs. Harp and Schwartz are reflected in the table in “Potential Payments upon Termination or Change of Control” below.

SISP Excess Benefits

SISP excess benefits are equal to the difference between (1) the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and (2) the actual benefits payable to the participant under the pension plans. Participants are only eligible for the SISP excess benefits if (1) the participant is fully vested under the pension plan, (2) the participant’s employment terminates prior to age 65, and (3) benefits under the pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation. Effective January 1, 2005, participants who were not then vested in the SISP excess benefits were also required to remain actively employed by the company until age 60. In 2009, the plan was amended to limit eligibility for the SISP excess benefit to current SISP participants (1) who are already vested in the SISP excess benefit or (2) who will become vested in the SISP excess benefits if they remain employed with the company until age 60. The plan was further amended to freeze the SISP excess benefits to a maximum of the benefit level payable based on the participant’s years of service and compensation level as of December 31, 2009. Messrs. Hildestad and Bietz would be entitled to the SISP excess benefit if they were to terminate employment prior to age 65. Messrs. Goodin and Harp must remain employed until age 60 to become entitled to their SISP excess benefit. Mr. Raile was not eligible for this benefit due to his retirement upon attainment of age 65. Mr. Schwartz is not eligible for this benefit.

Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65. If a participant who dies prior to age 65 elected a joint and survivor benefit, the survivor’s SISP excess benefit is paid until the date the participant would have attained age 65.

Mr. Harp’s Additional Retirement Benefit

To encourage Mr. Harp to remain with the company, on November 16, 2006, upon recommendation of our chief executive officer and the compensation committee, our board of directors approved an additional retirement benefit for Mr. Harp. The benefit provides for Mr. Harp to receive payments that represent the equivalent of an additional three years of service under the pension plan, SISP excess, and SISP II. The additional three years of service recognize Mr. Harp’s previous employment with a subsidiary of the company. To calculate payments Mr. Harp could receive due to his additional retirement benefit, we applied the additional years of service to each of the retirement arrangements and assumed he remained employed until age 60, for purposes of calculating the additional benefit under the pension plan and SISP excess, and age 65, for purposes of calculating the additional benefit under the SISP II. Since the pension plan and SISP excess were frozen as of December 31, 2009, no additional accruals will be recognized. Because we calculate the amounts shown in the table based on an assumption that the named executive officers are 100% vested in their SISP benefits, the additional years of service provided by the agreement would not increase his SISP II benefit reflected in the table. Consequently, the additional retirement benefit amount shown in the table does not include any additional benefit attributable to the SISP II. If Mr. Harp were to retire before achieving 10 years of service and becoming fully vested in his SISP II benefit, the additional years of service provided by the additional retirement benefit would increase his vesting percentage under the SISP II and, therefore, would increase his benefits under the SISP II. For a description of the payments that could be provided under the additional retirement benefit if Mr. Harp’s employment were to be terminated on December 31, 2010, refer to the table and related notes in “Potential Payment upon Termination or Change of Control” below.

Nonqualified Deferred Compensation for 2010

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Earnings in Aggregate Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Terry D. Hildestad	—	—	59,628	—	895,559
Vernon A. Raile	—	—	107,777	—	1,618,568
Doran N. Schwartz	—	—	—	—	—
John G. Harp	—	—	—	—	—
Steven L. Bietz	—	—	—	—	—
David L. Goodin	—	—	—	—	—

Participants in the executive incentive compensation plans may elect to defer up to 100% of their annual incentive awards. Deferred amounts accrue interest at a rate determined annually by the compensation committee. The interest rate in effect for 2010 was 6.91% or the “Moody’s Rate,” which was defined by reference to the U.S. Long-Term Corporate Bond Yield Average for “A” rated companies. Effective January 1, 2010, “Moody’s Rate” is the average of (i) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “A” rated companies as of the last day of each month for the 12-month period ending October 31 and

44	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

dividing by 12 and (ii) the number that results from adding the daily Moody’s U.S. Long-Term Corporate Bond Yield Average for “BBB” rated companies as of the last day of each month for the 12-month period ending October 31 and dividing by 12. The deferred amount will be paid in accordance with the participant’s election, following termination of employment or beginning in the fifth year following the year the award was granted. The amounts will be paid in accordance with the participant’s election in a lump sum or in monthly installments not to exceed 120 months. In the event of a change of control, all amounts become immediately payable.

A change of control is defined as

•	an acquisition during a 12-month period of 30% or more of the total voting power of our stock

•	an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock

•

replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors or

•	acquisition of our assets having a gross fair market value at least equal to 40% of the total gross fair market value of all of our assets.

Potential Payments upon Termination or Change of Control

The following tables show the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers other than Mr. Raile, the information assumes the terminations and the change of control occurred on December 31, 2010. For Mr. Raile, the information relates to his actual retirement on February 16, 2010 and assumes that a change of control occurred on December 31, 2010. All of the payments and benefits described below would be provided by the company or its subsidiaries.

The tables exclude compensation and benefits provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees, such as benefits under our qualified defined benefit pension plan, accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include the named executive officers’ benefits under our nonqualified deferred compensation plans, which are reported in the Nonqualified Deferred Compensation for 2010 table. See the Pension Benefits for 2010 table and the Nonqualified Deferred Compensation for 2010 table, and accompanying narratives, for a description of the named executive officers’ accumulated benefits under our qualified defined benefit pension plans and our nonqualified deferred compensation plans.

We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a cap on the amount of base salary taken into account when calculating benefits. For officers, the limit on base salary is $200,000. For other salaried employees, the limit is $100,000. For all salaried employees, disability payments continue until age 65 if disability occurs at or before age 60 and for 5 years if disability occurs between the ages of 60 and 65. Disability benefits are reduced for amounts paid as retirement benefits. The amounts in the tables reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. As the tables reflect, with the exception of Messrs. Schwartz, Harp, and Goodin, the reduction for amounts paid as retirement benefits would eliminate disability benefits assuming a termination of employment on December 31, 2010.

Upon a change of control, share-based awards granted under our Long-Term Performance-Based Incentive Plan vest and non-share-based awards are paid in cash. All performance share awards and the annual incentives for Messrs. Hildestad, Harp, Bietz, and Goodin, which were awarded under the Long-Term Performance-Based Incentive Plan, would vest at their target levels. For this purpose, the term “change of control” is defined as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock

•	a change in a majority of our board of directors since April 22, 1997 without the approval of a majority of the board members as of April 22, 1997 or whose election was approved by such board members

•

consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors or

•	stockholder approval of our liquidation or dissolution.

MDU Resources Group, Inc. Proxy Statement	45

Proxy Statement

Performance shares are forfeited if termination of employment occurs during the first year of the performance period. If a termination of employment occurs for a reason other than cause, performance share awards granted prior to 2009 are prorated as follows:

•

if the termination of employment occurs during the second year of the performance period, the executive receives a prorated portion of any performance shares earned based on the number of months employed during the performance period and

•	if the termination of employment occurs during the third year of the performance period, the executive receives the full amount of any performance shares earned.

Beginning with performance share awards granted in 2009, these awards will be forfeited if the participant’s employment terminates for any reason before the participant has reached age 55 and completed 10 years of service. Performance shares and related dividend equivalents for those participants whose employment is terminated other than for cause after the participant has reached age 55 and completed 10 years of service will be prorated as described above.

Accordingly, if a December 31, 2010 termination other than for cause without a change of control is assumed, the named executive officers’ 2010-2012 performance share awards would be forfeited, any amounts earned under the 2009-2011 performance share awards for Mr. Hildestad would be reduced by one-third and such awards for Messrs. Schwartz, Harp, Bietz, and Goodin would be forfeited, and any amounts earned under the 2008-2010 performance share awards would not be reduced. The number of performance shares earned following a termination depends on actual performance through the full performance period. As actual performance for the 2008-2010 performance share awards has been determined, the amounts for these awards in the event of a termination without a change of control were based on actual performance, which resulted in vesting of 0% of the target award. For the 2009-2011 performance share awards, because we do not know what actual performance through the entire performance period will be, we have assumed target performance will be achieved and, therefore, show two-thirds of the target award. No amounts are shown for the 2010-2012 performance share awards because such awards would be forfeited. Although vesting would only occur after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance shares that could vest. Dividend equivalents attributable to earned performance shares would also be paid. Dividend equivalents accrued through December 31, 2010 are included in the amounts shown.

The value of the vesting of performance shares shown in the tables was determined by multiplying the number of performance shares that would vest due to termination or a change of control by the closing price of our stock on December 31, 2010.

Except for Mr. Hildestad, we also have change of control employment agreements with our named executive officers and other executives, which provide certain protections to the executives in the event there is a change of control of the company. Mr. Hildestad requested that his change of control employment agreement be terminated in June 2010. The compensation committee notified other executives with change of control employment agreements that their agreements would not be extended beyond their current expiration dates.

For these purposes, we define “change of control” as:

•	the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock

•

a change in a majority of our board of directors since the date of the agreement without the approval of a majority of the board members as of the date of the agreement or whose election was approved by such board members

•

consummation of a merger of similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors or

•	stockholder approval of our liquidation or dissolution.

If a change of control occurs, the agreements provide for a three-year employment period from the date of the change of control, during which the named executive officer is entitled to receive:

•	a base salary of not less than twelve times the highest monthly salary paid within the preceding twelve months

•	annual incentive opportunity of not less than the highest annual incentive paid in any of the three years before the change of control

•	participation in our incentive, savings, retirement, and welfare benefit plans

•	reasonable vehicle allowance, home office allowance, and subsidized annual physical examinations and

•	office and support staff, vacation, and expense reimbursement consistent with such benefits as they were provided before the change of control.

46	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Assuming a change of control occurred on December 31, 2010, the guaranteed minimum level of base salary provided over the three-year employment period would not result in an increase in any of the named executive officers’ base salaries. The minimum annual incentive opportunities Messrs. Schwartz, Harp, Bietz, and Goodin would be eligible to earn over the three-year employment period would be $780,000, $1,350,000, $1,050,000, and $966,000, respectively. The agreements also provide that severance payments and benefits will be provided:

•	if we terminate the named executive officer’s employment during the employment period, other than for cause or disability, or

•	the named executive officer resigns for good reason.

“Cause” means the named executive officer’s willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or gross misconduct materially injurious to the company. “Good reason” includes:

•	a material diminution of the named executive officer’s authority, duties, or responsibilities

•	a material change in the named executive officer’s work location and

•	our material breach of the agreement.

In such event, the named executive officer would receive:

•	accrued but unpaid base salary and accrued but unused vacation

•

a lump sum payment equal to three times his (a) annual salary using the higher of the then current annual salary or twelve times the highest monthly salary paid within the twelve months before the change of control and (b) annual incentive using the highest annual incentive paid in any of the three years before the change of control or, if higher, the annual incentive for the most recently completed fiscal year

•	a pro-rated annual incentive for the year of termination

•

an amount equal to the actuarial equivalent of the additional benefit the named executive officer would receive under the SISP and any other supplemental or excess retirement plan if employment continued for an additional three years

•	outplacement benefits and

•

a payment equal to any federal excise tax on excess parachute payments if the total parachute payments exceed 110% of the safe harbor amount for that tax. If this 110% threshold is not exceeded, the named executive officer’s payments and benefits would be reduced to avoid the tax. The named executive officers are not reimbursed for any taxes imposed on this tax reimbursement payment.

This description of severance payments and benefits reflects the terms of the agreements as in effect on December 31, 2010.

The compensation committee may also consider providing severance benefits on a case-by-case basis for employment terminations not related to a change of control. The compensation committee adopted a checklist of factors in February 2005 to consider when determining whether any such severance benefits should be paid. The tables do not reflect any such severance benefits, as these benefits are made in the discretion of the committee on a case-by-case basis and it is not possible to estimate the severance benefits, if any, that would be paid.

MDU Resources Group, Inc. Proxy Statement	47

Proxy Statement

Terry D. Hildestad

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Not for Cause or Good Reason Termination Following Change of Control ($)	Change of Control (Without Termination) ($)
Compensation:
Short-term Incentive(1)						750,000	750,000
2008-2010 Performance Shares						864,986	864,986
2009-2011 Performance Shares	786,809	786,809		786,809	786,809	1,180,224	1,180,224
2010-2012 Performance Shares						997,357	997,357
Benefits and Perquisites:
Regular SISP(2)	4,440,460	4,440,460			4,440,460	4,440,460
Excess SISP(3)	706,848	706,848			706,848	706,848
SISP Death Benefits(4)				10,762,627
Total	5,934,117	5,934,117		11,549,436	5,934,117	8,939,875	3,792,567

(1)	Represents the target 2010 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
(2)

Represents the present value of Mr. Hildestad’s vested regular SISP benefit as of December 31, 2010, which was $42,710 per month for 15 years, commencing at age 65. Present value was determined using a 5.12% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2010 table.

(3)

Represents the present value of all excess SISP benefits Mr. Hildestad would be entitled to upon termination of employment under the SISP. Present value was determined using a 5.12% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2010 table.

(4)

Represents the present value of 180 monthly payments of $85,420 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.12% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2010 table.

48	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Vernon A. Raile

Executive Benefits and Payments Upon Termination or Change of Control(1)	Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Not for Cause or Good Reason Termination Following Change of Control ($)	Change of Control (Without Termination) ($)
Compensation:
Base Salary
Short-term Incentive
2008-2010 Performance Shares							296,553
2009-2011 Performance Shares	165,224						165,224
2010-2012 Performance Shares
Total	165,224						461,777

(1)

Mr. Raile retired on February 16, 2010. The information in this table relates to his actual retirement on February 16, 2010 and assumes that a change of control occurred on December 31, 2010. His termination qualified as normal retirement under our qualified pension plan and our SISP. The amount shown for the 2009-2011 Performance Shares is the target award, prorated based on the number of months Mr. Raile worked during the performance period. Mr. Raile also had an accumulated benefit under our nonqualified deferred compensation plan. These plans and Mr. Raile’s benefits under them are described in the Pension Benefits for 2010 table and the Nonqualified Deferred Compensation for 2010 table and accompanying narratives.

MDU Resources Group, Inc. Proxy Statement	49

Proxy Statement

Doran N. Schwartz

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary							780,000
Short-term Incentive(1)							725,040
2008-2010 Performance Shares							78,243		78,243
2009-2011 Performance Shares							105,635		105,635
2010-2012 Performance Shares							172,863		172,863
Benefits and Perquisites:
Regular SISP					110,271	(2)	137,839	(3)
SISP Death Benefits(4)				1,839,550
Disability Benefits(5)					781,632
Outplacement Services							50,000
280G Tax(6)							362,763
Total				1,839,550	891,903		2,412,383		356,741

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2010, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2010 or (2) the highest annual incentive paid in 2008, 2009, and 2010.

(2)

Represents the present value of the additional SISP retirement benefit due to an additional two years vesting under our SISP. The terms of the regular SISP benefit are described following the Pension Benefits for 2010 table. Present value was determined using a 5.12% discount rate.

(3)

Represents the payment that would be made under Mr. Schwartz’s change of control agreement based on the increase in actuarial present value of his regular SISP benefit that would result if he continued employment for an additional three years.

(4)

Represents the present value of 180 monthly payments of $14,600 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.12% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2010 table.

(5)	Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 5.20% discount rate.
(6)	Determined applying the Internal Revenue Code Section 4999 excise tax of 20% only if 110% threshold is exceeded.

50	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

John G. Harp

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)		Not for Cause Termination ($)		For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary									1,350,000
Short-term Incentive									2,880,000	(1)	292,500	(2)
2008-2010 Performance Shares									296,553		296,553
2009-2011 Performance Shares									424,867		424,867
2010-2012 Performance Shares									359,043		359,043
Benefits and Perquisites:
Incremental Pension(3)	119,420		119,420				119,420		119,420
Regular SISP	1,636,132	(4)	1,636,132	(4)			2,045,166	(5)	2,045,166	(6)
SISP Death Benefits(7)						5,758,043
Disability Benefits(8)							202,911
Outplacement Services									50,000
280G Tax(9)									968,473
Total	1,755,552		1,755,552			5,758,043	2,367,497		8,493,522		1,372,963

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2010, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2010 or (2) the highest annual incentive paid in 2008, 2009, and 2010.

(2)	Represents the target 2010 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
(3)

Represents the equivalent of three additional years of service that would be provided under the Harp additional retirement benefit described following the Pension Benefits for 2010 table. Present value was determined using a 5.20% discount rate.

(4)

Represents the present value of Mr. Harp’s vested regular SISP benefit as of December 31, 2010, which was $18,280 per month for 15 years, commencing at age 65. Present value was determined using a 5.12% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2010 table. Also includes the additional benefit attributable to three additional years of service that would be provided under the retirement benefit agreement described following the Pension Benefits for 2010 table.

(5)

Represents the present value of Mr. Harp’s vested SISP benefit described in footnote 4, adjusted to reflect the increase in the present value of his regular SISP benefit that would result from an additional two years of vesting under the SISP. Present value was determined using a 5.12% discount rate.

(6)

Represents the present value of Mr. Harp’s vested SISP benefit described in footnote 4, adjusted to reflect the increase in the present value of his regular SISP benefit that would result if he continued employment for an additional three years. Present value was determined using a 5.12% discount rate.

(7)

Represents the present value of 180 monthly payments of $45,700 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.12% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2010 table.

(8)	Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 5.20% discount rate.
(9)	Determined applying the Internal Revenue Code Section 4999 excise tax of 20% only if 110% threshold is exceeded.

MDU Resources Group, Inc. Proxy Statement	51

Proxy Statement

Steven L. Bietz

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)		Not for Cause Termination ($)		For Cause Termination ($)	Death ($)	Disability ($)		Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary									1,050,000
Short-term Incentive									1,801,800	(1)	227,500	(2)
2008-2010 Performance Shares									232,140		232,140
2009-2011 Performance Shares									330,447		330,447
2010-2012 Performance Shares									279,249		279,249
Benefits and Perquisites:
Regular SISP(3)	1,068,626		1,068,626				1,068,626		1,068,626
Excess SISP	158,394	(4)	158,394	(4)			158,394	(4)	274,347	(5)
SISP Death Benefits(6)						4,059,609
Outplacement Services									50,000
280G Tax(7)									646,371
Total	1,227,020		1,227,020			4,059,609	1,227,020		5,732,980		1,069,336

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2010, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2010 or (2) the highest annual incentive paid in 2008, 2009, and 2010.

(2)	Represents the target 2010 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
(3)

Represents the present value of Mr. Bietz’s vested regular SISP benefit as of December 31, 2010, which was $16,110 per month for 15 years, commencing at age 65. Present value was determined using a 5.12% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2010 table. The three additional years of vesting credit assumed for purposes of calculating the additional SISP benefit under Mr. Bietz’s change of control agreement would not increase the actuarial present value of his SISP amount.

(4)

Represents the present value of all excess SISP benefits Mr. Bietz would be entitled to upon termination of employment under the SISP. Present value was determined using a 5.12% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2010 table.

(5)

Represents the present value of all excess SISP benefits Mr. Bietz would be entitled to, calculated with the assumption of three additional years of employment, as provided under Mr. Bietz’s change of control agreement. Present value was determined using a 5.12% discount rate. The terms of the excess SISP benefit are described following the Pension Benefits for 2010 table.

(6)

Represents the present value of 180 monthly payments of $32,220 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.12% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2010 table.

(7)	Determined applying the Internal Revenue Code Section 4999 excise tax of 20% only if 110% threshold is exceeded.

52	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

David L. Goodin

Executive Benefits and Payments Upon Termination or Change of Control	Voluntary Termination ($)	Not for Cause Termination ($)	For Cause Termination ($)	Death ($)	Disability ($)	Not for Cause or Good Reason Termination Following Change of Control ($)		Change of Control (Without Termination) ($)
Compensation:
Base Salary						966,000
Short-term Incentive						1,281,752	(1)	209,300	(2)
2008-2010 Performance Shares						136,748		136,748
2009-2011 Performance Shares						294,582		294,582
2010-2012 Performance Shares						256,922		256,922
Benefits and Perquisites:
Regular SISP(3)	693,540	693,540			693,540	693,540
SISP Death Benefits(4)				3,060,457
Disability Benefits(5)					239,891
Outplacement Services						50,000
280G Tax(6)						502,299
Total	693,540	693,540		3,060,457	933,431	4,181,843		897,552

(1)

Includes the prorated annual incentive for the year of termination, which is the full annual incentive since we assume termination occurred on December 31, 2010, and the additional severance payment of three times the annual incentive. For each of these, we used the higher of (1) the annual incentive earned in 2010 or (2) the highest annual incentive paid in 2008, 2009, and 2010.

(2)	Represents the target 2010 annual incentive, which would be deemed earned upon change of control under the Long-Term Performance-Based Incentive Plan.
(3)

Represents the present value of Mr. Goodin’s vested regular SISP benefit as of December 31, 2010, which was $12,145 per month for 15 years, commencing at age 65. Present value was determined using a 5.12% discount rate. The terms of the regular SISP benefit are described following the Pension Benefits for 2010 table. The three additional years of vesting credit assumed for purposes of calculating the additional SISP benefit under Mr. Goodin’s change of control agreement would not increase the actuarial present value of his SISP amount.

(4)

Represents the present value of 180 monthly payments of $24,290 per month, which would be paid as a SISP death benefit under the SISP. Present value was determined using a 5.12% discount rate. The terms of the SISP death benefit are described following the Pension Benefits for 2010 table.

(5)	Represents the present value of the disability benefit after reduction for amounts that would be paid as retirement benefits. Present value was determined using a 5.20% discount rate.
(6)	Determined applying the Internal Revenue Code Section 4999 excise tax of 20% only if 110% threshold is exceeded.

MDU Resources Group, Inc. Proxy Statement	53

Proxy Statement

Director Compensation for 2010

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)(1)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(2)		Total ($) (h)
Thomas Everist	60,000		79,064	—	(3)	—	—	174		139,238
Karen B. Fagg	60,000	(4)	79,064	—		—	—	174		139,238
A. Bart Holaday	55,000	(5)	79,064	—		—	—	174		134,238
Dennis W. Johnson	65,000		79,064	—		—	—	174		144,238
Thomas C. Knudson	55,000		79,064	—		—	—	174		134,238
Richard H. Lewis	55,000		79,064	—		—	—	174		134,238
Patricia L. Moss	55,000	(6)	79,064	—		—	—	174		134,238
Harry J. Pearce	130,000		79,064	—		—	—	174		209,238
Sister Thomas Welder(7)	18,333		—	—		—	—	425,187	(8)	443,520
John K. Wilson	55,000	(9)	79,064	—		—	—	174		134,238

(1)

This column reflects the grant date fair value of MDU Resources Group, Inc. common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board generally accepted accounting principles for stock-based compensation. The grant date fair value is based on the purchase price of MDU Resources Group, Inc. common stock on the grant date on May 17, 2010, which was $19.522.

(2)	Group life insurance premium.
(3)	Mr. Everist had 13,500 stock options outstanding as of December 31, 2010.
(4)	Includes $11,999 that Ms. Fagg received in our common stock in lieu of cash.
(5)	Includes $14,994 that Mr. Holaday received in our common stock in lieu of cash.
(6)	Includes $54,990 that Ms. Moss received in our common stock in lieu of cash.
(7)	Retired effective April 27, 2010.
(8)

Comprised of a group life insurance premium of $58, payments of $14,302 made during 2010 from Sister Thomas Welder’s deferred compensation and the value of Sister Thomas Welder’s deferred compensation at December 31, 2010, which is payable over five years in monthly installments.

(9)	Includes $54,990 that Mr. Wilson received in our common stock in lieu of cash.

The following table shows the cash and stock retainers payable to our non-employee directors.

Base Retainer	$55,000
Additional Retainers:
Non-Executive Chairman	75,000
Lead Director, if any	33,000
Audit Committee Chairman	10,000
Compensation Committee Chairman	5,000
Nominating and Governance Committee Chairman	5,000
Annual Stock Grant:	4,050 shares

There are no meeting fees.

In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of each director’s beneficiaries during the time each director serves on the board. The annual cost per director is $174.

Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

Directors are reimbursed for all reasonable travel expenses including spousal expenses in connection with attendance at meetings of the board and its committees. All amounts together with any other perquisites were below the disclosure threshold for 2010.

Our post-retirement income plan for directors was terminated in May 2001 for current and future directors. The net present value of each director’s benefit was calculated and converted into phantom stock. Payment is deferred pursuant to the Deferred Compensation Plan for Directors and will be made in cash over a five-year period after the director’s retirement from the board.

54	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The board revised our stock ownership policy for directors in November 2010. Each director is required, rather than expected, to own our common stock equal in value to five times the director’s base retainer. Shares acquired through purchases on the open market and participation in our director stock plans will be considered in ownership calculations as will ownership of our common stock by a spouse. A director is allowed five years commencing January 1 of the year following the year of that director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. For stock ownership, please see “Security Ownership.”

In our Director Compensation Policy, we prohibit our directors from hedging their ownership of company common stock. Directors may not enter into transactions that allow the director to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

Narrative Disclosure of our Compensation Policies and Practices
as They Relate to Risk Management
Senior management has conducted an assessment of the risks arising from our compensation policies and practices for all employees and concluded that none of these risks is reasonably likely to have a material adverse effect on the company. After review and discussion with senior management, the compensation committee concurred with this assessment.

As part of its assessment of the risks arising from our compensation policies and practices for all employees, senior management identified the principal areas of risk faced by the company that may be affected by our compensation policies and practices for all employees, including any risks resulting from our operating businesses’ compensation policies and practices. In assessing the risks arising from our compensation policies and practices, senior management identified the following practices as factors that serve to mitigate any risks arising from our compensation plans and programs:

Business management and governance practices

•	hedging on oil and gas production to reduce commodity price volatility

•	board of director oversight on capital expenditure and operating plans that promotes careful consideration of financial assumptions

•	limitation on business acquisitions without board of director approval

•	employee integrity training programs and anonymous reporting systems

•	quarterly risk assessment reports at audit committee meetings and

•	prohibition on hedging of company stock by Section 16 officers and directors.

Compensation practices

•

active compensation committee review of executive compensation, including comparison of executive compensation to total shareholder return ratio to the ratio for the performance graph peer group (PEER4 Analysis)

•	the initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies

•	consideration of peer group and/or relevant industry practices to establish appropriate compensation target amounts

•	a balanced compensation mix of fixed salary and annual or long-term incentives tied to our financial performance

•	use of interpolation for annual and long-term incentive awards to avoid payout cliffs

•	negative discretion to adjust any annual or long-term incentive award downward

•	use of caps on annual incentive awards and stock granted under long-term incentive awards (200% of target)

•	discretionary clawbacks on incentive payments in the event of a financial restatement

•	use of performance shares, rather than stock options or stock appreciation rights, as equity component of incentive compensation

•	use of performance shares with a relative, rather than an absolute, total stockholder return performance goal and mandatory reduction in award if total stockholder return is negative

•	use of three-year performance periods to discourage short-term risk-taking

MDU Resources Group, Inc. Proxy Statement	55

Proxy Statement

•	substantive incentive goals measured by return on invested capital and earnings per share criteria, which encourage balanced performance and are important to stockholders

•	use of financial performance metrics that are readily monitored and reviewed

•	regular review of the appropriateness of the companies in the performance graph peer group

•	stock ownership requirements for executives participating in the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and for the board of directors

•	mandatory holding periods for 50% of any net after-tax shares earned under long-term incentive awards granted in 2011 and thereafter and

•	use of independent consultants in establishing pay targets at least biennially.

56	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS
At the first annual meeting of the board after the annual meeting of stockholders, our board of directors elects our executive officers, who serve until their successors are chosen and qualify. A majority of our board of directors may remove any executive officer at any time. Information concerning our executive officers, including their ages, present corporate positions, and business experience, is as follows:

Name	Age	Present Corporate Position and Business Experience
Terry D. Hildestad	61	President and Chief Executive Officer. For information about Mr. Hildestad, see “Election of Directors.”

Steven L. Bietz	52

Mr. Bietz was elected president and chief executive officer of WBI Holdings, Inc. effective March 4, 2006; president effective January 2, 2006; executive vice president and chief operating officer effective September 1, 2002; vice president-administration and chief accounting officer effective November 3, 1999; vice president-administration effective February 1997; and controller effective January 1994.

William R. Connors	49

Mr. Connors was elected vice president–renewable resources of MDU Resources Group, Inc., effective September 1, 2008. Prior to that, he was vice president-business development of Cascade Natural Gas Corporation effective November 2007; vice president-origination, contracts & regulatory of Centennial Energy Resources, LLC, effective January 2007; vice president-origination, contracts & regulatory of Centennial Power, Inc., effective July 2005; and, was first employed as vice president-contracts & regulatory of Centennial Power, Inc., effective July 2004. Prior to that Mr. Connors was of counsel to Miller Nash, LLP, a law firm in Seattle, Washington.

Mark A. Del Vecchio	51

Mr. Del Vecchio was elected vice president–human resources on October 1, 2007. From November 3, 2003 to October 1, 2007, Mr. Del Vecchio was director of executive programs and compensation. From April 1996 to October 31, 2003, Mr. Del Vecchio was vice president and member of The Carter Group, LLC, an executive search and management consulting company.

David L. Goodin	49

Mr. Goodin was elected president and chief executive officer of Montana-Dakota Utilities Co., Great Plains Natural Gas Co., and Cascade Natural Gas Corporation effective June 6, 2008, and president and chief executive officer of Intermountain Gas Company effective October 1, 2008. Prior to that, he was president of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective March 1, 2008; president of Cascade Natural Gas Corporation effective July 2, 2007; executive vice president-operations and acquisitions of Montana-Dakota Utilities Co. effective January 2007; vice president-operations effective January 2000; electric systems manager effective April 1999; electric systems supervisor effective August 1993; division electric superintendent effective February 1989; and division electrical engineer effective May 1983.

John G. Harp	58

Mr. Harp was elected president and chief executive officer of Utility Services Inc., which is now MDU Construction Services Group, Inc., effective September 29, 2004. From May 2004 to September 29, 2004, Mr. Harp was vice president of Ledcor Technical Services Inc., a provider of fiber optic cable maintenance services. From April 2001 to May 2004, he was president of JODE CORP., a broadband maintenance company. Mr. Harp sold JODE CORP. to Ledcor Construction in May 2004. Prior to that, he was president of Harp Line Constructors Co. and Harp Engineering, Inc. from July 1998, when they were bought by Utility Services Inc., to April 2001.

Nicole A. Kivisto	37

Ms. Kivisto was elected vice president, controller and chief accounting officer effective February 17, 2010. Prior to that she was controller effective December 1, 2005; a financial analyst IV in the Corporate Planning Department effective May 2003; a financial and investor relations analyst in the Investor Relations Department effective May 2000; and a financial analyst in the Corporate Accounting Department effective July 1995.

Douglass A. Mahowald	61

Mr. Mahowald was elected treasurer and assistant secretary effective February 17, 2010. Prior to that he was the assistant treasurer and assistant secretary effective August 1992; treasury services manager effective November 1982; and budget statistician effective February 1982.

Cynthia J. Norland	56

Ms. Norland was elected vice president–administration effective July 16, 2007. Prior to that she was the assistant vice president–administration effective January 17, 2007; associate general counsel in the Legal Department effective March 6, 2004; and senior attorney in the Legal Department effective June 1, 1995.

Paul K. Sandness	56

Mr. Sandness was elected general counsel and secretary of the company, its divisions and major subsidiaries effective April 6, 2004. He also was elected a director of the company’s principal subsidiaries and was appointed to the Managing Committees of Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. Prior to that he served as a senior attorney effective 1987 and as an assistant secretary of several subsidiary companies.

William E. Schneider	62

Mr. Schneider was elected president and chief executive officer of Knife River Corporation effective May 1, 2005; and senior vice president-construction materials effective from September 15, 1999 to April 30, 2005.

MDU Resources Group, Inc. Proxy Statement	57

Proxy Statement

Doran N. Schwartz	41

Mr. Schwartz was elected vice president and chief financial officer effective February 17, 2010. Prior to that, he was vice president and chief accounting officer effective March 1, 2006; and assistant vice president-special projects effective September 6, 2005. He was director of membership rewards for American Express, a financial services company, from November 2004 to August 1, 2005; audit manager for Deloitte & Touche, an audit and professional services company, from June 2002 to November 2004; and audit manager/senior for Arthur Andersen, an audit and professional services company, from December 1997 to June 2002.

John P. Stumpf	51

Mr. Stumpf was elected vice president–strategic planning effective December 1, 2006. Mr. Stumpf was vice president–corporate development for Knife River Corporation from July 1, 2002 to November 30, 2006, and director of corporate development of Knife River Corporation from January 14, 2002 to June 30, 2002. Prior to that, he was special projects manager for Knife River Corporation from May 1, 2000 to January 13, 2002.

SECURITY OWNERSHIP
The table below sets forth the number of shares of our capital stock that each director and each nominee for director, each named executive officer, and all directors and executive officers as a group owned beneficially as of December 31, 2010.

			Common Shares Beneficially
			Owned Include:
			Shares
			Individuals			Deferred
			Have Rights			Director Fees
	Common Shares		to Acquire	Shares Held By		Held as
	Beneficially		Within 60	Family	Percent	Phantom
Name	Owned(1)		Days(2)	Members(3)	of Class	Stock(4)
Steven L. Bietz	67,347	(5)			*
Thomas Everist	1,874,673	(6)	13,500		1.0	27,502
Karen B. Fagg	24,736				*
David L. Goodin	31,531	(5)		8,603	*
John G. Harp	85,025	(5)			*
Terry D. Hildestad	214,073				*
A. Bart Holaday	28,831				*
Dennis W. Johnson	73,574	(7)		4,560	*
Thomas C. Knudson	13,550				*
Richard H. Lewis	20,250				*	13,273
Patricia L. Moss	49,007				*
Harry J. Pearce	207,100				*	45,218
Vernon A. Raile	89,582	(5)		2,000	*
Doran N. Schwartz	14,736	(5)			*
John K. Wilson	74,309				*
All directors and executive officers as a group (23 in number)	3,127,161		13,950	19,932	1.7	85,993

*	Less than one percent of the class.
(1)	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security.
(2)

Indicates shares of our stock that executive officers and directors have the right to acquire within 60 days pursuant to stock options. These shares are included in the “Common Shares Beneficially Owned” column.

(3)	These shares are included in the “Common Shares Beneficially Owned” column.
(4)

These shares are not included in the “Common Shares Beneficially Owned” column. Directors may defer all or a portion of their cash compensation pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board.

(5)	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
(6)	Includes 1,820,000 shares of common stock acquired through the sale of Connolly-Pacific to us.
(7)	Mr. Johnson disclaims all beneficial ownership of the 4,560 shares owned by his wife.

58	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The table below sets forth information with respect to any person we know to be the beneficial owner of more than five percent of any class of our voting securities.

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership		of Class
Common Stock	New York Life Trust Company 51 Madison Avenue New York, NY 10010	10,092,631	(1)	5.36%

Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,729,371	(2)	5.70%

(1)

In a Schedule 13G/A, Amendment No. 11, filed on February 11, 2011, New York Life Trust Company indicates that it holds these shares as directed trustee of our 401(k) plan and has sole voting and dispositive power with respect to all shares.

(2)

In a Schedule 13G/A, Amendment No. 1, filed on February 2, 2011, BlackRock, Inc. reports sole voting and dispositive power with respect to all shares as the parent holding company or control person of BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited, and BlackRock Investment Management (UK) Limited.

RELATED PERSON TRANSACTION DISCLOSURE
The board of directors has adopted a policy for the review of related person transactions. This policy is contained in our corporate governance guidelines, which are posted on our website at www.mdu.com.

The audit committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our stockholders and the company. Financial transactions, arrangements, relationships, or any series of similar transactions, arrangements, or relationships in which a related person had or will have a material interest and that exceed $120,000 are subject to the committee’s review.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Immediate family members are spouses, parents, stepparents, mothers-in-law, fathers-in-law, siblings, brothers-in-law, sisters-in-law, children, stepchildren, daughters-in-law, sons-in-law, and any person, other than a tenant or domestic employee, who shares the household of a director, director nominee, executive officer, or holder of 5% or more of our voting stock.

After its review, the committee makes a determination or a recommendation to the board and officers of the company with respect to the related person transaction. Upon receipt of the committee’s recommendation, the board of directors or officers, as the case may be, take such action as they deem appropriate in light of their responsibilities under applicable laws and regulations.

The audit committee and the board of directors reviewed two leases between an indirect subsidiary of the company and a Nevada limited liability company, MOJO Montana, LLC (MOJO). John G. Harp, who is President and Chief Executive Officer of MDU Construction Services Group, Inc., and his brother, Michael D. Harp, are managing members of MOJO. The properties described in these two leases are located in Kalispell and Billings, Montana, and have been leased since 1998. In May 2010, the audit committee determined that renewing these leases was in the company’s best interests after it reviewed 2010 third party appraisals for the properties and considered the consumer price index and our operating companies’ knowledge of local property markets. The audit committee recommended and the board approved three-year leases for these properties that provide for our indirect subsidiary to pay a combined monthly rent of $9,508 to MOJO.

CORPORATE GOVERNANCE

Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines, which are available for review on our corporate website at http://www.mdu.com/Documents/Governance/2010_11_CorpGov.pdf. The board of directors has determined that Thomas Everist, Karen B. Fagg, A. Bart Holaday, Dennis W. Johnson, Thomas C. Knudson, Richard H. Lewis, Patricia L. Moss, Harry J. Pearce, and John K. Wilson:

•	have no material relationship with us and

•	are independent in accordance with our director independence guidelines and the New York Stock Exchange listing standards.

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Proxy Statement

The board of directors determined that prior to her retirement on April 27, 2010, Sister Thomas Welder had no material relationship with us and was independent in accordance with our director independence guidelines and the New York Stock Exchange listing standards.

In determining director independence for 2010, the board of directors considered the following transactions or relationships:

•	Mr. Everist’s ownership of approximately 1.85 million shares of our common stock

•

charitable contributions to St. Vincent Healthcare in the amount of $50,000 – Ms. Fagg was a director on the Foundation for St. Vincent Healthcare; charitable contributions in the amount of $13,825 to the Montana State University – Ms. Fagg serves as a member of the Montana State University’s Engineering Advisory Council

•

charitable contributions in the amount of $16,150 to the University of North Dakota Foundation – Mr. Holaday serves as the Chairman of the Board and as a Trustee for the University of North Dakota Center for Innovation Foundation and also serves as a director for the University of North Dakota Foundation; charitable contributions in the amount of $1,250 to Jamestown College – Mr. Holaday serves as a director for Jamestown College

•	charitable contributions to the City of Dickinson in the amount of $20,000 – Mr. Johnson is president of the City of Dickinson board of commissioners

•

charitable contributions to Colorado UpLift in the amount of $25,000 – Mr. Lewis is chairman of Colorado UpLift’s Development Board; charitable contributions in the amount of $10,000 to the Alliance for Choice in Education – Mr. Lewis serves as a director on the Alliance board

•	charitable contributions in the amount of $15,000 to the St. Charles Foundation – Ms. Moss served as chairman and as a director on the St. Charles Medical Center and

•

payment of our employees’ tuition and education-related expenses and charitable contributions in the amount of $86,644 to the University of Mary – Sister Welder was the president of the University of Mary; charitable contributions to Missouri Slope Areawide United Way in the amount of $20,500 – Sister Welder serves as a director of the Missouri Slope Areawide United Way.

Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2010, no directors submitted resignations under this requirement.

Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide, which applies to all employees, directors, and officers.

We intend to satisfy our disclosure obligations regarding:

•

amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b) and

•	waivers of the code of conduct for our directors or executive officers, as required by New York Stock Exchange listing standards by posting such information on our website at http://www.mdu.com/Documents/Governance/IntegrityGuide.pdf.

Board Leadership Structure and Board’s Role in Risk Oversight
The board separated the positions of chairman of the board and chief executive officer in 2006 and elected Harry J. Pearce, a non-employee independent director, as our chairman, and Terry D. Hildestad as our president and chief executive officer. Separating these positions allows our chief executive officer to focus on the full-time job of running our business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board believes this structure recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board of directors is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. Having an independent chairman is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders. An independent chairman avoids the conflicts of interest that arise when the chairman and chief executive positions are combined and more effectively manages relationships between the board and the chief executive officer. An independent chairman is in a better position to encourage frank and lively discussions and to assure that the company has adequately assessed all appropriate business risks before

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adopting its final business plans and strategies. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board continues to believe that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of competition and weather conditions. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board believes that establishing the right “tone at the top” and that full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chairman meets regularly with our president and chief executive officer and other senior officers to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on strategic matters involving our operations. The board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.

While the board is ultimately responsible for risk oversight at our company, our three board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk assessment and management in a general manner and specifically in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with New York Stock Exchange requirements, discusses policies with respect to risk assessment and risk management and their adequacy and effectiveness. Risk assessment reports are regularly provided by management to the audit committee. This opens the opportunity for discussions about areas where the company may have material risk exposure, steps taken to manage those exposures, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board of directors on the company’s management of risks in the audit committees’ areas of responsibility. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board Meetings and Committees
 During 2010, the board of directors held six meetings. Each incumbent director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2010. Director attendance at our annual meeting of stockholders is left to the discretion of each director. Two directors attended our 2010 annual meeting of stockholders.

Harry J. Pearce was elected non-employee chairman of the board on August 17, 2006. Mr. Pearce served as lead director from February 15, 2001 to August 17, 2006. He presides at the executive session of the non-employee directors held in connection with each regularly scheduled quarterly board of directors meeting. The non-employee directors also meet in executive session with the chief executive officer at each regularly scheduled quarterly board of directors meeting. All of our non-employee directors are independent directors.

The board has a standing audit committee, compensation committee, and nominating and governance committee. These committees are composed entirely of independent directors.

The audit, compensation, and nominating and governance committees have charters, which are available for review on our website at http://www.mdu.com/Governance/Pages/BoardChartersandCommittees.aspx. Our corporate governance guidelines are available at http://www.mdu.com/Documents/Governance/2010_11_CorpGov.pdf, and our Leading With Integrity Guide is also on our website at http://www.mdu.com/Documents/Governance/IntegrityGuide.pdf.

Nominating and Governance Committee
The nominating and governance committee met four times during 2010. The committee members were Karen B. Fagg, chairman, Richard H. Lewis, A. Bart Holaday, who joined the committee effective February 11, 2010, and Sister Thomas Welder, until she retired from the board on April 27, 2010.

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Proxy Statement

The nominating and governance committee provides recommendations to the board with respect to:

•	board organization, membership, and function

•	committee structure and membership

•	succession planning for our executive management and directors and

•	corporate governance guidelines applicable to us.

The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.

The committee identifies individuals qualified to become directors and recommends to the board the nominees for director for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.

In identifying nominees for director, the committee consults with board members, our management, consultants, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.

Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend. Stockholders may submit director candidate recommendations to the nominating and governance committee chairman in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. Please include the following information:

•	the candidate’s name, age, business address, residence address, and telephone number

•	the candidate’s principal occupation

•	the class and number of shares of our stock owned by the candidate

•	a description of the candidate’s qualifications to be a director

•	whether the candidate would be an independent director and

•	any other information you believe is relevant with respect to the recommendation.

These guidelines provide information to stockholders who wish to recommend candidates for director for consideration by the nominating and governance committee. Stockholders who wish to actually nominate persons for election to our board at an annual meeting of stockholders must follow the procedures set forth in section 2.08 of our bylaws. You may obtain a copy of the bylaws by writing to the secretary of MDU Resources Group, Inc. at the address above. Our bylaws are also available on our website at http://www.mdu.com/Documents/Governance/2010_11_Bylaws.pdf. See also the section entitled “2012 Annual Meeting of Stockholders” later in the proxy statement.

There are no differences in the manner by which the committee evaluates director candidates recommended by stockholders and those recommended by other sources.

In evaluating director candidates, the committee considers an individual’s:

•	background, character, and experience

•	skills and experience which complement the skills and experience of current board members

•	success in the individual’s chosen field of endeavor

•	skill in the areas of accounting and financial management, banking, general management, human resources, marketing, operations, public affairs, law, and operations abroad

•	background in publicly traded companies

•	geographic area of residence

•	diversity of business and professional experience, skills, gender and ethnic background, as appropriate in light of the current composition and needs of the board

•	independence, including affiliations or relationships with other groups, organizations, or entities and

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•

prior and future compliance with applicable law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and our other policies and guidelines.

As indicated above, when identifying nominees to serve as director, the nominating and governance committee will consider candidates with diverse business and professional experience, skills, gender, and ethnic background, as appropriate, in light of the current composition and needs of the board. The nominating and governance committee assesses the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. The composition of the current board reflects diversity in business and professional experience, skills, and gender.

The committee generally will hire an outside firm to perform a background check on potential nominees.

Audit Committee
The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

The audit committee met eight times during 2010. The audit committee members are Dennis W. Johnson, chairman, A. Bart Holaday, Richard H. Lewis, and John K. Wilson. The board of directors has determined that Messrs. Johnson, Holaday, Lewis, and Wilson are “audit committee financial experts” as defined by Securities and Exchange Commission regulations and Messrs. Johnson, Holaday, Lewis, and Wilson meet the independence standard for audit committee members under our director independence guidelines and the New York Stock Exchange listing standards, including the Securities and Exchange Commission’s audit committee member independence requirements.

The audit committee assists the board of directors in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee:

•	assists the board’s oversight of

	o	the integrity of our financial statements and system of internal controls

	o	our compliance with legal and regulatory requirements

	o	the independent auditors’ qualifications and independence

	o	the performance of our internal audit function and independent auditors and

	o	risk management in the audit committee’s areas of responsibility and

•	arranges for the preparation of and approves the report that Securities and Exchange Commission rules require we include in our annual proxy statement.

Audit Committee Report

In connection with our financial statements for the year ended December 31, 2010, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Dennis W. Johnson, Chairman A. Bart Holaday Richard H. Lewis John K. Wilson

MDU Resources Group, Inc. Proxy Statement	63

Proxy Statement

Compensation Committee
The compensation committee met six times during 2010. The compensation committee members are Thomas Everist, chairman, Karen B. Fagg, Thomas C. Knudson, and Patricia L. Moss.

The compensation committee’s responsibilities, as set forth in its charter, include:

•	review and recommend changes to the board regarding our executive compensation policies for directors and executives

•	evaluate the chief executive officer’s performance and, either as a committee or together with other independent directors as directed by the board, determine his or her compensation

•	recommend to the board the compensation of our other Section 16 officers and directors

•	establish goals, make awards, review performance and determine, or recommend to the board, awards earned under our annual and long-term incentive compensation plans

•

review and discuss with management the compensation discussion and analysis and based upon such review and discussion, determine whether to recommend to the board that the Compensation Discussion and Analysis be included in our proxy statement and/or our Annual Report on Form 10-K

•	arrange for the preparation of and approve the compensation committee report to be included in our proxy statement and/or Annual Report on Form 10-K and

•	assist the board in overseeing the management of risk in the committee’s areas of responsibility.

The compensation committee and the board of directors have sole and direct responsibility for determining compensation for our Section 16 officers and directors. The compensation committee makes recommendations to the board regarding compensation of all Section 16 officers, and the board then approves the recommendations. The compensation committee and the board may not delegate their authority. They may, however, use recommendations from outside consultants, the chief executive officer, and the human resources department. The chief executive officer, the vice president-human resources, and general counsel regularly attend compensation committee meetings. The committee meets in executive session as needed.

We discuss our processes and procedures for consideration and determination of compensation of our Section 16 officers in the Compensation Discussion and Analysis. We also discuss in the Compensation Discussion and Analysis the role of our executive officers in determining or recommending compensation for our Section 16 officers.

As discussed in the Compensation Discussion and Analysis, the vice president-human resources and the human resources department prepared the 2010 competitive assessment of compensation for our Section 16 officer positions. The vice president-human resources and the human resources department also worked with the chief executive officer to:

•	recommend salary grades, base salaries and annual and long-term incentive targets for our executive officers

•

review recommended base salary grades, salary increases, and annual and long-term incentive targets submitted by executive officers for officers reporting to them for reasonableness and alignment with company or business unit objectives and

•	design and update annual and long-term incentive programs.

During 2010, the compensation committee directed Towers Watson to work with the vice president-human resources on the executive officer and chief executive officer compensation reviews with respect to 2011 compensation.

The compensation committee has sole authority to retain, discharge, and approve fees and other terms and conditions for retention of compensation consultants to assist in consideration of the compensation of the chief executive officer, the other Section 16 officers, and the board of directors. The compensation committee charter requires the committee’s pre-approval of the engagement of the committee’s compensation consultants by the company for any other purpose.

In an engagement letter dated April 8, 2010, and signed by the chairman of the compensation committee, the compensation committee retained Towers Watson for assistance with 2011 compensation for the Section 16 officers and the chief executive officer. The compensation committee asked Towers Watson to prepare executive compensation reviews for the Section 16 officers and for the chief executive officer similar to those prepared in prior years.

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Proxy Statement

In its review for the Section 16 officers, excluding the chief executive officer, Towers Watson was asked to

•	match the Section 16 officer positions to survey data to generate 2011 market estimates for base salaries and short-term and long-term incentives

•	address general trends in executive compensation

•	compare base salaries and short-term and long-term incentives, by position, to market estimates and recommend salary grade changes as appropriate

•	construct a recommended 2011 salary grade structure

•	verify the competitiveness of short-term and long-term incentive targets associated with salary grades and recommend modifications as appropriate and

•	address pay equity as it relates to our chief executive compensation compared to our other executives.

In the chief executive officer review, Towers Watson was asked to use survey data and data from the company’s performance graph peer group to

•	develop competitive estimates for base salary and target short-term and long-term incentives

•	recommend changes in base salary and incentive targets based on the competitive data and

•	address general trends in chief executive officer compensation.

The compensation committee authorized the company to participate in compensation and employee benefits surveys sponsored by Towers Watson.

The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. The compensation committee did not retain an outside consultant for the 2010 compensation review for the board of directors. At its May 2010 meeting, the committee reviewed the analysis of competitive data and recent trends in director compensation prepared by the human resources department and the vice president-human resources. The company’s analysis was based on proxy data from our performance graph peer group companies compiled by Equilar and on data from the National Association of Corporate Directors 2009/2010 Director Compensation Report. The committee compared these data to our directors’ compensation and each of its components. After review and discussion of the market data, which indicated that aggregate director compensation was below the median of the National Association of Corporate Directors 2009/2010 Director Compensation Report companies and above the median – 52nd percentile – of the peer group companies, the compensation committee recommended, and the board approved, that no changes be made to director compensation for 2010.

Stockholder Communications
Stockholders and other interested parties who wish to contact the board of directors or an individual director, including our non-employee chairman or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of our common stock file reports of their trading in our equity securities with the Securities and Exchange Commission. Based solely on a review of Forms 3, 4, and 5 and any amendments to these forms furnished to us during and with respect to 2010 or written representations that no Forms 5 were required, we believe that all such reports were timely filed.

OTHER BUSINESS
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. In addition, other than as described in the following sentences, we have not been informed that any other matter will be presented to the meeting by others. One stockholder proposal was submitted for inclusion in the proxy statement, which we have omitted because it was withdrawn. If this stockholder complies with our advance notice bylaw provisions and properly presents the proposal at the annual meeting, it is the intention of the persons named in the proxy to vote against this proposal. If any other matter requiring a vote of the stockholders should arise, the persons named in the enclosed proxy will vote in accordance with their best judgment.

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Proxy Statement

SHARED ADDRESS STOCKHOLDERS
In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one annual report to stockholders and one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate annual report to stockholders and proxy statement in the future, he or she may contact the office of the treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our annual report to stockholders and proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to stockholders and proxy statement to a stockholder at a shared address to which a single copy of the document was delivered.

2012 ANNUAL MEETING OF STOCKHOLDERS
 Director Nominations: Our bylaws provide that director nominations may be made only by (i) the board at any meeting of stockholders or (ii) at an annual meeting by a stockholder entitled to vote for the election of directors and who has complied with the procedures established by the bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder intending to make the nomination must have given timely and proper notice of the nomination in writing to the corporate secretary in accordance with and containing all information and the completed questionnaire provided for in the bylaws. To be timely, such notice must be delivered to or mailed to the corporate secretary and received at our principal executive offices not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting of stockholders expected to be held April 24, 2012, any stockholder who wishes to submit a nomination must submit the required notice to the corporate secretary on or before January 27, 2012.

Other Meeting Business: Our bylaws also provide that no business may be brought before an annual meeting except (i) as specified in the meeting notice given by or at the direction of the board, (ii) as otherwise properly brought before the meeting by or at the direction of the board or (iii) properly brought before the meeting by a stockholder entitled to vote who has complied with the procedures established by the bylaws. For business to be properly brought before an annual meeting by a stockholder (other than nomination of a person for election as a director which is described above) the stockholder must have given timely and proper notice of such business in writing to the corporate secretary, in accordance with, and containing all information provided for in the bylaws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, such notice must be delivered or mailed to the corporate secretary and received at our principal offices not later than the close of business 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of our annual meeting expected to be held April 24, 2012, any stockholder who wishes to bring business before the meeting (other than nomination of a person for election as a director which is described above) must submit the required notice to the corporate secretary on or before January 27, 2012.

Discretionary Voting: Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to use discretionary voting authority to vote on matters coming before an annual stockholders’ meeting if we do not have notice of the matter at least 45 days before the anniversary date on which we first mailed our proxy materials for the prior year’s annual stockholders’ meeting or the date specified by an advance notice provision in our bylaws. Our bylaws contain an advance notice provision that we have described above. For our annual meeting of stockholders expected to be held on April 24, 2012, stockholders must submit such written notice to the corporate secretary on or before January 27, 2012.

Stockholder Proposals: The requirements we describe above are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement under Rule 14a-8 of the Exchange Act. For purposes of our annual meeting of stockholders expected to be held on April 24, 2012, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must submit such proposal to the corporate secretary on or before November 12, 2011.

Bylaw Copies: You may obtain a copy of the full text of the bylaw provisions discussed above by writing to the corporate secretary. Our bylaws are also available on our website at: http://www.mdu.com/Documents/Governance/2010_11_Bylaws.pdf.

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Proxy Statement

We will make available to our stockholders to whom we furnish this proxy statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2010, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Paul K. Sandness
Secretary
March 11, 2011

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EXHIBIT A

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1

Establishment of the Plan. MDU Resources Group, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options (NQSO), Incentive Stock Options (ISO), Stock Appreciation Rights (SAR), Restricted Stock, Performance Units, Performance Shares and other awards.

The Plan first became effective when approved by the stockholders at the annual meeting on April 22, 1997. The Plan, as amended, will become effective on April 25, 2006 if it is approved by the stockholders at the 2006 annual meeting. The Plan shall remain in effect as provided in Section 1.3 herein.

1.2

Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company stockholders and customers.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3

Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1

“Award” means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

2.2	“Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3	“Base Value” of an SAR shall have the meaning set forth in Section 7.1 herein.

2.4	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.5	A “Change in Control” shall mean:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

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(b)

Individuals who, as of April 22, 1997, which is the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.

2.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7	“Committee” means the Committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.8	“Company” means MDU Resources Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 18 herein.

2.9	“Covered Employee” means any Participant who would be considered a “Covered Employee” for purposes of Section 162(m) of the Code.

2.10	“Director” means any individual who is a member of the Board of Directors of the Company.

2.11	“Disability” means “permanent and total disability” as defined under Section 22(e)(3) of the Code.

2.12	“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.13	“Eligible Employee” means an Employee who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.14

“Employee” means any full-time or regularly-scheduled part-time employee of the Company or of the Company’s Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. Directors who are not otherwise employed by the Company shall not be considered Employees for purposes of the Plan. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

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2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16	“Exercise Period” means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.17

“Fair Market Value” shall mean the average of the high and low sale prices as reported in the consolidated transaction reporting system or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.18	“Freestanding SAR” means an SAR that is granted independently of any Option.

2.19	“Full Value Award” means an Award pursuant to which Shares may be issued, other than an Option or an SAR.

2.20

“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

2.21	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.22	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.24	“Participant” means an Employee of the Company who has outstanding an Award granted under the Plan.

2.25

“Performance Goals” means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, capital efficiency, earnings before interest, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, shareholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, safety, sustainability, profit returns and margins, financial return ratios, market performance, oil and/or gas production (growth, value and costs) and oil and/or gas reserves (including proved, probable and possible reserves and growth, value and costs) and finding or development costs. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

2.26	“Performance Unit” means an Award granted to an Employee, as described in Article 9 herein.

2.27	“Performance Share” means an Award granted to an Employee, as described in Article 9 herein.

2.28	“Period of Restriction” means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

2.29

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a “group” in Section 13(d) thereof.

2.30

“Qualified Restricted Stock” means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.31	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.32	“Shares” means the shares of common stock of the Company.

2.33

“Stock Appreciation Right” or “SAR” means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

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Proxy Statement

2.34	“Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.

2.35

“Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3. Administration

3.1

The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2

Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3

Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4

Approval. The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

3.5

Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

3.6	Costs. The Company shall pay all costs of administration of the Plan.

Article 4. Shares Subject to the Plan

4.1

Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 9,242,806. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares withheld from an Award of Restricted Stock to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan. Shares that are withheld to satisfy the Option Price or tax withholding obligations related to an Option, SAR or other Award pursuant to which the Shares withheld have not yet been issued shall not be deemed to be Shares issued under the Plan.

Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.

4.2

Adjustments in Authorized Shares. In the event of any equity restructuring such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Price, Base Value or other price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution

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Proxy Statement

or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3

Individual Limitations. Subject to Section 4.2 herein, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (ii) the total number of shares of Qualified Restricted Stock that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 2,250,000 Performance Shares or Performance Units, as the case may be; (iv) the total number of Shares that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 2,250,000 Shares; (v) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $6,000,000; and (vi) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $6,000,000.

Article 5. Eligibility and Participation

5.1

Eligibility. Persons eligible to participate in the Plan include all officers and key employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2

Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1	Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2

Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or an NQSO.

The Option Price for each Share purchasable under any Incentive Stock Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value per Share at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Company or of any Subsidiary which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, the Option Price for each Share shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Option is granted. The Option Price will be subject to adjustment in accordance with the provisions of Section 4.2 of the Plan.

No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Company or of any Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Company or of any Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

6.3

Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve.

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Proxy Statement

A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provisions for full payment for the Shares.

The Option Price upon exercise of any Option shall be payable either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (c) by share withholding, (d) by cashless exercise or (e) by a combination of (a),(b),(c), and/or (d).

As soon as practicable after receipt of a written notification of exercise of an Option, provisions for full payment therefor and satisfaction or provision for satisfaction of any tax withholding or other obligations, the Company shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a Share certificate or certificates in an appropriate aggregate amount based upon the number of Shares purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

6.4

Termination of Employment. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of employment. If the employment of a Participant by the Company or by any Subsidiary is terminated for any reason other than death, any Incentive Stock Option granted to such Participant may not be exercised later than three (3) months (one (1) year in the case of termination due to Disability) after the date of such termination of employment.

6.5

Transferability of Options. Except as otherwise determined by the Committee and set forth in the Option Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Incentive Stock Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 7. Stock Appreciation Rights

7.1

Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Price of the related Option.

7.2

SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

7.3

Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

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Proxy Statement

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

(b) the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.4

Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination of employment.

7.5

Transferability of SARs. Except as otherwise determined by the Committee and set forth in the SAR Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 8. Restricted Stock

8.1

Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.

In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as Qualified Restricted Stock, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock upon the attainment of the Performance Goals selected by the Committee.

8.2

Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.

8.3

Transferability. Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4	Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from MDU Resources Group, Inc.”

The Company shall have the right to retain the certificates representing Restricted Stock in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied.

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8.5

Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 8.4 removed from his or her stock certificate.

8.6	Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

8.7

Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty-five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.

8.8

Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants and may reflect distinctions based on the reasons for termination of employment.

Article 9. Performance Units and Performance Shares

9.1

Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Employee at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2

Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

9.3

Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called a “Performance Period.”

9.4

Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.5

Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6

Termination of Employment. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant’s employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination of employment.

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Proxy Statement

9.7

Transferability. Except as otherwise determined by the Committee and set forth in the Performance Unit/Performance Share Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant’s rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.

Article 10. Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12. Deferrals

The Committee may permit a Participant to defer the Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Employees

13.1

Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, for any reason or no reason in the Company’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

13.2	Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Article 14. Change in Control

The terms of this Article 14 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b)

Any restriction periods and restrictions imposed on Restricted Stock, Qualified Restricted Stock or Awards granted pursuant to Article 10 (if not performance-based) shall be deemed to have expired and such Restricted Stock, Qualified Restricted Stock or Awards shall become immediately vested in full; and

(c)

The target payout opportunity attainable under all outstanding Awards of Performance Units, Performance Shares and Awards granted pursuant to Article 10 (if performance-based) shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and shall be paid out promptly in Shares or cash pursuant to the terms of the Award Agreement, or in the absence of such designation, as the Committee shall determine.

MDU Resources Group, Inc. Proxy Statement	A-9

Proxy Statement

Article 15. Amendment, Modification and Termination

15.1

Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that no amendment shall be made which shall increase the total number of Shares that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders. The Board of Directors of the Company is also authorized to amend the Plan and the Options granted hereunder to maintain qualification as “incentive stock options” within the meaning of Section 422 of the Code, if applicable.

15.2

Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16. Withholding

16.1

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

16.2

Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

Article 17. Minimum Vesting

Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards with no performance-based vesting characteristics must be at least three years (vesting may occur ratably each month, quarter or anniversary of the grant date over such vesting period); (b) the minimum vesting period for Full Value Awards with performance-based vesting characteristics must be at least one year; and (c) the Committee shall not have discretion to accelerate vesting of Full Value Awards except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that the Committee may grant a “de minimis” number of Full Value Awards that do not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means 331,279 Shares available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2 herein.

Article 18. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. Legal Construction

19.1

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

19.2

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3

Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4	Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.

A-10	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Article 20. Accounting Restatements

This Article 20 shall apply to Awards granted to all Participants in the Plan. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if the Company’s audited financial statements are restated, the Committee may, in accordance with the Company’s Guidelines for Repayment of Incentives Due to Accounting Restatements, take such actions as it deems appropriate (in its sole discretion) with respect to

(a)

Awards then outstanding (including Awards that have vested or otherwise been earned but with respect to which payment of cash or distribution of Shares, as the case may be, has not been made or deferred and also including unvested or unpaid Dividend Equivalents attributable to such outstanding Awards) (“Outstanding Awards”) and

(b)

vested, earned and/or exercised Awards and any cash or Shares received with respect to Awards (including, without limitation, dividends and Dividend Equivalents), in each case to the extent payment of cash or distribution of Shares, as the case may be, was received or deferred within the 3 year period preceding the restatement (“Prior Awards”), provided such Prior Awards were not vested, earned, exercised or paid prior to the date the Plan was amended to add this Article 20, if the terms of any such Outstanding Awards or Prior Awards or the benefits received by a Participant with respect to any such Outstanding Awards or Prior Awards (including, without limitation, dividends or Dividend Equivalents credited or distributed to a Participant and/or consideration received upon the sale of Shares that were acquired pursuant to the vesting, settlement or exercise of a Prior Award) are, or would have been, directly impacted by the restatement, including, without limitation, (i) securing (or causing to be secured) repayment of all or a portion of any amounts paid, distributed or deferred (including, without limitation, dividends or Dividend Equivalents and/or consideration received upon the sale of Shares that were acquired pursuant to the vesting, settlement or exercise of a Prior Award), (ii) granting additional Awards or making (or causing to be made) additional payments or distributions (or crediting additional deferrals) with respect to Prior Awards, (iii) rescinding vesting (including accelerated vesting) of Outstanding Awards and/or (iv) causing the forfeiture of Outstanding Awards. The Committee may, in its sole discretion, take different actions pursuant to this Article 20 with respect to different Awards, different Participants (or beneficiaries) and/or different classes of Awards or Participants (or beneficiaries). The Committee has no obligation to take any action permitted by this Article 20. The Committee may consider any factors it chooses in taking (or determining whether to take) any action permitted by this Article 20, including, without limitation, the following:

(A)	The reason for the restatement of the financial statements;

(B)	The amount of time between the initial publication and subsequent restatement of the financial statements; and

(C)	The Participant’s current employment status, and the viability of successfully obtaining repayment.

If the Committee requires repayment of all or part of a Prior Award, the amount of repayment shall be determined by the Committee based on the circumstances giving rise to the restatement. The Committee shall determine whether repayment shall be effected (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be provided to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing. Additionally, by accepting an Award under the Plan, Participants acknowledge and agree that the Committee may take any actions permitted by this Article 20 with respect to Outstanding Awards to the extent repayment is to be made pursuant to another plan, program or arrangement maintained by the Company or any of its affiliates.

Article 21. Code Section 409A Compliance

To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

MDU Resources Group, Inc. Proxy Statement	A-11

Proxy Statement

(This page has been left blank intentionally.)

A-12	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXHIBIT B

Towers Perrin’s 2008 General	Applied Materials	CA
Industry Executive	ARAMARK	Cablevision Systems
Compensation Database	Arby’s Restaurant Group	California Independent System Operator
	Archer Daniels Midland	Calpine
	Arclin USA	Cameron International
3M	Areva NP	Campbell Soup
7-Eleven	Armstrong World Industries	Capital Blue Cross
A&P	Arrow Electronics	Capital One Financial
A.H. Belo	Arysta LifeScience North America	Capitol Broadcasting – WRAL
A.T. Cross	Ashmore Energy International	Cardinal Health
AAA Northern California, Utah & Nevada	Associated Banc-Corp	Cargill
AAA of Science	AstraZeneca	Carlson Companies
AARP	AT&T	Carpenter Technology
Abbott Laboratories	Austria Microsystems	CashNetUSA
ABC	Auto Club Group	Catalent Pharma Solutions
Abercrombie & Fitch	Automatic Data Processing	Caterpillar
Accenture	Avaya	Catholic Healthcare West
ACH Food	Avis Budget Group	CB Richard Ellis Group
adidas America	Avista	Cedar Rapids TV – KCRG
Advance Publications	Avon	Celgene
Advanced Medical Optics	AXA Equitable	CenterPoint Energy
Advanced Micro Devices	B&W Y-12	Centex
Aegon USA	BAE Systems	Century Aluminum
Aerojet	Ball	Cephalon
Aetna	Banco do Brasil	Ceridian
AFLAC	Bank of America	CH2M Hill
Agilent Technologies	Bank of the West	Chanel
AGL Resources	Barr Pharmaceuticals	Cheniere Energy
Agrium U.S.	Barrick Gold of North America	Chesapeake
AIG	Baxter International	Chevron
Air Products and Chemicals	Bayer	Chicago Mercantile Exchange
Alcatel-Lucent	Bayer CropScience	Chiquita Brands
Alcoa	BB&T	Choice Hotels International
Alexander & Baldwin	bebe stores	Chrysler
Allbritton Communications – KATV	Beckman Coulter	CHS
Allegheny Energy	BELCO Holdings	CIGNA
Allergan	Belo	Cisco Systems
Allete	BG US Services	CIT Group
Alliant Energy	BIC	CITGO Petroleum
Alliant Techsystems	Big Lots	Citizens Bank
Allianz	Biogen Idec	City Public Service
Allstate	Bio-Rad Laboratories	Cleco
ALM	Black Hills	CMS Energy
Alstom Power	Blockbuster	CAN
Altria Group	Blue Cross Blue Shield of Florida	COACH
Amazon.com	Blue Shield of California	Cobank
Ameren	Blyth	Coca-Cola
American Airlines	Bob Evans Farms	Colgate-Palmolive
American Crystal Sugar	Boehringer Ingelheim	Colorado Springs Utilities
American Electric Power	Boeing	Columbia Sportswear
American Family Insurance	Bombardier Transportation	Columbian Financial Group
American Transmission	Booz Allen Hamilton	Comerica
American United Life	Boston Scientific	Commerce Insurance
American Water Works	Bovis Lend Lease	Compass Bancshares
Ameriprise Financial	Boy Scouts of America	Connell
Ameritrade	BP	ConocoPhillips
Ameron	Bracco Diagnostics	Consolidated Edison
AMETEK	Brady	Constellation Energy
Amgen	Bremer Financial	Continental Automotive Systems
Anadarko Petroleum	Bristol-Myers Squibb	Convergys
Anchor Danly	Building Materials Holding	Corning
Ann Taylor Stores	Bunge	Corporate Executive Board
APL	Burger King	Corporate Express US
Applera	Burlington Northern Santa Fe	Covidien
Appleton Papers	Bush Brothers	Cox Enterprises

MDU Resources Group, Inc. Proxy Statement	B-1

Proxy Statement

Crown Castle	Fannie Mae	Harris Enterprises
CSX	FANUC Robotics America	Harry Winston
Cubic	Farmers Group	Hartford Financial Services
Cullen/Frost Bankers	Federal Home Loan Bank of	Hasbro
CUNA Mutual	San Francisco	Hawaiian Electric
Curtiss-Wright	Federal Reserve Bank of Cleveland	Hayes Lemmerz
Cushman & Wakefield	Federal Reserve Bank of Dallas	HBO
CVS Caremark	Federal Reserve Bank of Philadelphia	HCA Healthcare
Daiichi Sankyo	Federal Reserve Bank of San Francisco	Health Care Services
Daimler Trucks North America	Federal Reserve Bank of St. Louis	Health Net
Dannon	Federal-Mogul	Healthways
Day & Zimmerman	Ferrellgas	Henry Schein
DCP Midstream	Ferrero USA	Hercules
De Lage Landen Financial Services	Fidelity Investments	Herman Miller
Dean Foods	Fifth Third Bancorp	Hershey
Delphi	FINRA	Hertz
Deluxe	Fireman’s Fund Insurance	Hess
DENSO	First Horizon National	Hewlett-Packard
Dentsply	FirstEnergy	Hexion Specialty Chemicals
Devon Energy	Fiserv	HNI
Diageo North American	Fleetwood Enterprises	HNTB
Direct Energy	Flint Group USA	Hoffmann-La Roche
Discovery Communications	Fluor	Hologic
Dispatch Broadcast Group – WBNS	Ford	Honeywell
Dominion Resources	Forest Laboratories	Hormel Foods
Donaldson	Fortune Brands	Hospira
Dow Chemical	Forum Communications – WDAY	Hot Topic
Dow Jones	Fox Networks Group	Houghton Mifflin
Duke Energy	FPL Group	HSBC North America
DuPont	Freddie Mac	Hubbard Broadcasting
Dynegy	Freedom Communications	Humana
E.ON U.S.	Freeport-McMoRan Copper & Gold	Hunt Consolidated
E.W. Scripps	G&K Services	Huntington Bancshares
Eastman Chemical	Gannett	Hyatt Hotels
Eastman Kodak	Gap	IAC/InterActive
Eaton	Gates	IBM
eBay	GATX	IDACORP
Ecolab	GE Healthcare	Idearc Media
EDS	Genentech	IDEX
Eisai	General Atomics	IKON Office Solutions
El Paso Corporation	General Dynamics	IMS Health
Electric Power Research Institute	General Mills	Independence Blue Cross
Eli Lilly	General Motors	IndyMac
Elsevier Science	Genworth Financial	ING
Embarq	Genzyme	Integrys Energy Group
EMC	GEO Group	Intel
EMCOR Group	Getty Images	International Flavors & Fragrances
Emerson	GlaxoSmithKline	International Game Technology
Enbridge Energy	Global Crossing	International Paper
Endo Pharmaceuticals	Goodrich	Interstate Bakeries
Energen	Gorton’s	Invensys Controls
Energy Future Holdings	Great-West Life Annuity	Invitrogen
Energy Northwest	Greif	ION Geophysical
Entergy	GS1	Iron Mountain
EPCO	GTECH	Irvine Company
Equifax	Guaranty Bank	Irving Oil
Equity Office Properties	Guardian Life	Irwin Financial
Erie Insurance	Guideposts	Itochu International
Ernst & Young	GXS	J. Crew
ESRI	H.B. Fuller	J.C. Penney Company
Essilor of America	Hanesbrands	J.M. Smucker
Evening Post Publishing – KOAA	Hannaford	J.R. Simplot
Evergreen Packaging	Harland Clarke	Jack in the Box
Exelon	Harley-Davidson	Jacobs Engineering
Exterran	Harman International Industries	JEA
ExxonMobil	Harris	JM Family
Fairchild Controls	Harris Bank	John Hancock

B-2	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Johns-Manville	Medco Health Solutions	OneBeacon Insurance
Johnson & Johnson	Media General	Open Text
Johnson Controls	Medtronic	Optos North America
Joint Commission	Mellon Financial	Oshkosh Truck
Jostens	Merck	Otter Tail
Kaiser Foundation Health Plan	Mercury Insurance	Owens Corning
Kaman Industrial Technologies	MessageLabs	Owens-Illinois
KCTS Television	Metavante Technologies	Pacific Gas & Electric
Kellogg	MetLife	Pacific Life
Kennametal	MetroPCS Communications	PacifiCorp
Kerzner International	MGE Energy	Panasonic of North America
KeyCorp	Micron Technology	Parker Hannifin
Kimberly-Clark	Microsoft	Parsons
Kindred Healthcare	Millennium Pharmaceuticals	Pearson Education
King Pharmaceuticals	Millipore	People’s Bank
Kiplinger	Mirant Corporation	Pepco Holdings
KLA-Tencor	MOL America	PepsiAmericas
Knight	Molson Coors Brewing	PepsiCo
Koch Industries	Monaco Coach	PerkinElmer
Kohler	MoneyGram International	PetSmart
Kohl’s	Monsanto	Pfizer
Kroger	Morgan Murphy Stations – WISC	Phillips-Van Heusen
L.L. Bean	Motorola	Phoenix Companies
L-3 Communications	Mountain America	Pinnacle West Capital
Lafarge North America	Mueller Water Products	Pitney Bowes
Land O’Lakes	Munich Re America	PJM Interconnection
Leggett and Platt	Nalco	Plexus
Lenovo	Nash-Finch	Plymouth Rock Assurance
Level 3 Communications	National CineMedia	PMC-Sierra
Levi Strauss	National Geographic Society	PMI Group
LexisNexis	National Renewable Energy Laboratory	PNC Financial Services
Lexmark International	National Semiconductor	PNM Resources
LG Electronics USA	National Starch & Chemical	PolyOne
Liberty Mutual	Nationwide	Popular
Limited	Navistar International	Portland General Electric
Lincoln Financial	NCCI Holdings	Potash
Lockheed Martin	NCR	PPG Industries
Loews	Neoris USA	PPL
Logitech	Nestle USA	Praxair
LOMA	New York Life	Principal Financial
Longs Drug Stores	New York Power Authority	Pro-Build Holdings
Lord	New York Times	Progress Energy
Lorillard Tobacco	Nicor	Progressive
Lower Colorado River Authority	NIKE	Providence Health System
Luck Stone	Nokia	Prudential Financial
M&T Bank	Noranda Aluminum	Public Service Enterprise Group
Magellan Midstream Partners	Norfolk Southern	Puget Energy
Makino	Nortel Networks	Pulte Homes
Marathon Oil	Northeast Utilities	Purdue Pharma
Marriott International	Northrop Grumman	QUALCOMM
Marsh	NorthWestern Energy	Quebecor World – US
Marshall & Ilsley	Northwestern Mutual	Quintiles
Martin Marietta Materials	Novartis Consumer Health	Qwest Communications
Mary Kay	Novartis Pharmaceuticals	R.R. Donnelley
Masco	Novo Nordisk Pharmaceuticals	Ralcorp Holdings
Massachusetts Mutual	Novus Print Media Network	Raley’s Superstores
MasterCard	NRG Energy	Rayonier
Mattel	NSTAR	RBC Dain Rauscher
Mazda North American Operations	NW Natural	Reader’s Digest
McClatchy	NXP Semi-Conductor	Reed Business Information
McDermott	Nycomed US	Reed Elsevier
McDonald’s	Nypro	Reed Exhibitions
McGraw-Hill	Oak Ridge National Laboratory	Regions Financial
McKesson	Occidental Petroleum	Reliant Resources
MDS Pharma Services	OGE Energy	Revlon
MDU Resources	Omaha Public Power	Reynolds American
MeadWestvaco	Omnova Solutions	RF Micro Devices

MDU Resources Group, Inc. Proxy Statement	B-3

Proxy Statement

RGA Reinsurance Group of America	Staples	Uni-Select USA
Rich Products	Starbucks	UniSource Energy
Rio Tinto	Starwood Hotels & Resorts	Unisys
Robert Bosch	State Farm Insurance	United Airlines
Roche Diagnostics	State Street	United Rentals
Roche Palo Alto	Steelcase	United States Cellular
Rockwell Automation	Sterling Bancshares	United Technologies
Rockwell Collins	Stewart & Stevenson	United Water Resources
Rohm and Haas	STP Nuclear Operating	UnitedHealth
Rolls-Royce North American	SUEZ Energy North America	Unitil
Ryder System	Sun Life Financial	Universal Studios Orlando
S.C. Johnson	Sunbeam Television – WHDH	University of Texas – M.D. Anderson
Safety-Kleen Systems	SunGard Data Systems	Cancer Center
SAIC	Sunoco	Univision Communications
Salt River Project	SunTrust Bank	Unum Group
Sanofi Pasteur	SuperValu Stores	USAA
Sanofi-Aventis	SVB Financial	USG
Sara Lee	Swift Newspapers	Valero Energy
Sarkes Tarzian – KTVN	Sybron Dental Specialties	Vanguard
Sarkes Tarzian – WRCB	Syngenta Crop Protection	Verizon
SAS Institute	Synovus	Viacom
SCA Americas	Takeda Pharmaceutical	Virgin Mobile USA
SCANA	Targa Resources	Visa USA
Schering-Plough	Target	Visiting Nurse Service
Schlumberger	Taubman Centers	Vistar
Schneider Electric	TD Banknorth	Visteon
Scholastic	TeleTech Holdings	Volvo Group North America
Schreiber Foods	Tellabs	Voyager Learning Company
Schurz – KYTV	Temple-Inland	Vulcan
Schurz – WAGT	Tenet Healthcare	Vulcan Materials
Schwan’s	Tennessee Valley Authority	Wachovia
Scotts Miracle-Gro	Teradata	Wackenhut Services
Seagate Technology	Terex	Walt Disney
Sealed Air	Terra Industries	Warnaco
Securian Financial Group	Tesoro	Washington Mutual
Securitas Security Services USA	Texas Instruments	Washington Savannah River
Sempra Energy	Textron	Waste Management
SENCORP	Thomas & Betts	Webster Bank
Sensata Technologies	Thomson Reuters Markets Division	Wellcare Health Plans
SES Global	Americas	Wellpoint
Shaw Industries	Thrivent Financial for Lutherans	Wells Fargo
Shell Oil	TIAA-CREF	Wendy’s International
Sherwin-Williams	Time Warner	Westar Energy
Shire Pharmaceuticals	Time Warner Cable	Western Digital
Siemens	Timex	Westinghouse Electric
Sigma-Aldrich	T-Mobile	Whirlpool
Sinclair Broadcast Group	Toro	Whole Foods Market
Sirius Satellite Radio	Trane	Williams Companies
SLM	Trans Union	Wisconsin Energy
Smith & Nephew	TransCanada	Wm. Wrigley Jr.
Smiths Detection	Travelers	Wolters Kluwer US
Smurfit-Stone Container	Travelport	Wray Edwin – KTBS
Sodexho	Tribune	Wyeth
Solvay Pharmaceuticals	Tupperware	Wyndham Worldwide
Sonoco Products	Twin Cities Public Television – TPT	Xcel Energy
Sony Corporation of America	Tyco Electronics	Xerox
Sony Ericsson Mobile Communications	U.S. Bancorp	Yahoo!
South Financial Group	U.S. Foodservice	Young Broadcasting – KRON
Southern Company Services	UCB	Yum! Brands
Sovereign Bancorp	UIL Holdings	Zale
Spectra Energy	Ulticom	Zimmer Holdings
Spirit AeroSystems	Underwriters Laboratories	Zurich North America
Springs Global US	Unifi
Sprint Nextel	Unilever United States
Stanford University	Union Bank of California
Stantec	Union Pacific

B-4	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Towers Perrin’s 2008 Energy	PNM Resources	Denbury Resources Inc.
Industry Executive	PPL	Devon Energy
Compensation Database	PacifiCorp	Dominion Exploration & Production
	Pacific Gas & Electric	Duncan Oil Properties, Inc./Walter
	Pepco Holdings	Duncan, Inc.
AGL Resources	Pinnacle West Capital	Ellora Energy
Allegheny Energy	Portland General Electric	EnCana Oil & Gas (USA) Inc.
Allete	Progress Energy	Encore Acquisitions Company
Alliant Energy	Public Service Enterprise Group	Energen Resources
Ameren	Puget Energy	Energy Partners, Ltd.
American Electric Power	Reliant Resources	Eni Operating Co. Inc.
American Transmission	SCANA	Equitable Resources, Inc- Equitable
Areva NP	STP Nuclear Operating	Supply
Ashmore Energy International	SUEZ Energy North America	Fasken Oil and Ranch, Ltd.
Avista	Salt River Project	Fidelity Exploration & Production
BG US Services	Seminole Energy Services	Company
Black Hills	Sempra Energy	FIML Natural Resources
CMS Energy	Southern Company Services	Forest Oil Corporation
California Independent System Operator	Southern Union Company	Fortuna Energy, Inc.
Calpine	Spectra Energy	GMT Exploration
CenterPoint Energy	Targa Resources	GMX Resources Inc.
Cheniere Energy	Tennessee Valley Authority	Goodrich Petroleum Corporation
City Public Service	TransCanada	Great Western Drilling Company
Cleco	UIL Holdings	Harvest Natural Resources, Inc.
Colorado Springs Utilities	UniSource Energy	Headington Oil Company, L.P.
Consolidated Edison	Unitil	Henry Petroleum LP
Constellation Energy	Westar Energy	Hilcorp Energy Company
DCP Midstream	Williams Companies	Hunt Oil Company
Dominion Resources	Wisconsin Energy	Hunt Petroleum Corporation
Duke Energy	Wolf Creek Nuclear	J. M. Huber Corporation – Energy Sector
Dynegy	Xcel Energy	Kinder Morgan CO2 Company, L.P.
E.ON U.S.		Lake Ronel Oil Company
EPCO		Leed Petroleum LLC (formerly Darcy
Edison International	Effective Compensation, Inc.’s	Energy)
El Paso Corporation	2008 Oil & Gas Compensation	Linn Energy, LLC
Electric Power Research Institute	Survey	Mariner Energy, Inc.
Enbridge Energy		Maritech Resources
Energen	Aera Energy Services Company	McElvain Oil and Gas Properties, Inc.
Energy Future Holdings	Alta Mesa Holdings	McMoran Oil and Gas Company
Energy Northwest	Altex Energy Corporation	Medco Energi US LLC
Entergy	Approach Resources Inc.	Mewbourne Oil Company
Exelon	Aramco Services Company	Mustang Fuel Corporation
FPL Group	Ascent Operating, LP	Nearburg Producing Company
FirstEnergy	Aspect Energy, LLC	Newfield Exploration Company
Hawaiian Electric	BEPCO, L.P.	Nexen Petroleum U.S.A. Inc.
IDACORP	Berry Petroleum Company	Noble Energy, Inc.
Integrys Energy Group	Bill Barrett Corporation	Panhandle Oil and Gas Inc.
JEA	BreitBurn Energy Partners LP	Penn Virginia Oil & Gas
Knight	Brigham Exploration Company	Petro-Canada Resources (USA) Inc
Lower Colorado River Authority	Browning Oil Company, Inc.	Petrohawk Energy Corporation
MDU Resources	BTA Oil Producers, LLC	Petro-Hunt, LLC
MGE Energy	Cabot Oil & Gas Corporation	Petroleum Development Corporation
Mirant Corporation	Cano Petroleum, Inc.	PetroQuest Energy LLC
NRG Energy	CDX Gas, LLC	Petsec Energy Inc.
NSTAR	Ceja Corporation	Pioneer Natural Resources USA, Inc.
NW Natural	Chaparral Energy, Inc.	Plains Exploration & Production Company
New York Power Authority	Chesapeake Energy Corporation	Quantum Resources Management, LLC
Nicor	Cimarex Energy Co.	Questar Market Resources Group
NorthWestern Energy	Cohort Energy Company	Quicksilver Resources Inc.
Northeast Utilities	Comstock Resources, Inc.	Range Resources Corporation
OGE Energy	Continental Resources, Inc.	Read and Stevens, Inc.
Omaha Public Power	Crimson Exploration, Inc.	Repsol Services Company
Otter Tail	Dart Oil & Gas	Rex Energy Operating Corp.
PJM Interconnection	Delta Petroleum Corporation	Rosetta Resources Inc.

MDU Resources Group, Inc. Proxy Statement	B-5

Proxy Statement

Samson	Baker Hughes, Inc. – Hughes Christensen	Duke Energy – US Franchised Electric
SandRidge Energy, Inc.	Baker Hughes, Inc. – Production Quest	and Gas
Seneca Resources Corporation	Basic Energy Services	Duquesne Light Holdings, Inc.
Sheridan Production Company	Black Stone Minerals Company, LLP	Dynegy, Inc.
Sinclair Oil and Gas Company	Boart Longyear	DynMcDermott Petroleum Operations
Southwestern Energy Production	Brigham Exploration Company	E.ON U.S.
Company	Cameron International	Edge Petroleum Corporation
St. Mary Land & Exploration Company	Cameron International – Compression	Edison Mission Energy
Stone Energy Corporation	Systems	El Paso Corporation
Summit Petroleum LLC	Cameron International – Drilling and	El Paso Corporation – Exploration and
Swift Energy Operating, LLC	Production Systems	Production
T-C Oil Company	Cameron International – Valves &	El Paso Corporation – Pipeline Group
Tema Oil and Gas Company	Measurement	Enbridge Energy Partners, LP
Texas Petroleum Investment Company	Carrizo Oil & Gas, Inc.	EnCana Oil & Gas (USA) Inc.
Thums Long Beach Company	CCS Income Trust – Energy Services	Energen Corporation – Energen Resources
TOTAL E&P USA, INC.	CDX Gas, LLC	Corporation
Triad Energy Corporation	CenterPoint Energy	Energy Future Holdings – Luminant
TXCO Resources, Inc.	CGGVeritas	Energy Future Holdings – Luminant
Ultra Petroleum Corp.	Chesapeake Energy Corporation	Energy
Vanco Energy Company	Chesapeake Energy Corporation – CEMI	Energy Future Holdings Corporation
Vantage Energy L.L.C.	Chesapeake Energy Corporation –	Energy Future Holdings Corporation –
Venoco, Inc.	Chesapeake App	Oncor
Vernon E. Faulconer, Inc.	Chesapeake Energy Corporation –	Energy Partners, Ltd.
Wagner & Brown, Ltd.	Compass	EnergySouth, Inc.
Ward Petroleum Corporation	Chesapeake Energy Corporation –	EnergySouth, Inc. – Bay Gas Storage
Western Production Company	Diamond Y	EnergySouth, Inc. – EnergySouth
Weyerhaeuser Company	Chesapeake Energy Corporation – Great	Midstream, Inc
Whiting Petroleum Corporation	Plains	EnergySouth, Inc. – Mobile Gas Service,
Williams	Chesapeake Energy Corporation – Hodges	Corporation
Woodside Energy (USA) Inc	Chesapeake Energy Corporation – Midcon	Enerplus Resources Fund – Enerplus
Wynn-Crosby	Chesapeake Energy Corporation – Nomac	Resources (USA) Corporation
XTO Energy, Inc.	Chesapeake Energy Corporation – Yost	EnerVest Management Partners, Ltd.
Yuma Exploration and Production	Chief Oil & Gas, LLC	Eni US Operating Company, Inc.
Company, Inc.	CHS Inc. – Energy	ENSCO International, Inc.
	Cimarex Energy Company	ENSCO International, Inc. – North &
	Cinco Natural Resources Corporation	South America Business Unit
Mercer’s 2008 Total	Citation Oil & Gas Corp.	Ensign United States Drilling, Inc.
Compensation Survey for the	CITGO Petroleum Corporation	Ensign United States Drilling, Inc. –
Energy Sector	Cleco Corporation	California
	COG Operating, LLC	Ensign United States Drilling, Inc. –
Abraxas Petroleum Corporation	Colonial Group, Inc.	Ensign Well Services, Inc.
Aera Energy Services Company	Conectiv Energy	Entegra Power Services, LLC
AGL Resources	Constellation Energy Group, Inc. –	EOG Resources, Inc
AGL Resources – Sequent Energy	Constellation Energy Resources	Explorer Pipeline Company
Management	Core Laboratories	Exterran
Alliance Pipeline, Inc.	CPS Energy	Fasken Oil and Ranch, Ltd.
Alliance Pipeline, Inc. – Aux Sable Liquid	Crosstex Energy Services	Forest Oil Corporation
Products	DCP Midstream, LLC	Fortuna Energy Inc.
Ameren Corporation	Det Norske Veritas US	FX Energy, Inc.
American Transmission Company	Devon Energy	FX Energy, Inc. – FX Drilling
Anadarko Petroleum Corporation	Diamond Offshore Drilling, Inc.	Company, Inc.
Apache Corporation	Dominion Resources, Inc.	GE Oil & Gas CONMEC LLC
Arch Coal, Inc	Dominion Resources, Inc. – Dominion	GE Oil & Gas Operations LLC
Aspect Energy, LLC	Energy	Geokinetics
Aspect Energy, LLC – Aspect Abundant	Dominion Resources, Inc. – Dominion	GeoMet, Inc.
Shale LP	Generation	Global Industries
Aspect Energy, LLC – HHE	Dominion Resources, Inc. – Dominion	Halliburton Company
Associated Electric Cooperative, Inc.	Virginia Power	Hallwood Petroleum, LLC
Baker Hughes, Inc.	Dresser-Rand Company	Helmerich & Payne, Inc.
Baker Hughes, Inc. – Baker Atlas	Dresser-Rand Company – Dresser-Rand	Hess Corporation
Baker Hughes, Inc. – Baker Hughes	Product Services	HighMount E&P
Business Support Services	Dresser-Rand Company – Field Operations	Holly Corporation
Baker Hughes, Inc. – Baker Hughes	Dresser-Rand Company – NAO	Hunt Oil Company
Drilling Fluids	Dresser-Rand Company – New Equipment	Information Handling Services (IHS)
Baker Hughes, Inc. – Baker Hughes Inteq	Company	ION Geophysical Corporation
Baker Hughes, Inc. – Baker Oil Tools	Duke Energy	Jacksonville Electric Authority
Baker Hughes, Inc. – Baker Petrolite	Duke Energy – Commercial Power	KCPL
Baker Hughes, Inc. – Centrilift

B-6	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Kinder Morgan, Inc.	Parallel Petroleum Corporation	The Williams Companies, Inc. – Williams
Lario Oil & Gas Company	Parker Drilling Company	Gas Pipeline (WGP)
Legacy Reserves, LP	Pepco Holdings, Inc.	Thums Long Beach Company
Mack Energy Co.	Petro-Canada – Petro-Canada	TransCanada
Maersk, Inc. – Maersk Oil America	Resources (USA)	TransCanada – Gas Transmission
Maersk, Inc. – Moller Supply Company	Petron Resources	Northwest (GTN)
Magellan Midstream Holdings, LP	PII North America, Inc.	TransCanada – Northern Border Pipeline
Magellan Midstream Holdings, LP –	Pioneer Natural Resources	TransCanada – US Pipeline Central
Pipeline Operations	PJM Interconnection	Transocean
Magellan Midstream Holdings, LP –	Plains Exploration & Production Company	TXCO Resources, Inc.
Terminal Services	PPL Corporation	TXCO Resources, Inc. – Output
Magellan Midstream Holdings, LP –	Pride International	Acquisition Corp.
Transportation	Questar Market Resources	TXCO Resources, Inc. – Texas Tar
MCN Energy Enterprises	Quicksilver Resources Inc.	Sands, Inc.
MCX Exploration(USA), Ltd.	R. Lacy, Inc.	TXCO Resources, Inc. – TXCO Drilling
MDU Resources Group, Inc.	R. Lacy, Inc. – Lacy Operations, Ltd	Corp.
MDU Resources Group, Inc. – Montana	Regency Gas Services	TXU Corporation – TXU Energy Retail
Dakota Utilities	Renaissance Alaska, LLC	Ultra Petroleum Corp.
MDU Resources Group, Inc. – WBI	Resolute Natural Resources Company	Unit Corporation
Holdings, Inc.	RKI Exploration & Production, LLC	Unit Corporation – Superior Pipeline
Mestena Operating, Ltd.	Rosewood Resources, Inc.	Company, LLC
Mirant Corp	Rosewood Resources, Inc. – Advanced	Unit Corporation – Unit Drilling Company
MitEnergy Upstream LLC	Drilling Technologies	Unit Corporation – Unit Petroleum
Murphy Oil Corporation	Rowan Companies, Inc.	Company
NATCO Group, Inc.	SAIC	Vanco Energy Company
NATCO Group, Inc. – BTO	SCANA Corporation	Venoco, Inc.
NATCO Group, Inc. – S&T	SCANA Corporation – Carolina Gas	Verado Energy, Inc.
Nexen, Inc. – Nexen Petroleum USA, Inc.	Transmission	Washington Gas
Nippon Oil Exploration USA Ltd	SCANA Corporation – PSNC Energy	Weatherford
NiSource Inc. – Bay State Gas Company	(Public Service Company of North	Wells Fargo & Company – Wholesale
NiSource Inc. – Columbia Gas of Ohio	Carolina, Inc.)	Banking
NiSource Inc. – Columbia Gas of	SCANA Corporation – SCE&G (South	Woodside Energy (USA) Inc.
Pennsylvania	Carolina Electric and Gas Company)	Xcel Energy, Inc.
NiSource Inc. – Columbia Gas of Virginia	Schlumberger Oilfield Services	XTO Energy, Inc.
NiSource Inc. – NiSource Corporate	Seneca Resources Corporation
Services Co	Seneca Resources Corporation –	Watson Wyatt’s 2008/2009 Top
NiSource Inc. – Northern Indiana Fuel &	Bakersfield	Management Compensation
Light	Seneca Resources Corporation –	Survey
NiSource Inc. – Northern Indiana Public	Williamsville
Service Co	Shaw – Bredero Shaw LLC
NiSource Inc. – Northern Utilities, Inc	Shaw – Shaw Pipe Protection LLP	3M Company
NiSource Inc. – Transmission Corp	Southern Company	A N Ansay & Associates
Noble Corporation	Southern Company – Georgia Power	A O Smith Corporation
Noble Corporation – Noble Drilling	Southern Company – Gulf Power	AAA
Services, Inc.	Company	AAF McQuay International
Noble Energy, Inc.	Southern Company – Mississippi Power	ABB, Inc.
North Coast Energy, Inc.	Company	Abbott Laboratories
Nustar Energy LP	Southern Company – SouthernLINC	Abercrombie & Fitch Company
Oceaneering International, Inc.	Southern Union Company	Accor North America
Oceaneering International, Inc. –	Southern Union Company – Missouri	ACI Worldwide
Americas	Gas Energy	Acme Industries
Oceaneering International, Inc. – Multiflex	Southern Union Company – New	ACT Teleconferencing
Oceaneering International, Inc. – OIE	England Gas	The Actors Fund of America
OGE Energy Corp	Southern Union Company – Panhandle	Acuity
OGE Energy Corp – Enogex	Energy	ACUMED LLC
ONEOK, Inc.	Southern Union Gas Services	ADC Telecommunications
ONEOK, Inc. – Kansas Gas Service	Southern Ute Tribe dba Red Willow	A-dec, Inc.
Division	Production Co	Adobe Systems Incorporated
ONEOK, Inc. – Oklahoma Natural Gas	Southwest Gas Corporation	ADTRAN Incorporated
Division	Southwestern Energy Company	Advance Auto Parts, Inc.
ONEOK, Inc. – ONEOK Partners	Sprague Energy Corp	Advanced Measurement Technology, Inc.
ONEOK, Inc. – Texas Gas Services	Superior Natural Gas Corporation	Advanced Micro Devices, Inc.
Division	Tellus Operating Group, LLC	Adventist Health Systems
Osage Resources, LLC	The Williams Companies, Inc.	Aegon USA
Osage Resources, LLC – D & B	The Williams Companies, Inc. – E&P	Aeronix, Inc.
Drilling, LLC	The Williams Companies, Inc. –	AET
PacifiCorp	Midstream	Aetna, Inc.

MDU Resources Group, Inc. Proxy Statement	B-7

Proxy Statement

Affiliated Computer Services, Inc.	AmTrust Bank	BB&T Corporation
Affinity Plus Federal Credit Union	Anadarko Petroleum Corporation	BDO Seidman, LLP
AFLAC Incorporated	Analog Devices, Inc.	Bechtel Systems & Infrastructure, Inc.
AGC Houston	Andersen Corporation	Beckman Coulter, Inc.
AGCO Corporation	Anheuser-Busch Companies, Inc.	Belk, Inc.
AgFirst	Anixter International Inc.	Bemis Company, Inc.
Agilent Technologies, Inc.	AnnTaylor Stores Corporation	Bemis Manufacturing Company
AGL Resources, Inc.	The Antioch Company	Benchmark Electronics, Inc.
AgriBank	Aon Corporation	Bendix
Ahlstrom Windsor Locks LLC	Apache Corporation	The Bergquist Company
AIG	Apartment Investment and Management	Berwick Offray LLC
Airlines Reporting Corporation	Apollo Group	Best Buy Co., Inc.
AK Steel Holding Corporation	Apple, Inc.	Big Lots, Inc.
Akamai Technologies, Inc.	Applied Materials, Inc.	Biogen Idec, Inc.
Albemarle Corporation	ARAMARK Corporation	Bioscrip, Inc.
Alcoa, Inc.	Arch Capital Group, Ltd.	BJ’s Wholesale Club, Inc.
Aleris International, Inc.	Arch Coal, Inc.	The Black & Decker Corporation
Alfa Laval, Inc.	Archer Daniels Midland Company	Black & Veatch, Inc.
Allegheny County Sanitary Authority	Archstone-Smith	BlackRock, Inc.
Allegheny Energy, Inc.	The Arizona Republic	Blaze Recycling & Metals LLC
Allegheny Technologies Incorporated	Arkansas Foundation for Medical Care	Blockbuster Entertainment
Allergan, Inc.	Arrow Electronics, Inc.	Blue Cross & Blue Shield of Arizona
Alliance Laundry Systems	Asbury Automotive Group, Inc.	Blue Cross & Blue Shield of Louisiana
Alliant Energy	Ascension Parish School Board	Blue Cross & Blue Shield of South
Allied Building Products Corporation	ASCO – Value	Carolina
Allied Waste Industries, Inc.	ASRC Federal Holding Company	Blue Cross of Northeastern Pennsylvania
The Allstate Corporation	Asset Marketing Service, Inc.	BlueLinx Holdings, Inc.
ALON USA Energy, Inc.	Associated Industries of Massachusetts	Board of Governors of the Federal
ALSAC St. Jude’s Children Research	Assurant Health	Reserve System
Hospital	Assurant, Inc.	Bob Evans Farms
ALTERA Corporation	Asurion Corporation	The Boeing Company
Altria Group, Inc.	Aurora Healthcare	Borders Group, Inc.
Amalgamated Bank of New York	The Auto Club Group	BorgWarner, Inc.
Amazon.com, Inc.	Autodesk, Inc.	Boston Market Corporation
Ambac Financial Group, Inc.	Autoliv North America, Inc.	Boston Properties, Inc.
Ameren Corporation	Automatic Data Processing	Boston Scientific Corporation
American Axle & Manufacturing	Automobile Club of Southern California	Boyd Gaming Corporate
Holdings, Inc.	AutoNation, Inc.	Brady Corporation
American Cancer Society, Inc.	Avalonbay Communities, Inc.	The Brink’s Company
American Capital Strategies	Aveda Corporation	Bristol Myers Squibb Company
American Casino & Entertainment	Avery Dennison Corporation	Broadcom Corporation
Properties	Aviall, Inc.	Broadlane, Inc.
American Dehydrated Foods, Inc.	Avis Budget Car Rental Group	Brown Shoe Company, Inc.
American Electric Power Company, Inc.	Avista Corporation	Brownells, Inc.
American Enterprise	Avon Products, Inc.	Brown-Forman Corporation
American Express Company	Axis Capital Holdings	Brunswick Corporation
American Family Insurance	B Braun Medical, Inc.	Bryant University
American Financial Group	B/E Aerospace, Inc.	BSH Home Appliances Corporation
American Greetings Corporation	Babson College	Buffets, Inc.
American Home Mortgage Investment	Baker Hughes Incorporated	Builders FirstSource, Inc.
Company	Ball Corporation	Builders Insurance Group
American Medical Association	Bank of America Corporation	Building Materials Holding Corporation
American Standard Companies, Inc.	The Bank of New York Mellon Corporation	Bunge, Ltd.
American Superconductor	BankAtlantic	Burlington Northern Sante Fe Corporation
American Tower Corporation	Bankers Bank	C H Robinson Worldwide, Inc.
American University	Banner Engineering Corporation	C R Bard, Inc.
American Water	Baptist Health	Cabela’s Incorporated
AMERIGROUP Corporation	Baptist Health System	Cablevision
AmeriPride Services, Inc.	Barilla America, Inc.	Caelum Research Corporation
Ameriprise Financial, Inc.	Barloworld Handling	Calibre Systems
AmerisourceBergen Corporation	Barnes & Noble, Inc.	California Casualty Management Company
Ameristar Casinos	Barr Pharmaceuticals, Inc.	California Dental Association
Ames True Temper	Basler Electric Company	California Water Service Company
Amgen, Inc.	Baxter International, Inc.	Camcraft
Amphenol Corporation	Baylake Bank	Cameron International Corporation
AMR Corporation	Baylor College of Medicine	Canyon Ranch
Amtrak	Baylor Health Care System	Capital One Financial Corporation

B-8	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Capital Southwest Corporation	CMS Energy Corporation	Cytec Industries, Inc.
CareFirst BlueCross BlueShield	The CNA Corporation	Dal-Tile, Inc.
Carleton Life Support Systems	CNA Financial Corporation	Danaher Corporation
Carlisle Companies, Inc.	CNL Financial Group	Davis Langdon
Carlson Companies, Inc.	Cobb County School District	DaVita, Inc.
Carlson Systems Corporation	Coca Cola Bottling Company Consolidated	Dawn Food Products
CarMax, Inc.	The Coca-Cola Company	Day & Zimmermann, Inc.
Carnival Corporation	Coca-Cola Enterprises, Inc.	Dean Foods Company
Carpenter Technology Corporation	Cognizant Technology Solutions	The Decurion Corporation
Casino Arizona	Colgate-Palmolive Company	Deere & Company
Caterpillar, Inc.	Colonial Bank	Deere & Company Canada
CB Richard Ellis	Colonial Williamsburg Foundation	Dekalb Regional Healthcare Systems
CBS Corporation	Colorado Springs Utilities	Del Monte Foods Company
CDM	Colsa Corporation	Delek US Holdings, Inc.
CDW Corporation	Comau, Inc.	Delphi Corporation
CEC Entertainment, Inc.	Comcast Corporation	Delta Air Lines, Inc.
Celanese Americas Corporation	Comerica Incorporated	Deluxe Corporation
Celgard, Inc.	Commerce Bancorp, Inc.	Denso Manufacturing Michigan, Inc.
Celgene Corporation	CommScope, Inc.	Deseret Book Company
Cell Therapeutics, Inc.	The Community College of Baltimore	Developers Diversified Realty
Celtic Insurance	County	Devon Energy Corporation
CEMEX, Inc.	Community Health Network	DeVry University
Centene Corporation	Community Health Systems	Dick’s Sporting Goods
Center for Creative Leadership	Compressor Controls Corporation	Dickstein Shapiro LLP
CenterPoint Energy, Inc.	Computer Task Group	Diebold Incorporated
Century Tel, Inc.	ConnectiCare, Inc.	Dillard’s, Inc.
Certegy, Inc.	ConocoPhillips	The DIRECTV Group, Inc.
CGI Technologies and Solutions, Inc.	Conseco Services LLC	Discover Financial Service
Charter Communications, Inc.	CONSOL Energy, Inc.	Doherty Employer Services
Chemtreat, Inc.	Consolidated Edison, Inc.	Dole Fresh Vegetables
Chemtura Corporation	Constellation Energy Group, Inc.	Dollar General Corporation
Chesapeake Energy Corporation	Continental Airlines, Inc.	Dominion Resources, Inc.
Chevron Corporation	Convergys Corporation	Donaldson Company, Inc.
Chicago Bridge & Iron Company	Con-way, Inc.	Dover Corporation
Chicago Transit Authority	Cook Communications Ministries	The Dow Chemical Company
Children’s Healthcare Atlanta	Cooper Industries, Ltd.	DPI West
Chiquita Brands International, Inc.	Cooper Tire & Rubber Company	DST Systems, Inc.
Choice Hotels International	CooperVision, Inc.	DTE Energy
Christian City	Copper and Brass Sales	Duke Energy Corporation
CHS, Inc.	Core Laboratories	Duke Realty Corporation
The Chubb Corporation	Core-Mark Holding Company, Inc.	Duke University & Health System
Chumash Casino	Corinthian Colleges	Dynamex
Church of Jesus Christ of Latter-Day Saints	Cornell University	Dynegy, Inc.
Ciena Corporation	Corning Incorporated	E.I. du Pont de Nemours & Company
CIGNA Corporation	Correctional Medical Services	Eastman Chemical Company
Cincinnati Financial Corporation	Corrections Corporation of America	Eastman Kodak Company
CIT Group, Inc.	Country Insurance & Financial	Eaton Corporation
The Citadel	The Country Vintner	eBay, Inc.
Citigroup, Inc.	Countrywide Financial Corporation	Echostar Communications Corporation
Citi-North America Operations &	County of Spotsylvania	Ecolab, Inc.
Technology	Coventry Health Care, Inc.	Edison International
Citizens Communications	Convidien, Ltd.	Education Sales Management
Citrix Systems, Inc.	Cox Enterprises, Inc.	Edward Jones & Company
City and County of Denver	Cox Target Media	Edwards Lifesciences
City of Charlotte	CPS Energy	EG&G – Defense Materials
City of Garland	Cracker Barrel Old Country Store, Inc.	EG&G Services
City of Houston	Crane Company	El Paso Corporation
City of Philadelphia	Crate and Barrel	Electrolux Homecare of N.A.
City of Rochester	Crosstex Energy, Inc.	Electronic Data Systems Corporation
City of Waterloo	Crown Castle International Corporation	Eli Lilly & Company
Clarian Health Partners	Crown Holdings, Inc.	Embarq Corporation
Clear Channel Communications, Inc.	CSX	EMC Corporation
Clear Channel Outdoor Holdings	CTS Corporation	EMCOR Group, Inc.
Cleco Corporation	Culligan International Company	Emerson Climate Technologies/Copeland
Clopay Corporation	Cummins, Inc.	Emerson Electric
ClubCorp, Inc.	Cummins-Allison Corporation	Enbridge Energy Partners, L.P.
CME Group, Inc.	CVS Caremark	Energy East Corporation

MDU Resources Group, Inc. Proxy Statement	B-9

Proxy Statement

Energy Enterprise Solutions, Inc.	Flowserve Corporation	Graphic Packaging Holding Company
EnergySouth, Inc.	Fluor Corporation	Great American Insurance / Great
EnPro Industries, Inc.	FMC Corporation	American Financial
ENSCO International Incorporated	FMC Technologies, Inc.	Great Clips, Inc.
Entergy Corporation	Foot Locker, Inc.	Great Plains Energy Incorporated
Entertainment Publications	Ford Motor Company	Group 1 Automotive, Inc.
EOG Resources, Inc.	Fort Worth Independent School District	Growmark, Inc.
EON US LLC	Fortune Brands	Grubb & Ellis Company
Episcopal Retirement Homes	Foseco Metallurgical, Inc.	GuideStone Financial Resources
Equifax, Inc.	Fossil, Inc.	Guitar Center, Inc.
Equity Bank, SSB	Foster Poultry Farms	Gulfstream Aerospace Corporation
Equity Residential	Foster Wheeler, Ltd.	Habitat for Humanity International
Erie Insurance Group	Fox Chase Cancer Center	Halliburton Company
ESCO Corporation	Franklin International	Hamot Medical Center
ESCO Technologies	Frazee Industries	Hannaford Bros. Company
Esterline Technologies Corporation	Freedom Communications, Inc.	Hapag-Lloyd (America), Inc.
Etnyre International, Ltd.	The Freeman Companies	Harley Davidson Motor Company
Everest Re Group, Ltd.	Freeport-McMoRan Copper & Gold, Inc.	Harleysville Insurance Company
Evraz Oregon Steel Mills	Fremont Bank	Harrah’s Entertainment, Inc.
Exel, Inc.	Fremont Group	Harris County Hospital District
Exelon Corporation	Friendly Ice Cream Corporation	Harris Teeter, Inc.
Exempla Health Care, Inc.	Frontier Oil Corporation	Harsco Corporation
Exide Technologies	Funeral Directors Life Insurance Company	Hartford Financial Services
Expedia, Inc.	Furniture Brands International, Inc.	Harvard Vanguard Medical Association
Express Scripts, Inc.	G&K Services	Harvey Industries
Extendicare Health Services	G. Loomis, Inc.	Hasbro, Inc.
Exxon Mobil Corporation	Galamba Companies, Inc.	Hastings Mutual Insurance Company
Fabcon, Inc.	The Gannett Company	Haynes International, Inc.
Fabri-Kal Corporation	The Gap, Inc.	HCC Insurance Holdings, Inc.
Fairfax County Public Schools	Garden Fresh Restaurant Corporation	HCP, Inc.
Farm Credit Council Services	Gas Technology Institute	HD Supply
The Farmers Bank	Gateway, Inc.	Health Management Associates, Inc.
Farmland Foods, Inc.	Gaylord Entertainment	Health Net
FCI USA, Inc.	Geisinger Health System	Health Partners
Federal Express Corporation	Genentech, Inc.	HealthNow New York
Federal National Mortgage	General Cable Corporation	Heat Transfer Research, Inc.
Federal Reserve Bank of Atlanta	General Dynamics Corporation	H-E-B
Federal Reserve Bank of Boston	General Dynamics Information Technology	Helmerich & Payne, Inc.
Federal Reserve Bank of Chicago	General Electric Company	Hendrick Medical Center
Federal Reserve Bank of Cleveland	General Growth Properties, Inc.	Hendrickson International
Federal Reserve Bank of Dallas	General Motors Corporation	Henry Schein, Inc.
Federal Reserve Bank of Kansas City	General Nutrition, Inc.	Hercules Incorporated
Federal Reserve Bank of Minneapolis	Gentiva Health Services	Herman & Kittle Properties
Federal Reserve Bank of Philadelphia	Genuine Parts Company	Herman Miller, Inc.
Federal Reserve Bank of St. Louis	Genworth Financial, Inc.	The Hershey Company
Federal-Mogul Corporation	Genzyme Corporation	Hess Corporation
Federated Department Stores	Georg Fisher Signet LLC	Hewlett-Packard Company
FedEx Kinko’s	Georgia Gulf Corporation	Hexion Specialty Chemicals
Fender Musical Instruments	Georgia Institute of Technology	Highlights for Children, Inc.
Ferguson Enterprises	Georgia System Operations Corporation	Highmark, Inc.
Fermi National Accelerator Laboratory	Gerdau Ameristeel	Hill Phoenix
FerrellGas, Inc.	Gibraltar Steel Corporation	Hilti, Inc.
Ferro Corporation	Gilead Sciences, Inc.	Hilton Hotels Corporation
Fidelity National Financial, Inc.	GITI	Hines Interests
Fifth Third Bancorp	Glatfelter Company	Hirsch Pipe & Supply Co., Inc.
The Finish Line, Inc.	Global Industries Offshore LLC	Hitachi
First American Corporation	Gold Eagle Company	HNI Corporation
First Citizens Bank	Goldman Sachs Group, Inc.	Holden Industries, Inc.
First Data Corporation	Goodrich Corporation	Holly Corporation
First Horizon National Corporation	The Goodyear Tire & Rubber Company	The Home Depot, Inc.
First Interstate BancSystem	Google Inc.	Home State Bank
FirstEnergy Corporation	Government Employees Health	Honeywell International, Inc.
Fiserv, Inc.	Association, Inc.	Horry Telephone Cooperative
Fleetwood Group	Graco, Inc.	Hospira, Inc.
Flexible Steel Lacing Company	Grande Cheese Company	Host Hotels & Resorts, Inc.
Flint Group – North America	Grange Mutual Insurance Companies	Hovnanian Enterprises, Inc.
Florida Power & Light Company	Granite Construction, Inc.	Howard Hughes Medical Institute

B-10	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

HSBC – North America	Jarden Corporation	Lieberman Research Worldwide
Hubbell Incorporated	Jefferson Science Associates	LifeMasters Supported SelfCare, Inc.
Hudson City Bancorp, Inc.	Jefferson Wells International	LifePoint Hospitals, Inc.
Hu-Friedy Manufacturing Co., Inc.	Jensen Precast	Limbach Facility Services LLC
Humana, Inc.	Jet Blue Airways	Limited Brands
Hunter Douglas, Inc.	JM Family Enterprises	Lincoln National Corporation
Hunter Industries	John Crane, Inc.	Linens & Things
Huntington Bancshares Incorporated	John Wiley & Sons, Inc.	Lithia Motors, Inc.
Huntsman Corporation	Johnson & Johnson	Little Lady Foods
Huron Consulting Group	Johnson Financial Group	Live Nation, Inc.
Hutchinson Technology, Inc.	Jones Apparel Group, Inc.	Liz Claiborne, Inc.
Hyatt Hotels Corporation	Jones Lange LaSalle	Lockheed Martin Corporation
Hydro Automotive Structures	Jostens, Inc.	Loews Corporation
Hyundai Motor America	JPMorgan Chase & Company	The Longaberger Company
IDEARC, Inc.	JSJ Corporation	Longs Drug Stores Corporation
IDEX Corporation	Judicial Council of California	Los Angeles Unified School District
IDEXX Laboratories, Inc.	Juniper Networks, Inc.	Louisiana-Pacific Corporation
Illinois Tool Works, Inc.	J-W Operating Company	Lowe’s Companies, Inc.
IMS Health, Inc.	Kansas Farm Bureau	Lower Colorado River Authority
Indiana State Personnel Department	Katun Corporation	Lozier Corporation
Indianapolis Power & Light Company	KB Home	LRAA
IndyMac Bancorp, Inc.	KBR, Inc.	LSI Corporation
Information Management Service	Kele, Inc.	Lubrizol Corporation
Information Resources	Kellogg Company	Luther Midelfort-Mayo Health System
Ingersoll Rand Co., Ltd.	Kelly Services, Inc.	Lutron Electronics
Ingram Book Group	Kenexa	Luxottica Retail
Ingram Industries, Inc.	Kettering University	Lyondell Chemical Company
Ingram Micro, Inc.	Kewaunee Scientific Corporation	M&T Bank Corporation
INOVA Health Systems	KeyCorp	Macy’s, Inc.
Insight Enterprises, Inc.	Keystone Automotive Industries	Magellan Health Services
In-Sink-Erator	Keystone Foods Corporation	Malco Products, Inc.
Institute for Business and Home Safety	Keywell LLC	Manitowoc Company, Inc.
Insurance Auto Auctions	Kimberly Clark Corporation	MANN+HUMMEL USA, Inc.
Integrys Energy Group, Inc.	Kimco Realty Corporation	Mannington Mills, Inc.
Intel Corporation	Kindred Healthcare	Manpower International, Inc.
INTELSAT	Kinetico, Inc.	ManTech International
IntercontinentalExchange, Inc.	King Pharmaceuticals, Inc.	Marathon Oil Corporation
International Business Machines	Kings Super Markets, Inc.	Maricopa County Office of Management &
Corporation	Kingston Technology	Budget
International Dairy Queen, Inc.	Kohl’s Corporation	Maricopa Integrated Health System
International Flavors & Fragrances, Inc.	Kraft Foods, Inc.	Maritz, Inc.
International Game Technology	The Kroger Company	The Mark Travel Corporation
International Paper Company	Kruger International	Markel Corporation
Interpublic Group of Companies, Inc.	Kum & Go LC	Marriott International, Inc.
Interstate Bakeries	Kyocera America, Inc.	Mars North America
Intertape Polymer Group	L L Bean, Inc.	Marsh & McLennan Companies, Inc.
IREX Corporation	L-3 Communications Holdings, Inc.	Marshfield Clinic
Iron Mountain Group, Inc.	Lab Volt Systems	MARTA
The Irvine Company	Laboratory Corporation of America	Martin Marietta Materials, Inc.
ISS Facility Services, USA	Holdings	Martin’s Point Health Care
Isuzu Motors America, Inc.	Lance, Inc.	Mark Kay, Inc.
Ithaca College	LandAmerica Financial Group, Inc.	Maryland Department of Transportation
Itochu International, Inc.	Landstar System, Inc.	Masco Corporation
ITT Corporation	Lansing Board of Water & Light	Massey Energy Company
ITT Educational Services, Inc.	Lantech.com	Mattel, Inc.
ITT Industries – AES	Lear Corporation	Mayo Clinic
J B Hunt Transport Services, Inc.	Legal & General America	MBIA, Inc.
J C Penney Company, Inc.	Leggett & Platt, Inc.	McDermott Incorporated
J J Keller & Associates, Inc.	Lehman Brothers Holdings, Inc.	McDonald’s Corporation
The J M Smucker Company	Lennox International, Inc.	MCG Health, Inc.
J R Simplot Company	Leo Burnett Company, Inc.	The McGraw-Hill Companies, Inc.
Jackson County Bank	Leucadia National Corporation	McKesson Medical-Surgical
Jackson Hewitt Tax Services, Inc.	Lexmark International, Inc.	MDU Resources Group, Inc.
The Jackson Laboratory	LG Electronics USA, Inc.	MeadWestvaco Corporation
Jacobs Technology, Inc.	LGE MobileComm USA	Mecklenburg County
James Hardie Building Products	Liberty Diversified Industries	MedAire, Inc.
Janus Capital Group, Inc.	Liberty Media Corporation	Medco Health Solutions, Inc.

MDU Resources Group, Inc. Proxy Statement	B-11

Proxy Statement

Media General, Inc.	National City Corporation	Orbital Science Corporation
Medical Mutual of Ohio	National Futures Association	Oregon State Lottery
Meijer, Inc.	National Oilwell Varco	OSG Tap & Die, Inc.
MEMC Electronic Materials	National Safety Council	Oshkosh Corporation
Mercer University	National Security Technologies LLC	Owens & Minor, Inc.
Merck & Co., Inc.	Nationwide Insurance Company	Owens-Illinois, Inc.
Mercury General Corporation	Nature’s Sunshine Products, Inc.	Oxford Industries
Mercury Insurance Group	Navistar International Corporation	Oxford Instruments Measurement Systems
Merit Medical Systems	Navy Exchange Service Command	PACCAR, Inc.
Meritage Homes Corporation	NCCI Holdings, Inc.	Packaging Corporation of America
MeritCare Health System	NCMIC	Pactive Corporation
Merrill Corporation	NCR Corporation	Pall Corporation
Metaldyne	Nebraska Public Power District	Panasonic Automotive Systems Company
Metavante	Nelnet, Inc.	of America
Methodist Hospital System	New Hanover Regional Medical Center	Panduit Corporation
MetroPCS Communications, Inc.	The New York Times Company	Pantry, Inc.
Metropolitan Life Insurance Company	Newell Rubbermaid, Inc.	Papa John’s International
Metropolitan Transit Authority	Newmont Mining Corporation	PASCO Scientific
MFS Investment Management	NICOR, Inc.	Paychex
MGIC Investment Corporation	The Nielsen Company	Payless Shoesource, Inc.
MGM Mirage	NII Holdings, Inc.	Peabody Energy Corporation
Miami Children’s Hospital	NiSource, Inc.	Pearson Education
Michael Baker Corporation	NJM Insurance Group	Pegasus Solutions, Inc.
Michigan Farm Bureau – Family of	Noble Corporation	Penn State Hershey Medical Center
Companies	Noble Energy, Inc.	Penske Automotive Group, Inc.
Micro Dynamics	Norcal Waste Systems, Inc.	Pentair, Inc.
Microflex Corporation	The Nordam Group	Pentax USA, Inc.
MidAmerican Energy Company	Nordson Corporation	Pepco Holdings
Midwest Airlines	Nordstrom	Pepsi Bottling Group, Inc.
Midwest Research Institute	Norfolk Southern Corporation	PepsiAmericas, Inc.
Mike Albert Leasing, Inc.	Northeast Utilities System	PepsiCo, Inc.
Millipore Corporation	Northern Trust Corporation	Performance Food Group
Millward Brown – North America	Northrop Grumman Corporation	Perini Corporation
Milwaukee Electric Tool Corporation	Northwest Airlines, Inc.	Perkinelmer, Inc.
Mine Safety Appliances Company	Northwestern Mutual Life Insurance	Perot Systems Corporation
Mirant	Novell, Inc.	Perrigo Company
Mission Foods	Novellus Systems, Inc.	Peter Kiewit Sons’, Inc.
Missouri Department of Conservation	NRG Energy, Inc.	PetSmart, Inc.
Missouri Department of Transportation	NRUCFC	Pfizer, Inc.
Mitsubishi International Corporation	NSTAR	PG&E Corporation
Mitsui & Company USA, Inc.	Nucor Corporation	PGT Industries
MMS Consultants, Inc.	Nutri Systems, Inc.	Pharmavite LLC
Mohawk Industries	NVIDIA Corporation	PHH Arval
Mohegan Sun Casino	NVR, Inc.	PHI, Inc.
Molex, Inc.	NYSE Euronext	Phillips Plastics Corporation
Molina Healthcare, Inc.	O’Reilly Automotive, Inc.	Phoenix Companies, Inc.
Molson Coors	Oakland County Road Commission	Piantedosi Baking Company
Moneris Solutions US	Occidental Petroleum Corporation	Pilot Corporation America
Moneygram International, Inc.	Office Depot, Inc.	Pinnacle West Capital Corporation
Monster Worldwide, Inc.	OfficeMax	Pitney Bowes
Moody’s Corporation	OGE Energy Corporation	Plexus Corporation
Morgan Stanley	Ohio Public Employees Retirement System	Plum Creek Timber Co., Inc.
Motorola, Inc.	Ohio State University	PM Company
MPSI Systems, Inc.	Ohio State University Medical Center	PNC Financial Services Group
MSKCC	Oil-Dri Corporation of America	PNM Resources, Inc.
MTA Long Island Bus	Old Dominion Electric Cooperative	Polaris Industries, Inc.
MTD Products, Inc.	Old Republic International Corporation	PolyOne Corporation
MTS Systems Corporation	Olin Corporation	Popular, Inc.
Mueller Industries, Inc.	OM Group, Inc.	The Port Authority of NY & NJ
Murphy Oil Corporation	Omnicare, Inc.	Port of Portland
Mutual of Enumclaw Insurance Company	Onmicom Group, Inc.	PPG Industries, Inc.
Mutual of Omaha	One America Financial Partners, Inc.	PPL Corporation
Mylan, Inc.	One Beacon Insurance Group	Pratt Corporation
Nabors Industries, Ltd.	ONEOK, Inc.	Praxair, Inc.
Nalco Holding Company	Opus Corporation	Preformed Line Products Company
Nash-Finch Company	Orange County Government	Premier, Inc.
National Academies	Orange County Public Schools	Prestolite Wire Corporation

B-12	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Pride International, Inc.	Rohm and Haas Company	Southeastern Freight Lines
Prime Therapeutics	Rollins, Inc.	Southern Copper Corporation
Prince William Health System	Roper Industries	Southern Poverty Law Center
Principal Financial Group	Ross Stores, Inc.	Southwest Airlines Company
Priority Health	Rotary International	Southwest Gas Corporation
The Professional Golfers’ Association	Rowan Companies, Inc.	Space Dynamics Laboratory
of America	Royal Bank of Canada	Space Telescope Science Institute
Progress Energy, Inc.	Royal Caribbean Cruise Line	Sparrow Health System
The Progressive Corporation	RR Donnelley & Sons Company	Spectrum Health
Project Management Institute	RSM McGladrey	Spheris
ProLogis	Rush Enterprises, Inc.	Spirit AeroSystems Holdings
Providence Health Center	Rutgers University	Springs Global US, Inc.
Prudential Financial, Inc.	Ryder System, Inc.	Springs Window Fashions Division
PSS World Medical	Ryland Group, Inc.	St. Joseph Health System
Public Service Enterprise Group, Inc.	S&C Electric Company	St. Louis County Government
Public Storage	SAC Federal Credit Union	St. Mary’s at Amsterdam
Public Utility District #1 of Chelan County	Safilo USA	Stampin’ Up!
Publix Super Markets, Inc.	SAGE Publications	Standard Pacific Homes
Puget Energy, Inc.	Sakura Finetek USA, Inc.	Staples, Inc.
Pulte Homes, Inc.	Sally Beauty Company	Starwood Hotels & Resorts Worldwide
QBE Regional Insurance	Salt River Project	State Corporation Commission
QTI Human Resources	Samuel Roberts Noble Foundation	State Employee Credit Union
QUALCOMM, Inc.	San Antonio Water System	State of Ohio – Human Resources
Qualex, Inc.	San Manuel Band of Mission Indians	Department
Quality Ingredients Corporation	Sanofi Pasteur	State of Oregon
Quanta Services, Inc.	Sargent Fletcher, Inc.	State Personnel Administration
Quest Diagnostics Incorporated	Sauer-Danfoss, Inc.	Stephan Company
Questar Corporation	SCANA Corporation	Sterilite Corporation
Qwest Communications International, Inc.	ScenPro, Inc.	STERIS
R L I Insurance Company	SCF of Arizona	Sterling Bank
R L Polk & Company	Schaumburg Township District Library	Stewart & Stevenson
Rackspace	Schlumberger, Ltd.	Strategic Resources, Inc.
Radio Shack Corporation	Schneider Electric	Strattec Security Corporation
Range Resources Corporation	Schneider National, Inc.	Stream
Raytheon Company	Schwan Food Company	Stryker Corporation
RCN	Seaboard Corporation	Subaru of Indiana Automotive, Inc.
REA Magnet Wire Company, Inc.	Sealed Air Corporation	Sulzer Pumps US, Inc.
Recon Optical, Inc.	Sealy, Inc.	Sundt Companies
Recycled Paper Greetings, Inc.	Sears Holdings Corporation	Superior Industries International, Inc.
Red Wing Shoe Company	Seco Tools, Inc.	SuperValue
Redcats USA	Securitas Security Services USA	SureWest Communications Company
Regal Entertainment Group	Self Regional Healthcare	Syar Industries, Inc.
The Regence Group	SEMCO Energy	Sybron Dental Specialties
Regency Centers Corporation	Sensient Technologies Corporation	Sykes Enterprises
Regions Financial Corporation	Sentara Healthcare	SYNNEX Corporation
Reinsurance Group of America	Sentry Group	Synovate
Reliance Steel & Aluminum Company	Sentry Insurance	Synthes
Reliant Energy	The ServiceMaster Company	Syracuse Research Corporation
Renaissance Learning, Inc.	Seventh Generation	T. Rowe Price Group, Inc.
Rent-A-Center, Inc.	Shands HealthCare	Tastefully Simple
Republic Services, Inc.	Sharp Electronics Corporation	TD Banknorth
Resurgent Capital Services	Simmons Bedding Company	Tech Data Corporation
Rewards Network	Simon Property Group, Inc.	Tecolote Research, Inc.
Rexel, Inc.	Simpson Housing LLLP	TelAlaska, Inc.
Reynolds American, Inc.	Sitel	Tele-Consultants, Inc.
Rice University	SJE-Rhombus	Teleflex
RiceTec, Inc.	Skyline Displays, Inc.	Tenet Healthcare Corporation
Rich Products Corporation	SkyWest, Inc.	Tesoro Corporation
Richco	Smead Manufacturing Corporation	Texas County & District Retirement System
Ricoh Electronics, Inc.	SMSC Gaming Enterprise	Texas Industries, Inc.
Rimage Corporation	Smurfit-Stone Container Corporation	Texas Mutual Insurance Company
Rite – Hite Corporation	The Solae Company	Thrifty White Stores
Robert Bosch Corporation	Solo Cup Company	Time Warner, Inc.
Robert Bosch Tool Corporation	Solvere	TIMET
Robert Half International, Inc.	South Jersey Gas Company	Title Resource Group
Roche Diagnostics	Southco, Inc.	TJX Companies, Inc.
Rockwood Holdings, Inc.	Southeast Corporate Federal Credit Union	The Topps Company, Inc.

MDU Resources Group, Inc. Proxy Statement	B-13

Proxy Statement

The Toro Company	USAA	Westfield Group
Trane	USG Corporation	Westlake Chemical Corporation
Transocean Offshore, Inc.	UST, Inc.	Weston Solutions Inc
Travel Guard - AIG	Utah Retirement Systems	Weyerhaeuser Company
Travis County	Utah Transit Authority	Wheaton Franciscan Healthcare
Treasure Island Resort & Casino	Utica National Insurance	Whirlpool Corporation
Tribune Company	V S E Corporation	White Mountains Insurance Group, Ltd.
Tri-Met	Vail Resorts, Inc.	Whole Foods Market, Inc.
Trinity Health	Valero Energy Corporation	Wilbur Smith Associates
Triwest Healthcare Alliance	The Valspar Corporation	The Wilder Foundation
TRMI, Inc.	Van Andel Institute	Willamette Falls Hospital
Tupperware Corporation	Vangent, Inc.	Williams Companies
Turner Broadcasting System, Inc.	Vectren Corporation	Williams-Sonoma, Inc.
Tyco Electronics	Velcro Group Corporation	WilmerHale
UAL Corporation	Venetian Resort-Hotel-Casino	Windstream Communications
Ulticom, Inc.	Ventura Foods, LLC	Winn-Dixie Stores, Inc.
UMDNJ-University of Medicine &	Venturedyne, Ltd.	Wisconsin Energy Corporation
Dentistry	Verisign, Inc.	Wisconsin Physicians Service Insurance
Underwriters Laboratories, Inc.	Verizon Communications, Inc.	Corporation
Unified Grocers	Vernay Laboratories, Inc.	Wm. Wrigley Jr. Company
Union Pacific Corporation	Vesuvius USA	WMS
Union Tank Car Company	VF Corporation	World Access
UnionBanCal Corporation	Viacom, Inc.	World Fuel Services Corporation
Unisys Corporation	Viant Health Payment Solutions	World Vision United States
United Rentals	Viasystems Group, Inc.	World Wildlife Fund
United States Steel Corporation	Viejas Enterprise	Wyeth
United Stationers, Inc.	Virgin Media, Inc.	Wyle Laboratories
United Technologies Corporation	Virginia Farm Bureau Insurance Service	Wyndham Worldwide
UnitedHealth Group, Inc.	Visiting Nurse Service of New York	Xcel Energy, Inc.
Unitrin, Inc.	Visteon Corporation	Xerox Corporation
Univar USA, Inc.	Vonage Holding Corporation	XL Capital, Ltd.
Universal Forest Products, Inc.	Vornado Realty Trust	XTO Energy, Inc.
Universal Instruments Corporation	Vulcan Materials Company	Yamaha Corporation of America
Universal Orlando	W C Bradley Company	Yankee Candle Company
University Health System Consortium	W R Berkley Corporation	Yokogawa
University of Akron	W R Grace & Company	YRC Worldwide, Inc.
University of Alabama at Birmingham	W W Grainger, Inc.	YSI
University of Alaska	Wachovia Corporation	Yum! Brands, Inc.
University of California at Berkeley	Wackenhut Services, Inc.	Zale Corporation
University of Chicago	Wake County Government	Zeon Chemicals L.P.
University of Georgia	Walgreen Company	Zimmer, Inc.
University of Houston	Wal-Mart Stores, Inc.	Zions Bancorporation
University of Kansas Hospital	Walt Disney Company	Zurich North America
University of Louisville	Walter Industries, Inc.
University of Michigan	Washington Mutual, Inc.
University of Minnesota	The Washington Post Company	Companies Surveyed
University of Missouri	Washington Savannah River Company	Using Equilar
University of Nebraska	Washington University in St. Louis
University of Pennsylvania	Waste Management, Inc.
University of Rochester	Waters Corporation	Alleghany Corp
University of St. Thomas	Watlow Electric	ALLETE Inc
University of Texas at Austin	Watson Pharmaceuticals, Inc.	Alliance One International Inc
University of Texas M D Anderson Cancer	Wayne Memorial Hospital	Alliant Energy Corp
Center	Weatherford International	Allis Chalmers Energy Inc
University of Texas Southwestern Medical	Weis Markets, Inc.	Amcol International Corp
Center	Wellcare Health Plans	Ameren Corp
University of Virginia	Wellmark BlueCross BlueShield	Anixter International Inc
University of Wisconsin Hospital & Clinics	WellPoint, Inc.	Apache Corp
University of Wisconsin Medical	Wells Fargo & Company	Arch Chemicals Inc
Foundation	Wells’ Dairy, Inc.	Arch Coal Inc
University Physicians, Inc.	Wendy’s International	Argan Inc
Unum Group	Werner Enterprises, Inc.	Asbury Automotive Group Inc
UPS	WESCO International, Inc.	ATC Technology Corp
URS Corporation	West Virginia University Hospitals	ATP Oil & Gas Corp
US Airways Group, Inc.	Western Refining, Inc.	Autoliv Inc
US Bancorp	Western Textile Companies	Avista Corporation
US Cellular Corporation	The Western Union Company	Basic Energy Services Inc

B-14	MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Bemis Co Inc	Haynes International Inc	Pride International Inc
Berry Petroleum Co	Healthways Inc	Primus Telecommunications Group Inc
BJ Services Co	Hecla Mining Co	Progress Software Corp
Black Hills Corp	Helix Energy Solutions Group Inc	Public Service Enterprise Group Inc
Cabot Corp	Helmerich & Payne Inc	Quanta Services Inc
Cabot Oil & Gas Corp	Hercules Inc	Quest Resource Corp
Cal Dive International Inc	Hercules Offshore Inc	Questar Corporation
Caraustar Industries Inc	Hillenbrand Inc	Rackspace Hosting Inc
CB Richard Ellis Group Inc	Horizon Offshore Inc	Range Resources Corp
CH Energy Group Inc	Houston Exploration Co	Readers Digest Association Inc
Chart Industries Inc	Hovnanian Enterprises Inc	RealNetworks Inc
Chicago Bridge & Iron Co	Imation Corp	Regal Beloit Corp
Cimarex Energy Co	Integrys Energy Group Inc	Regency Energy Partners LP
Citadel Broadcasting Corp	Jarden Corp	Rex Energy Corp
Citizens Republic Bancorp Inc	Kaydon Corp	Robbins & Myers Inc
CMS Energy Corp	KB Home	Rowan Companies Inc
CNX Gas Corp	KBR Inc	Rural Cellular Corp
Columbus McKinnon Corp	Kelly Services Inc	Sanderson Farms Inc
Comfort Systems USA Inc	Key Energy Services Inc	Sandridge Energy Inc
Commercial Vehicle Group Inc	KLA Tencor Corp	SCANA Corporation
Compass Minerals International Inc	Kraton Polymers LLC	Seitel Inc
Complete Production Services Inc	Layne Christensen Co	Sempra Energy
Comstock Resources Inc	Leap Wireless International Inc	South Financial Group Inc
Comsys IT Partners Inc	Lexmark International Inc	Southwest Gas Corporation
Concho Resources Inc	Libbey Inc	Southwestern Energy Co
Consolidated Edison Inc	Linn Energy LLC	SRA International Inc
Core Laboratories	Mariner Energy Inc	St Mary Land & Exploration Company
Crosstex Energy LP	MarkWest Energy Partners LP	Standex International Corp
Crown Castle International Corp	MarkWest Hydrocarbon Inc	Stanley Works
Delta Petroleum Corp	Martin Marietta Materials Inc	Stanley Inc
Deluxe Corp	Matrix Service Co	Sterling Constructions Co Inc
Denburgy Resources Inc	McMoRan Exploration Co	Strategic Hotels & Resorts Inc
Diamond Offshore Drilling Inc	Meadow Valley Corp	Suburban Propane Partners LP
Donaldson Co Inc	Nabors Industries Ltd	Superior Energy Services Inc
DPL Inc	National Fuel Gas Co	Superior Well Services Inc
Duke Energy Corp	NETGEAR Inc	Swift Energy Company
Dycom Industries Inc	New York Community Bancorp Inc	SXC Health Solutions Inc
Edge Petroleum Corp	Newfield Exploration Co	Teck Cominco Ltd
EMCOR Group Inc	Nexen Inc	Texas Industries Inc
Encore Acquisition Co	NiSource Inc	Thomas & Betts Corp
EnPro Industries Inc	Noble Corp	Toro Co
Ensco International Inc	Noble Energy Inc	Transmeridian Exploration Inc
EOG Resources Inc	Northeast Utilities	Trimble Navigation Ltd
EQT Corp	NorthWestern Corp	TW Telecom Inc
Exco Resources Inc	Northwestern Natural Gas Company	US Concrete Inc
Exelon Corp	NSTAR	UGI Corp
F5 Networks Inc	NV Energy Inc	Unit Corp
Fluor Corp	Oceaneering International Inc	Unitil Corp
Forest Oil Corp	OGE Energy Corp	USEC Inc
Foster Wheeler AG	Olin Corp	USG Corp
Freightcar America Inc	ONEOK Inc	Valmont Industries Inc
Fuller H B Co	Parallel Petroleum Corp	Vectren Corp
Furniture Brands Internationals Inc	Parker Drilling Co	Venoco Inc
GATX Corp	Patterson UTI Energy Inc	Vulcan Materials Co
Genessee & Wyoming Inc	Paychex Inc	W&T Offshore Inc
Glatfelter P H Co	Penn Virginia Corp	Wellman Inc
Global Industries Ltd	Penn West Energy Trust	Westar Energy Inc
Goodrich Petroleum Corp	Pepco Holdings Inc	Whiting Petroleum Corp
Granite Construction Inc	Petrohawk Energy Corporation	Willbros Group Inc
Great Lakes Dredge & Dock Corp	PG&E Corp	Wisconsin Energy Corp
Green Mountain Coffee Roasters Inc	Pioneer Drilling Co	Xcel Energy Inc
Grey Wolf Inc	Pioneer Natural Resources Co	XTO Energy Inc
Group 1 Automotive Inc	Plains Exploration & Production Co
Harris Corp	Polaris Industries Inc

MDU Resources Group, Inc. Proxy Statement	B-15

Proxy Statement

(This page has been left blank intentionally.)

B-16	MDU Resources Group, Inc. Proxy Statement

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/mdu
Use the Internet to vote your proxy until 12:00 p.m. (CDT) on Monday, April 25, 2011.

TELEPHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on Monday, April 25, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to MDU Resources Group, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Telephone or Internet, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote “FOR” all nominees and “FOR” Items 2, 3 and 4.

1.	Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01.	Thomas Everist	☐	☐	☐	06.	Thomas C. Knudson	☐	☐	☐
02.	Karen B. Fagg	☐	☐	☐	07.	Richard H. Lewis	☐	☐	☐

Please fold here – Do not separate

03.	Terry D. Hildestad	☐	☐	☐	08.	Patricia L. Moss	☐	☐	☐
04.	A. Bart Holaday	☐	☐	☐	09.	Harry J. Pearce	☐	☐	☐
05.	Dennis W. Johnson	☐	☐	☐	10.	John K. Wilson	☐	☐	☐

2.	Approval of the material terms of the performance goals under the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan for purposes of Internal Revenue Code Section 162(m).			☐	For	☐	Against	☐	Abstain

3.	Ratification of Deloitte & Touche LLP as the company’s independent auditors for 2011.			☐	For	☐	Against	☐	Abstain

4.	Advisory vote to approve the compensation paid to the company’s named executive officers.			☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote “FOR 1 YEAR” in Item 5.

5.	Advisory vote on frequency of vote to approve the compensation paid to the company’s named executive officers.	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES, FOR ITEMS 2, 3 AND 4, AND FOR 1 YEAR IN ITEM 5.

Date _____________________________________
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MDU RESOURCES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 26, 2011
11:00 a.m. Central Daylight Saving Time

909 Airport Road
Bismarck, ND

1200 West Century Avenue	proxy

Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000

This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders on April 26, 2011.

This proxy will also be used to provide voting instructions to New York Life Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

The undersigned hereby appoints Harry J. Pearce and Paul K. Sandness and each of them, proxies, with full power of substitution, to vote all Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Saving Time, April 26, 2011, at 909 Airport Road, Bismarck, ND, and at any adjournment(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side. Your vote is important! Ensure that your shares are represented at the meeting. Either (1) submit your proxy by touch-tone telephone, (2) submit your proxy by Internet or (3) mark, date, sign and return this proxy card in the envelope provided (no postage is necessary if mailed in the United States). If no directions are given, the proxies will vote in accordance with the Directors’ recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

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